As filed with the Securities and Exchange Commission on November 19, 2025

Registration No.  333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NYAE GROUP INC.
(Exact name of Registrant as specified in its charter)

Not Applicable (Translation of Registrant’s name into English)

New York	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification number)

90 STATE ST

STE 700 OFFICE 40

ALBANY NEW YORK 12207

UNITED STATES

Tel: + (86) 0755 8271838

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mr. Liu Wen

6 West 18th Street,

11th Floor ,

New York, NY,  10011

UNITED STATES

Tel: + (86)  0755 8271838

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

[Main counsel]	[other counsel]

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.       Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has  elected not to use the  extended transition period  for  complying with  any new  or revised  financial  accounting standards† provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

†  The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting  Standards Board to its Accounting Standards Codification after April 5, 2012.

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Ordinary shares, par value $0.0001 per share(2)	770,000	$2.20	$1,694,000	$233.94
Total			$1,694,000	$233.94

(1)

The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)

In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions. Includes________ ordinary shares which may be issued upon exercise of the underwriters ’ over-allotment option.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant  shall file  a further amendment which  specifically  states that this registration  statement  shall thereafter  become  effective  in  accordance  with  Section  8(a)  of  the  Securities  Act  of  1933,  as  amended,  or  until  the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)	Dated November 19, 2025

770,000 Ordinary Shares

NYAE GROUP INC.

This is the initial public offering of our ordinary shares. We are offering [770,000] ordinary shares, par value $0.0001 per share. We expect the initial public offering price of the shares to be in the range of $[2.00] to $[2.20] per share. Prior to this offering, there has been no public market for our ordinary shares. We intend to apply to have our ordinary shares listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NYAE.” We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq; however, we will not complete this offering unless we are so listed.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and will be subject to reduced public company reporting requirements.

Investing  in  our  ordinary  shares  is  highly  speculative  and  involves  a  significant  degree  of  risk.    See  “Risk  Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered before making a decision to purchase our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds to us, before expenses	$	$

(1)  The underwriter will receive compensation in addition to such discount and commissions as set forth under “Underwriting.”

We have granted the underwriter a 45-day option to purchase up to an additional ___________ ordinary shares at the public offering price, less the discount, to cover any over-allotments.

The underwriter expects to deliver the ordinary shares against payment as set forth under “Underwriting”, on or about November 18, 2025.

UNDERWRITER LOGO

The date of this prospectus is November 18, 2025

You  should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any free-writing prospectus. We are offering to sell, and seeking offers to buy, the ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares.

i

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes and the risks described under “Risk Factors” beginning on page 9. We note that our actual results and future events may differ significantly based upon a number offactors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as ofthe date on the cover ofthis prospectus.

All references to “we,” “us,” “our,” “Company,” “Registrant” or similar terms used in this prospectus refer to  NYAE GROUP INC.,  a  company  organized  under  the  laws  of the  New York  (“NYAE”),  including  its consolidated subsidiaries and variable interest entities (“VIEs”), unless the context otherwise indicates. We currently conduct our business through Shenzhen Arts Exchange Culture Development Co., Ltd. (“Shenzhen Arts Exchange”), China International Assets and Equity of Artworks Exchange Limited (“International Exchange”) and Global Arts Exchange (HK) Limited (“Global Arts Exchange”), our operating entities in China and HongKong.

“PRC” or “China” refers to the People's Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau, “RMB” or “Renminbi” refers to the legal currency of China and “$”, “ US$” or “ U.S. Dollars” refers to the legal currency of the United States. “HK” or “Hong Kong” refers to the Hong Kong Special Administrative Region, “HK$” refers to the legal currency of  Hong Kong.

Our Business

We are an online provider of collectibles and artwork e-commence services in Hong Kong, which allow collectors, artists, art dealers and owners to access a much bigger art trading market where they can engage with a wider range of collectibles or artwork  investors  than  they  could  likely encounter  without our  platforms. We currently facilitate trading by  individual customers of all kinds of collectibles, artworks and commodities on our leading online platforms in Hong Kong, namely the Fair Artwork Appraisal and Evaluation Center (Shenzhen) Co., LTD and Global Arts Exchange Limited. We commenced our operations in March  2024  and our  customer trading volume has been  growing rapidly  since then. We also provide online and offline integrated marketing, storage and technical maintenance service to our customers in China.

According to the statistics of the Ministry of Commerce of the People’s Republic of China, in 2023, e-commerce realized sales growth of 26.8% in China. On many mainstream e-commerce platforms, cultural products such as arts and crafts flourished and developed rapidly, and art e-commerce is gradually growing. Online trading has become a major trend of the global collectible and art trade. As a comprehensive service company with rich cultural and art collection market operations and marketing, we seize current development opportunities and provide online and offline supporting services for domestic and international art e- commerce platforms. We plan to build a complete art business e-commerce service chain to serve the industry.

We  provide  customers  of  our  online  platform  with  comprehensive  services, including  account opening, art  investment education, market information, research, real-time customer support, and artwork warehousing services. Most services are delivered  online  through  our  proprietary  client  software  and  call  center. Our client software  provides not only market information and analysis, but also interactive functions including live discussion boards and instant messaging with customer service representatives, which we believe enhances our customers ’ engagement. Internally, we collect and analyze customer behavior and communications data from our client software, customer relationship management system and the exchanges in accordance with laws and regulations, which allow us to better understand, attract and serve our customers.

We provide  industry solutions and related  software products,  system  development  and  technical  support  services  for  our cooperation e-commence platform customers.

1

We strive to minimize conflicts of interest with our customers, which we believe is essential for our long-term success. Under the trading rules of the two exchange platforms we operate on, we do not set, quote or influence the trading prices, and cannot access our customers ’ money.

We have achieved substantial growth since our commencement of operations in March 2024. We recorded net income of approximately $2.6 million in 2024.

Our Strategy

We strive to continue building a collectible and artwork trading platform that is highly trusted by individual customers. To achieve this objective, we plan to implement the following strategies:

•	strengthen our brand and market position;
•	introduce new collectibles and artwork products;
•	explore mini-account business;
•	selectively explore acquisition opportunities; and
•	continue to attract, cultivate and retain talent

We face additional risks and uncertainties related to our corporate structure and the regulatory environment in China. Please see “Risk Factors” and other information included in this prospectus for a discussion of these and other risks and uncertainties that we face.

2

On April  18,  2024, Global Arts Exchange (HK) Limited(“Global Arts Exchange”) was incorporated under Hong Kong law. On May 9, 2025, NYAE GROUP INC. acquired all the outstanding equity interests of Global Arts Exchange from its original shareholder. Effective from May 9, 2025, Global Arts Exchange became our wholly-owned subsidiary. Global Arts Exchange provides our customers with online platform in Hong Kong.

The  following  diagram  illustrates  our  corporate  structure,  including  our  majority  owned  or  controlled  subsidiaries  and consolidated affiliated entities, as of the date of this prospectus:

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Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
•	our insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals, and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Variable Interest Entity Arrangements

In establishing our business, we have used a variable interest entity, or VIE, structure. In the PRC, investment activities by foreign  investors  are  principally governed  by  the  Guidance Catalog  of  Industries for Foreign Investment, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. In June 2024, the Guidance Catalog of Industries for Foreign Investment was replaced by the Special Administrative Measures (Negative List) for Foreign Investment Access (2024 Version), or the Negative List. The Negative List divides industries into two categories: restricted and prohibited. Industries not listed in the Negative List are generally open to foreign investment unless specifically restricted by other PRC regulations. Our Company and the WFOE are considered as foreign investors or foreign invested enterprises under PRC law.

Though the business we conduct or will conduct through each variable interest entity is not within the category in which foreign investment is currently restricted under the Negative List or other PRC Laws, we expect that in the future Shenzhen Fair Artwork Center  will engage in marketing survey services for online marketplaces. Marketing survey services are within the category in which foreign investment is restricted pursuant to the Negative List. In addition, we intend to centralize our management and operation in the PRC to avoid being restricted in conducting certain business activities which are important for our current or future business but are currently restricted or might be restricted in the future. As such, we believe the agreements between the WFOE and each variable interest entity are necessary and essential for our business operation. These contractual arrangements with each variable interest entity and its shareholders enable us to exercise effective control over the variable interest entities and hence consolidate their financial results as our VIE.

In our case, the WFOE effectively assumed management of the business activities of each our variable interest entities through a  series  of agreements which  are referred to  as the VIE Agreements. The VIE Agreements  are  comprised  of a  series  of agreements, including a Technical Consultation and Service Agreement, a Business Cooperation Agreement, an Equity Pledge Agreement, an Equity Option Agreement, and a Voting Rights Proxy and Finance Supporting Agreement. Through the VIE Agreements, the WFOE has the right to advise, consult, manage and operate the variable interest entity for an annual consulting service fee in the amount of 100% of the variable interest entity’s net profit. The Shareholders of the variable interest entity have pledged all of their right, title and equity interest in the variable interest entity as security for the WFOE to collect consulting  services fees provided to the variable interest entity through the Equity Pledge Agreement. In order to further reinforce the WFOE’s right to control and operate the variable interest entity, the variable interest entity’s shareholders have granted the WFOE an exclusive right and option to acquire all of their equity interests in the variable interest entity through the Equity Option Agreement.

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The WFOE has entered into a series of VIE agreements with Shenzhen Fair Artwork Center  and Shenzhen Fair Artwork Center ’s shareholders, upon the same material terms as described above. The material terms of the VIE Agreements with Shenzhen Fair Artwork Center  are as follows:

Technical Consultation and Service Agreement. Pursuant to the Technical Consultation and Service Agreement between the WFOE and Shenzhen Fair Artwork Center  dated May 8, 2025, the WFOE has the exclusive right to provide consultation and services to Shenzhen Fair Artwork Center   in the  areas  of funding, human resources, technology and  intellectual property rights. For  such  services, Shenzhen Fair Artwork Center  agrees to pay service fees in the amount of 100% of its net income and also has the obligation to absorb 100% of its own losses. The WFOE exclusively owns any intellectual property rights arising from the performance of this Technical Consultation and Service Agreement. The amount of service fees and the payment term can be amended by the WFOE with Shenzhen Fair Artwork Center ’s consultation and implementation. The term of the Technical Consultation and Service Agreement is 20 years. The WFOE may terminate this agreement at any time by giving 30 days ’ written notice to Shenzhen Fair Artwork Center .

Equity Pledge Agreement. Pursuant to those Equity Pledge Agreements  among the WFOE, Shenzhen Fair Artwork Center  and Shenzhen Fair Artwork Center ’s shareholders dated May 8, 2025 (collectively, the “Pledge”), each of Shenzhen Fair Artwork Center ’s shareholders pledged all of its equity  interests  in  Shenzhen Fair Artwork Center  to the WFOE to  guarantee  Shenzhen Fair Artwork Center ’s performance  of relevant  obligations and indebtedness under the Technical Consultation and Service Agreement and other control agreements (collectively, the “Control Agreement”). If Shenzhen Fair Artwork Center  breaches its obligations under the Control Agreement, the WFOE, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interests in order to recover the damages associated with such breaches. The Pledge shall be continuously valid until all of Shenzhen Fair Artwork Center ’s shareholders are no longer shareholders of Shenzhen Fair Artwork Center , or until the satisfaction of all Shenzhen Fair Artwork Center ’s obligations under the Control Agreement.

Equity Option Agreement. Pursuant to those Equity Option Agreements among the WFOE, Shenzhen Fair Artwork Center  and Shenzhen Fair Artwork Center ’s shareholders dated May 8, 2025, WFOE has the exclusive right to require that Shenzhen Fair Artwork Center ’s shareholders fulfill and complete all approval and registration procedures required under PRC laws for the WFOE to purchase, or designate one or more persons to purchase, such shareholders ’ equity interests in Shenzhen Fair Artwork Center , in one or multiple transactions, at any time or from time to time, at the WFOE’s sole and absolute discretion. The purchase price shall be the lowest price allowed by PRC laws.  The  Equity  Option  Agreements  shall  remain  effective  until  all  the  equity  interests  owned  by Shenzhen Arts Exchange’s shareholders have been legally transferred to the WFOE or its designee(s).

Voting Rights Proxy and Financial Supporting Agreement. Pursuant to those Voting Rights Proxy and Financial Supporting Agreements among the WFOE, Shenzhen Fair Artwork Center  and Shenzhen Fair Artwork Center ’s  shareholders dated May  8, 2025, Shenzhen Fair Artwork Center ’s shareholders irrevocably appointed the WFOE or the WFOE’s designee to exercise all of his or her rights as a shareholder of Shenzhen Fair Artwork Center  under the Articles of Association of Shenzhen Fair Artwork Center , including but not limited to the power to exercise all such shareholder’s voting rights with respect to all matters to be discussed and voted in Shenzhen Fair Artwork Center  shareholder meetings. The term of the Voting Rights Proxy and Financial Supporting Agreements is 20 years.

5

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible  to  take  advantage of  certain exemptions  from  various reporting  and  financial  disclosure  requirements that  are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding  advisory  vote  on  executive  compensation  and  shareholder  approval  of  any  golden  parachute  payments  not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our ordinary shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with  new  or  revised  accounting  standards. As a  result, an emerging  growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

6

The Offering
Securities being offered:	770,000 ordinary shares(1).
Initial offering price:	The purchase price for the shares will be between $2.00 and $2.20 per ordinary share.

Number of ordinary shares outstanding before the offering:	12,400,000 of our ordinary shares are outstanding as of the date of this prospectus.
Number of ordinary shares outstanding after the offering[1] :	13,170,000 ordinary shares
Gross proceeds to us, net of underwriting discount but before expenses:	Between $__ and $__, based on an offering price between $__ and $___.

Use of proceeds:

We plan to use the net proceeds from this offering as follows: (i) US$       million to invest in information technology infrastructure and proprietary software; (ii) US$      million  to  develop  new  businesses,  including  our  trading  service  business  on  our online platform under Global Arts Exchange Limited; (iii) US$      million to promote our brand and services;  and  management   and  for  other  general  corporate  purposes.   For  more information on the use of proceeds, see “Use of Proceeds” on page 39.

Lock-up

All  of  our  directors  and  officers  and  certain  shareholders  have  agreed  with  the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of 6 months after the date of this prospectus.  See “Shares  Eligible for  Future Sale”  and  “Underwriting”  for  more information.

Proposed NASDAQ Symbol:	NYAE
Risk factors:

Investing in our ordinary shares involves a high degree of risk. As an investor you should  be  able  to  bear  a  complete  loss  of your  investment.  You  should  carefully consider the information set forth in the “Risk Factors” section beginning on page 9.

1	In addition, we may issue up to __ ordinary shares pursuant to the underwriters ’ over-allotment option.

2	Excludes ordinary shares underlying underwriters ’ warrants and ordinary shares pursuant to the underwriters ’ over-allotment option.

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SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated financial statements for the year ended December 31, 2024 are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The following table presents our summary consolidated statement of comprehensive income for the year ended December 31, 2024.

For the year
ended
December 31,
2024

Revenues:
Revenues	$5,360,200
Other revenues – related parties	32,065
Sales taxes	(39,565)
Total operating revenues, net	5,352,700

Cost of revenues	(500,375)

Gross Profit	4,852,325

Operating expenses
Selling expenses	(1,627,488)
General and administrative expenses	(557,689)
Total operating expenses	(2,185,177)

Other income (expense)
Other expenses, net	(43,010)

Income before income taxes	2,624,138

Provision for income taxes	-
Net income	$2,624,138

The following table presents our summary consolidated balance sheet data as of December 31, 2024.

As of
December 31,
2024
Current assets	$3,402,171
Other assets	1,095,021
Total assets	4,497,192
Total liabilities	1,849,017
Total shareholders ’ equity	$2,648,175

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RISK FACTORS

An investment in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our ordinary shares. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our ordinary shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history in an evolving market, which makes it difficult to evaluate our future prospects.

We launched our company in 2024 and have a limited operating history. As our business develops, or in response to competition, we may continue to introduce new services or make adjustments to our existing services, or make adjustments to our business model. In connection with the introduction of new services, or in response to general economic conditions, we may impose more stringent customer qualifications to ensure the quality of our customers, which may negatively affect the growth of our business. Any significant change to our business model may not achieve expected results and may have a material and adverse impact on our financial conditions and results of operations. It is therefore difficult to effectively assess our future prospects.

If we fail to educate potential clients about the value of our services, if the market for our marketplace does not develop as we expect, or if we fail to address the needs of our target market, our business and results of operations will be harmed.

Our historical financial results may not be indicative of our future performance.

Our business has achieved rapid growth since our inception. Our net revenue increased from $ nil for the period from March 2024 (when we started our business) to $5.4 million for the year ended December 31, 2024. However, our historical growth rate and the limited history of our operations make it difficult to evaluate our prospects. We may not be able to sustain our historically rapid growth or may not be able to grow our business at all.

The global economy and the financial markets may negatively afect our business and clients, as well as the supply of and demand for works ofart.

Our business is affected by global, national and local economic conditions since the services we provide are discretionary and we depend, to a significant extent, upon a number of factors relating to discretionary consumer spending in China and Hong Kong. These factors include economic conditions and perceptions of such conditions by traders of collectibles and artwork, employment rates, the level of their disposable income, business conditions, interest rates, availability of credit and levels of taxation in regional and local markets. There can be no assurance that our services will not be adversely affected by changes in general economic conditions in China, Hong Kong and globally.

The art market is influenced over time by the overall strength and stability of the global economy and the financial markets, although this correlation may not be immediately evident. In addition, political conditions and world events may affect our business through their effect on the economy, as well as on the willingness of potential buyers and sellers to invest and sell art in the wake of economic uncertainty.

9

The demand for art and collectibles are unpredictable, which may cause significant variability in our results of operations.

The demand for art is influenced not only by overall economic conditions, but also by changing trends in the art market as to which collecting categories and artists are most sought after and by the preferences of individual collectors. These conditions and trends are difficult to predict and may adversely impact our ability to obtain and sell consigned property, potentially causing significant variability in our results of operations from period to period.

A decline in trading volumes will decrease our trading revenues.

Trading  volumes  are  directly  affected  by  economic,  political  and  market  conditions,  broad  trends  in  business  and  finance, unforeseen market closures or other disruptions in trading, the level and volatility of interest rates, inflation, changes in price of collectibles and artwork and the overall level of investor confidence. In recent years, trading volumes across our markets have fluctuated depending on market conditions and other factors beyond our control. Because a significant percentage of our revenues are tied directly to the trading volumes on our markets, it is likely that a general decline in trading volumes would lower revenues and may adversely affect our operating results. Declines in trading volumes may also impact our market share or pricing structures and adversely affect our business and financial condition.

Due to the nature of our business, valuable works of art are stored at our facilities. Such works of art could be subject to damage or theft, which could have a material adverse effect on our operations, reputation and brand.

Valuable works of art are stored at our facilities. Although we maintain security measures at our premises, valuable collectibles and artwork may be subject to damage or theft. The damage or theft of valuable property despite these security measures could have a material adverse impact on our business and reputation.

System limitations or failures could harm our business.

Our businesses depend on the integrity and performance of the technology, computer and communications  systems supporting them. If our systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new services. These consequences could result in financial losses and decreased customer service and satisfaction. If trading volumes increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

The success of our business depends on our ability to market and advertise the services we provide effectively.

Our ability to establish effective marketing campaigns is the key to our success. Our advertisements promote our corporate image and our services. If we are unable to increase awareness of our brand, the benefits of using  our trading platform to invest in collectibles and artwork, and that such investment is secure, we may not be able to attract new traders. Our marketing activities may not be successful in promoting our services or in retaining and increasing our trader base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may result in a material adverse effect on our results of operations.

10

If we do not compete effectively, our results of operations could be harmed.

The art e-commence industry is highly fragmented and competitive with relatively low entry barriers. We compete primarily on the basis of our technology, comprehensive customer service and brand recognition. Our competitors may compete with us in the following ways:

•	provide services that are similar to ours, or that are more attractive to customers than ours;
•	provide products and services we do not offer;
•	offer aggressive rebates to gain market share and to promote their businesses;
•	adapt at a faster rate to market conditions, new technologies and customer demands;
•	offer better, faster and more reliable technology; and
•	market, promote and provide their services more effectively.

Although we do not compete against other trading service providers solely based on prices, if our competitors offer their services at lower prices, we may be forced to provide aggressive discounts or rebates to our customers and our commission and fees may decrease. Reduction in commissions and fees without a commensurate reduction in expenses would lower our profitability.

In addition, there are over 10 art e-commence platforms operating in Hong Kong, through which individual customers can open accounts and trade all kinds of artworks on those exchanges. Recently, certain Internet companies also launched art e-commence trading services.

Some of these competitors may have greater financial resources or a larger customer base than we do, and if we fail to compete effectively, our market position, business prospects and results of operations would be adversely affected.

The art e-commence market is highly competitive and many traditional art galleries and auction houses may provide a platform for artwork owners to sell their collections. However their trading model is substantially different from ours. As of December 31, 2024, there were over 50 active art e-commence platforms operating nationwide in China. The trading service providers compete with each other for customers and trading volume based on factors including brand, technology, research and customer services.

Although some of our competitors may have greater financial resources or larger customer bases than we do, we believe that our proprietary technology platform, our comprehensive customer services and strong brand recognition in the industry, will enable us to compete effectively in the fast evolving art e-commence trading industry in the PRC.

Our competitors operate with different business models, have different cost structures or participate selectively in different market segments. They may ultimately prove more successful or more adaptable to new regulatory, technological and other developments. Many of our current and potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their service offerings. Our competitors may also have longer operating histories, a more extensive client base, greater brand recognition and brand loyalty and broader partner relationships than us. Additionally, a current or potential competitor may acquire one or more of our existing competitors or form a strategic alliance with one or more of our competitors. Our competitors may be better at developing new products, offering more attractive terms or lower fees, responding faster to new technologies and undertaking more extensive and effective marketing campaigns. In response to competition and in order to grow or maintain the volume of our business, we may have to charge lower fees, which could materially and adversely affect our business and results of operations. If we are unable to compete with such companies and meet the need for innovation in our industry, the demand for our services and products could stagnate or substantially decline, we could experience reduced revenues or our marketplace could fail to achieve or maintain more widespread market acceptance, any of which could harm our business and results of operations.

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Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly results of operations, including the levels of our net revenues, expenses, net (loss)/income and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited operating history. Accordingly, the results for any one quarter are not necessarily an indication of future performance. Fluctuations in quarterly results may adversely affect the market price of our ordinary shares. Factors that may cause fluctuations in our quarterly financial results include:

•	our ability to attract new clients and retain existing clients;
•	changes in our mix of services and introduction of new services;
•	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;
•	our decision to manage client volume growth during the period;
•	the impact of competitors or competitive products and services;
•	increases in our costs and expenses that we may incur to grow and expand our operations and to remain competitive;
•	network outages or security breaches;
•	changes in the legal or regulatory environment or proceedings, including with respect to security, privacy, or enforcement by government regulators, including fines, orders or consent decrees;
•	general economic, industry and market conditions, including changes in Chinese or global business or macroeconomic conditions; and
•	the timing of expenses related to the development or acquisition of technologies or businesses.

Despite our marketing e forts, we may not be able to promote and maintain our brand in an effective and cost-efficient way and our business and results of operations may be harmed accordingly.

We believe that effectively developing and maintaining awareness of our brand is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract quality clients depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services.  Our efforts to build our brand have caused us to incur marketing and advertising expenses in the amount of approximately $1.6 million in 2024. It is likely that our future marketing efforts will require us to incur significant additional expenses as we expand our business. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Fraudulent activity in our marketplace could negatively impact our operating results, brand and reputation and cause the use ofour services to decrease.

We are subject to the risk of fraudulent activity both in our marketplace and associated with traders and third parties handling their information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraud. Increases in fraudulent activity, either in our marketplace or associated with participants of our marketplace, could negatively impact our brand and reputation, reduce the volume of transactions facilitated through our platform and lead us to take additional steps  to  reduce  fraud  risk,  which  could  increase  our  costs.  High  profile  fraudulent  activity  could  even  lead  to  regulatory intervention, and may divert our management’s attention and cause us to incur additional expenses and costs. Although we have not experienced any material business or reputational harm as a result of fraudulent activities in the past, we cannot rule out the possibility that any of the foregoing may occur, causing harm to our business or reputation in the future. If any of the foregoing were to occur, our results of operations and financial conditions could be materially and adversely affected.

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We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others, to protect our proprietary rights. See “Business—Intellectual Property” and “Regulation—Regulation on Intellectual Property Rights.” We cannot assure you that any of our intellectual property rights will not be challenged, invalidated, circumvented or misappropriated, or such intellectual property will be sufficient to provide us with  competitive  advantages.  In  addition,  because  of the  rapid  pace  of technological  change,  parts  of  our  business  rely  on technologies  developed  or  licensed  by  third  parties,  and  we  may  not  be  able  to  obtain  or  continue  to  obtain  licenses  and technologies from these third parties on reasonable terms, or at all.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights  or to  enforce  our  contractual rights  in  China. Preventing  any unauthorized use  of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Our annual effective income tax rate can change significantly as a result of a combination of changes in our foreign earnings and other factors, including changes in tax laws or changes made by regulatory authorities.

Our consolidated effective income tax rate is equal to our total income tax expense (benefit) as a percentage of total book income (loss) before tax. However, income tax expense and benefits are recognized on a jurisdictional or legal entity basis instead of on a worldwide or consolidated level basis. Losses in one jurisdiction may not be used to offset profits in other jurisdictions and may cause an increase in our tax rate. Changes in statutory income tax rates and laws, as well as initiation of tax audits by local and foreign authorities, could impact the amount of income tax liability and income taxes we are required to pay. In addition, any fluctuation in the earnings (or losses) of the jurisdictions and assumptions used in the calculation of income taxes could have a significant effect on our consolidated effective income tax rate. Furthermore, our effective tax rate could increase if we are unable to generate  sufficient future taxable income in certain jurisdictions, or if we are otherwise required to increase our valuation allowances against our deferred tax assets.

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We are subject to taxation in multiple jurisdictions. As a result, any adverse development in the tax laws of any  of these jurisdictions or any disagreement with our tax positions could have a material adverse effect on our business, consolidated financial condition or results of operations.

We are subject to taxation in, and to the tax laws and regulations of, multiple jurisdictions, particularly in the People’s Republic of China and Hong Kong. In addition, tax authorities in any applicable jurisdiction, may disagree with the positions we have taken or intend to take regarding the tax treatment or characterization of any of our transactions. In the event any applicable tax authorities effectively sustained their positions which are different from our tax treatment of any of our transactions, it could have a significant adverse impact on our business, consolidated results of our operations as well as consolidated financial condition.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely afect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our marketplace and better serve our clients. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

•	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;
•	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;
•	difficulties in retaining, training, motivating and integrating key personnel;
•	diversion of management’s time and resources from our normal daily operations;
•	difficulties in successfully incorporating licensed or acquired technology and rights into our service offerings to customers;

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•	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;
•	difficulties in retaining relationships with clients, employees and suppliers of the acquired business;
•	risks of entering markets in which we have limited or no prior experience;
•	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre- closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;
•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;
•	failure to successfully further develop the acquired technology;
•	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;
•	potential disruptions to our ongoing businesses; and
•	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced products and services or that any new or enhanced products and services, if developed, will achieve market acceptance or prove to be profitable.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named in this prospectus. While we have the ability to provide different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002, (“Sarbanes-Oxley”). Our senior management does not have much experience managing a publicly-traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may be unable to implement programs and policies in an effective and timely manner or that adequately respond to the increased legal, regulatory and reporting requirements associated with being a publicly traded company. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties, distract our management from attending to the management and growth of our business, result in a loss of investor confidence in our financial reports and have an adverse effect on our business and stock price.

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Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including risk management, information technology, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled marketing, real estate, technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and  salary  structure.  Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expense in hiring and training their replacements, and the quality of our products and services could diminish, resulting in a material adverse effect to our business.

Increases in labor costs in the PRC may adversely afect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits,  including  pension,  housing  funds,  medical  insurance,  work-related  injury  insurance,  unemployment  insurance  and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make  adequate payments may be  subject to  late payment  fees,  fines  and/or  other penalties. We  expect  that  our  labor  costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, collaboration and focus that contribute to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork and cultivates creativity. As we develop the infrastructure of a public company and continue to grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

We do not have any business insurance coverage.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

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Risks Related to Our Corporate Structure

If the PRC government deems that the contractual arrangements in relation to our consolidated variable interest entities do not comply  with PRC regulatory  restrictions  on foreign  investment  in  the  relevant  industries,  or  if these  regulations  or  the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

We are a New York exempted company and our PRC subsidiary is considered a foreign invested enterprise. To comply with PRC laws and regulations, we conduct our operations in China through a series of contractual arrangements entered into among the WFOE, our VIEs and the shareholders of our VIEs. As a result of these contractual arrangements, we exert control over our VIEs and consolidate their operating results in our financial statements under U.S. GAAP. For a detailed description of these contractual arrangements, see “Corporate History and Structure.”

In the opinion of our PRC counsel, Thinkright Law Offices, our current ownership structure, the ownership structure of our PRC subsidiary and our consolidated VIEs, and the contractual arrangements among the WFOE, our VIEs and the shareholders of our VIEs are not in violation of existing PRC laws, rules and regulations; and these contractual arrangements are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect. However, Thinkright Law Offices has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel.

It is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted,  what  they  would  provide.  In  particular,  in  January  2015  and  December  12,  2024,  the  Ministry  of  Commerce,  or MOFCOM, published, respectively, the first and second discussion draft of the proposed Foreign Investment Law (respectively, “First Draft Foreign Investment Law” and “Second Draft Foreign Investment Law”) for public review and comment. Among other things, the Draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. Under the First Draft Foreign Investment Law, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the First Draft Foreign Investment Law has not taken a position on what actions will be taken with respect to the existing companies with the “variable interest entity” structure, whether or not these companies are controlled by Chinese parties. However, in the Second Draft Foreign Investment Law, there are no regulations on contractual  arrangements which  are  commonly used between  a variable  interest  entity  and  a  foreign-invested  company.  It  is uncertain when the draft would be signed into law and whether the final version would have any substantial changes from the draft. See “Regulation—Regulations Relating to Foreign Investment—The Draft PRC Foreign Investment Law” and “Risk Factors— Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment  Law  and  how  it  may  impact  the  viability  of our  current  corporate  structure,  corporate  governance  and  business operations.”  If the  ownership  structure,  contractual  arrangements  and  business  of  our  company,  our  PRC  subsidiary  or  our consolidated variable interest entities are found to be in violation of any existing or future PRC laws or regulations, or we fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of our PRC subsidiary or consolidated variable interest entity, revoking the business licenses or operating licenses of our PRC subsidiary or consolidated variable interest entity,  shutting  down  our  servers  or  blocking  our  online  service  offerings,  discontinuing  or  placing  restrictions  or  onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from this offering to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage  our reputation, which would  in  turn materially  and  adversely  affect  our business,  financial  condition  and  results  of operations. If any of these occurrences results in our inability to direct the activities of our consolidated variable interest entities, and/or our failure to receive economic benefits from our consolidated variable interest entities, we may not be able to consolidate its results into our consolidated financial statements in accordance with U.S. GAAP.

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We rely on contractual arrangements with our VIEs and the shareholders of our VIEs for our business operations, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on contractual arrangements with Shenzhen Fair Artwork Center and Shenzhen Fair Artwork Center ’s shareholders to operate our business. For a description of these contractual arrangements, see “Corporate History and Structure.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our consolidated variable interest entities. For example, our consolidated variable interest entities and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our website and using the domain names and trademarks, in an acceptable manner, or taking other actions that are detrimental to our interests.

If we had direct ownership of our VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of our VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational levels. However, under the current contractual arrangements, we rely on the performance by our consolidated variable interest entities and their shareholders of their obligations under the contracts to exercise control over our consolidated variable interest entities. The shareholders of our consolidated variable interest entities may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the contractual arrangements with our consolidated variable interest entities. Although we have the right to replace any shareholder of our consolidated variable interest entities under the contractual arrangement, if any shareholder of our consolidated variable interest entities is uncooperative or any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC laws and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. See “—Any failure by our consolidated variable interest entities or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.” Therefore, our contractual arrangements with our consolidated variable interest entities may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Any failure by our consolidated VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

If our consolidated VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of our VIEs were to refuse to transfer their equity interest in the VIEs to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to perform their contractual obligations.

All the agreements under our contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our consolidated variable interest entities, and our ability to conduct our business may be negatively affected. See “—Risks Related to Doing Business in China—Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to you and us.”

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The shareholders of our consolidated VIEs may have potential conflicts of interest with us, which may materially and adversely afect our business and financial condition.

Forty percent of the equity interests of Shenzhen Fair Artwork Center are held by Kong Aimin and Gao Huajun. Their interests in Shenzhen Fair Artwork Center may differ from the interests of our company as a whole. These shareholders may breach, or cause our consolidated variable interest entities to breach, the existing contractual arrangements we have with them and our consolidated variable interest entities, which would have a material adverse effect on our ability to effectively control our consolidated variable interest entities and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with Shenzhen Fair Artwork Center to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreements with these shareholders to request them to transfer all of their equity interests in Shenzhen Fair Artwork Center to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and the major shareholders of Shenzhen Fair Artwork Center , we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements in relation to our consolidated variable interest entities may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC consolidated variable interest entities owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements between the WFOE, our wholly-owned subsidiary in China, our consolidated VIEs in China, and the shareholders of our VIEs were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust our VIEs ’ income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our VIEs for PRC tax purposes, which could in turn increase its tax liabilities without reducing the WFOE’s tax expenses. In addition, if the WFOE requests that the shareholders of our VIEs transfer their equity interests in the VIEs at nominal or no value pursuant to these contractual arrangements, such transfer could be viewed as a gift and subject our VIEs to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on our VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our consolidated variable interest entities ’ tax liabilities increase or if they are required to pay late payment fees and other penalties.

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We may lose the ability to use and enjoy assets held by our consolidated VIEs that are material to the operation of our business if one or more of the entities goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

Our  consolidated  VIEs  hold  certain  assets  that  are  material  to  the  operation  of  our  business,  including  domain  names  and equipment  for  our  online  trading  platform.  Under  the  contractual  arrangements,  our  consolidated  VIEs  may  not  and  their shareholders may not cause them to, in any manner, sell, transfer, mortgage or dispose of their assets or their legal or beneficial interests in the business without our prior consent. However, in the event our consolidated VIEs ’ shareholders breach the these contractual arrangements and voluntarily liquidate our consolidated VIEs or our consolidated VIEs declare bankruptcy and all or part of their assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition  and  results  of  operations.  If  our  consolidated  VIEs  undergo  a  voluntary  or  involuntary  liquidation  proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

Almost  all  of  our  operations  are  located  in  China.  Accordingly,  our  business,  prospects,  financial  condition  and  results  of operations may be influenced to a  significant degree by political,  economic  and  social conditions in China generally and by continued economic growth in China as a whole.

The  Chinese  economy  differs  from  the  economies  of most  developed  countries  in  many  respects,  including  the  amount  of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the government. In addition, the Chinese government continues to play a significant  role  in  regulating  industry  development  by  imposing  industrial  policies.  The  Chinese  government  also  exercises significant  control  over  China’s   economic  growth  through   allocating  resources,   controlling  payment   of  foreign  currency- denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While  the  Chinese  economy  has  experienced  significant  growth  over  the  past  decades,  growth  has  been  uneven,  both geographically  and  among  various  sectors  of the  economy.  The  Chinese  government  has  implemented  various  measures  to encourage  economic  growth  and  guide the  allocation  of resources.  Some  of these measures may benefit the  overall  Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by  government  control  over  capital  investments  or  changes  in  tax  regulations.  In  addition,  in  the  past  the  Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

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We cannot rule out the possibility that the PRC government will institute a licensing regime covering our industry at some point in the future. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required licensing in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

MOFCOM published discussion drafts of the proposed Foreign Investment Law in January 2015 and December 2024, respectively, aiming to, upon its enactment, replace the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The draft Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. MOFCOM is currently  soliciting  comments  on  the  latest  draft  and  substantial  uncertainties  exist  with  respect  to  its  enactment  timetable, interpretation and implementation. In the  second draft, there are no regulations on contractual arrangements, variable interest entities or actual control, which were explicitly provided in the first draft. However, we cannot confirm whether there will be another draft which would significantly change the regulations regarding these matters. The first draft Foreign Investment Law or a similar draft, if enacted as proposed, may materially impact the viability of our current corporate structure, corporate governance and business operations in many aspects.

Among  other  things,  the  draft  Foreign  Investment  Law  or  a  similar  draft  expands  the  definition  of  foreign  investment  and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. The draft Foreign Investment Law specifically provides that entities established in China but “controlled” by foreign investors will be treated as FIEs. Once an entity is considered an FIE, it may be subject to the foreign investment restrictions or prohibitions set forth in a “Negative List” to be separately issued by the State Council later. If an FIE proposes to conduct business in an industry subject to foreign investment “restrictions” in the “Negative List,” the FIE must go through a market entry clearance by MOFCOM  before  being  established.  If  an  FIE  proposes  to  conduct  business  in  an  industry  subject  to  foreign  investment “prohibitions” in the “Negative List,” it must not engage in the business. However, an FIE that is subject to foreign investment “restrictions,” upon market entry clearance, may apply in writing to be treated as a PRC domestic investment if it is ultimately “controlled” by PRC government authorities and its affiliates and/or PRC citizens. In this connection, “control” is broadly defined in the draft law to cover the following summarized categories: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board  or  other  equivalent  decision-making bodies,  or having the voting power to  exert material  influence  on the board, the shareholders ’ meetings  or  other  equivalent  decision-making bodies;  or  (iii) having the power to  exert  decisive  influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. Once an entity is determined to be an FIE, it will be subject to the foreign investment restrictions or prohibitions set forth in a “Negative List”, if the FIE is engaged in an industry listed in the Negative List. Unless the underlying business of the FIE falls within the Negative List, which calls for market entry clearance by MOFCOM, prior approval from the government authorities as mandated by the existing foreign investment legal regime would no longer be required for establishment of the FIE.

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The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. See “—Risks Related to Our Corporate Structure” and “Our Corporate History and Structure.” Under the draft Foreign Investment Law, variable interest entities that are controlled via contractual arrangement would also be deemed FIEs, if they are ultimately “controlled” by foreign investors. Therefore, for any companies with a VIE structure in an industry category that is included in the “Negative List”, the VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC companies or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as FIEs and any operation in the industry category on the “Negative List” without market entry clearance may be considered illegal.

The draft Foreign Investment Law or a similar draft has not taken a position on what actions will be taken with respect to companies currently employing a VIE structure, whether or not these companies are controlled by Chinese parties, while it is soliciting comments from the public on this point. If the enacted version of the Foreign Investment Law and the “Negative List” mandate further action, such as MOFCOM market entry clearance or certain restructuring of our corporate structure and operations, to be completed by companies with existing VIE structure like us, there may be substantial uncertainties as to whether we can complete these actions in a timely manner, or at all, and our business and financial condition may be materially and adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities. Together, these government authorities promulgate and enforce regulations that cover many aspects of the collectibles and artwork trading and related services exchange platform. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

We have made efforts to obtain all the applicable licenses and permits. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government determines that we are operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue the relevant parts of our business or to impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

If we are deemed to be a stamp and commemorative coin and card memorabilia exchange platform, we would be required to cease operations unless we obtain approval from the provincial government and complete the filing with  “Inter-Ministerial Joint Meetings of Clean-up and Corrective Actions of Various  Trading Platforms”  (the  “Joint Meeting”) led by the  China Securities Regulatory Commission (the “CSRC”).

According to “Decision Of The State Council On Cleaning Up And Corrective Actions on Various Trading Platforms And Taking Effective Precautions Against Financial Risks” (“Decision No.38”) promulgated by the State Council of the PRC on November 11, 2011 and effective on the same day, and “Opinions Of The General Office Of The State Council On The Implementation Of The Clean-Up And Corrective Actions Of Various Trading Platforms” (“Opinion No.37”) promulgated by the General Office of the State Council of the PRC on July 12, 2012 and effective on the same day, any trading places and their branches that violate any of the following provisions shall be cleaned up and rectified. Such parties must not:

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(1) Divide any equity into equal shares for public offering. An “equal share public offering” is when a trading place uses its services and facilities to divide its equity into equal shares and sell them to investors. The relevant provisions of the company law and the securities law shall apply to the public issuance of shares by a joint stock company.

(2) Adopt centralized trading. The “centralized trading methods” referred to in this opinion include collective bidding, continuous bidding, electronic matching, anonymous trading, market makers and other trading methods, except for agreement transfers and legal auctions.

(3) Continuously list and trade the rights and interests in accordance with standardized trading units. The “standardized trading unit” referred to in this opinion refers to the minimum trading unit set for other equities other than equity, and trading at the minimum trading unit or integer multiples thereof. “Continuous listing transaction” refers to listing and selling the same trading variety within 5 trading days after buying or listing, and buying the same trading variety within 5 trading days after selling.

(4) Have a cumulative number of equity holders exceeding 200. Except as otherwise provided for by laws and administrative regulations,  the  cumulative number  of actual holders  of any  equity  shall  not  exceed  200  during  the  term  of the  company’s existence, no matter in the course of issuance or transfer.

(5) Carry out standardized contract trading by centralized trading. The “standardized contract” referred to in this opinion includes two situations: one is a unified contract established by the trading place with fixed terms other than price, which stipulates the delivery of a certain amount of the subject matter at a certain time and place in the future. The other is a contract made by the exchange that gives the buyer the right to buy or sell the agreed subject matter at a specified price at a certain time in the future.

(6) Without the approval of the relevant financial administrative department of the state council, establish either trading places for the trading of financial products such as insurance, credit and gold, or use any existing other trading places for the trading of financial products such as insurance, credit and gold.

Additionally,  according  to  “Notice  Concerning  The  Issuance  Of  Minutes  Of  The  Special  Session  On  The  Clean-Up  And Rectification Of Stamp And Commemorative Coins Trading Places” promulgated by the Office of the Joint Meeting on August 2, 2023,  any  stamp  and  commemorative  coins using  a  stock  issuance-like model to trading places mainly trading  stamps by  a concentrated bidding and “T+0” transaction method  should cease to operate, unless they obtain approval from the provincial government and complete the required filing with the Joint Meeting.

We are an international online trading platform that provides state-of-the-art, convenient services for various types of collectibles and artwork, incorporated in Hong Kong. We provide an on-line platform for our clients to trading coins, stamps, ancient coins, and other collectibles and artwork. According to Rules for Trading Cultural And Art Collections for us (interim) (the “Trading Rules”), we do not provide an “equal share public offering”, which means we divide a trading subject into several shares, but only allow a physical subject to be traded as a whole. After trading, the original owner and the successful bidder can pick up the goods from the relevant storage company.

Currently, we use a “T+0” bidding method and allow our clients to centralize trading in our platform, which was not against Hong Kong current related laws and regulations regarding artwork trading. However, there may be substantial uncertainties regarding the interpretation and application of future PRC laws and regulations applicable to our business and that the PRC government or any other governmental authorities may in future impose license requirements or take further actions having material adverse effects on our business or finance.

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We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we rely on dividends and other distributions on equity paid by our PRC subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require Shenzhen Fair Artwork Center  to adjust its taxable income under the contractual arrangements it currently has in place with our consolidated variable interest entities in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us. See “—Risks Related to Our Corporate Structure—Contractual arrangements in relation to our consolidated variable interest entities may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC consolidated variable interest entity owe additional taxes, which could negatively affect our financial condition and the value of your investment.”

Under PRC laws and regulations, our PRC subsidiary, as a wholly foreign-owned enterprise in China, may pay dividends only out of its respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC  subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.  See also “—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

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PRC regulation ofloans to and direct investment in PRC entities by ofshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this ofering to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely afect our liquidity and our ability to fund and expand our business.

Under PRC laws and regulations, we are permitted to utilize the proceeds from this offering to fund our PRC subsidiary by making loans to or additional capital contributions to our PRC subsidiary, subject to applicable government registration and approval requirements.

Any loans to our PRC subsidiary, which are treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment  as  approved by MOFCOM  or  its  local  counterpart  and the  amount  of registered  capital  of such  foreign-invested company.

We may also decide to finance our PRC subsidiary by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. In addition, SAFE issued a circular in September 2008, SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign- invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and unless otherwise provided by law, may not be used for equity investments within the PRC. Although on July 4, 2014, the SAFE issued the Circular of the SAFE on Relevant Issues Concerning the Pilot Reform in Certain Areas of the Administrative Method of the Conversion of Foreign Exchange Funds by Foreign-invested Enterprises, or SAFE Circular 36, which launched a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas from August 4, 2014 and some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals  of the  foreign-invested  enterprises  established  within  the  designate  areas  and  such  enterprises  mainly  engaging  in investment are allowed to use its RMB capital converted from foreign exchange capitals to make equity investment, our PRC subsidiary is not established within the designated areas. On March 30, 2015, SAFE promulgated Circular 19, to expand the reform nationwide. Circular  19 came into force and replaced both Circular  142  and Circular 36 on June  1,  2015. Circular  19 allows foreign-invested enterprises to make equity investments by using RMB fund converted from foreign exchange capital. However, Circular  19  continues to prohibit  foreign-invested  enterprises  from,  among  other things, using RMB  fund converted  from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non- financial enterprises. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without  SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of these Circulars could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB converted from the net proceeds of this offering to fund the establishment of new  entities in China by our PRC subsidiary, to invest in or acquire any other PRC companies through our PRC subsidiary, or to establish new variable interest entities in the PRC.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

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Fluctuations  in  exchange  rates  could have  a  material adverse  effect on  our  results  of operations  and the  value  of your investment.

Our reporting currency is the U.S. dollar while the functional currency for our PRC subsidiary and consolidated variable interest entity is RMB. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB will affect the relative purchasing power in RMB terms of our U.S. dollar assets and the proceeds from this offering. Gains and losses from the remeasurement of assets  and  liabilities  that  are  receivable  or  payable  in  RMB  are  included  in  our  consolidated  statements  of operations.  The remeasurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

There remains  significant  international pressure  on the PRC  government to  adopt  a  flexible  currency policy. Any  significant appreciation or depreciation ofthe RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from this initial public offering into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the market price of our ordinary shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and afect the value of your investment.

The  PRC  government  imposes  controls  on  the  convertibility  of the  RMB  into  foreign  currencies  and,  in  certain  cases,  the remittance  of currency  out  of China. We receive  substantially  all  of our net revenues  in RMB. Under  our  current  corporate structure, our company in the New York relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial  owners  of  our  company  who  are  PRC  residents.  But  approval  from  or  registration  with  appropriate  government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

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Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. As of the date of this prospectus, we believe that we have made adequate employee benefit payments. If we fail to make adequate payments in the future, we may be required to make up the contributions for these plans in the amount of 110% of the amount in the preceding month. If we  fail to make or supplement contributions of social  security premiums within the stipulated period, the social security premiums collection agency may enquire into the deposit accounts of the employer with banks and other financial institutions. In an extreme situation, where we failed to contribute social security premiums in full amount and do not provide guarantee, the social security premiums collection agency may apply to a Chinese court for seizure, foreclosure or auction of our properties of value equivalent to the amount of social security premiums payable, and the proceeds from auction shall be used for contribution of social security premiums.  If we are subject to deposit, seizure, foreclosure or auction in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

Our business is susceptible to fluctuations in the art market of China.

We conduct our business primarily in China. Our business depends substantially on the conditions of the PRC art market. Demand for collectibles and artwork in China has grown rapidly in the recent decade but such growth is often coupled with volatility in market conditions and fluctuation in prices. Fluctuations of supply and demand in China’s art market are caused by economic, social, political and other factors. Over the years, governments at both national and local levels have announced and implemented various policies and measures aimed to regulate the art markets. These measures have affected and may continue to affect the conditions of China’s art market and cause fluctuations in collectibles and artwork prices. To the extent fluctuations in the art market may adversely affect the trading volume on our platform, or require us to provide our services on unfavorable terms, our financial condition and results of operations may be materially and adversely affected.

The legal rights we hold to use certain leased properties could be challenged by property owners or other third parties, which could prevent us from operating our business or increase the costs associated with our business operations.

For all of our business facilities and warehouses, we do not hold property ownership with respect to the premises under which those facilities are operated. Instead, we rely on leases with the property owners. Our general practice requires us to examine the title certificates of the property owners as part of our due diligence before entering into a lease with them. If we fail to identify encumbrances on the titles, our leases of such properties may be challenged or even invalidated by government authority or relevant dispute resolution institution. As a result, the development or operations of our facilities on such properties could be adversely affected.

In addition, we are subject to the risks of other potential disputes with property owners and to the forced closure of our facilities. Such disputes and forced closures, whether resolved in the favor of us, may divert our management attention, harm our reputation, or otherwise disrupt and adversely affect our business.

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The  approval of the  China Securities Regulatory  Commission  may  be  required in  connection  with  this  ofering  under  a regulation adopted in August 2006, as amended, and, if required, we cannot predict whether we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In  September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by a special purpose vehicle seeking CSRC approval of its overseas listings. The application of the M&A Rules remains unclear.

Our  PRC  counsel, Thinkright  Law  Offices,  has  advised  us  based  on  their  understanding  of the  current  PRC  laws,  rules  and regulations that the CSRC’s approval is not required for the listing and trading of our ordinary shares on the NASDAQ in the context of this offering, given that:

•	we established our PRC subsidiary, the WFOE, by means of direct investment rather than by merger with or acquisition of PRC domestic companies; and

•

no explicit provision in the M&A Rules classifies the respective contractual arrangements between the WFOE, Shenzhen Fair Artwork Center and its shareholders as a type of acquisition transaction falling under the M&A Rules.

However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and the CSRC’s opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If the CSRC or any other PRC regulatory agencies subsequently determines that we need to obtain the CSRC’s approval for this offering or if the CSRC or any other PRC government agencies promulgates any interpretation or implements rules before our listing that would require us to obtain CSRC or other governmental approvals for this offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. Sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other PRC regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such approval requirement could have a material adverse effect on the trading price of ordinary shares.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed in the preceding risk factor and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change-of- control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that MOFCOM be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national  security” concerns are  subject to  strict review by MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through  a  proxy  or  contractual  control  arrangement.  In  the  future,  we  may  grow  our  business  by  acquiring  complementary businesses.  Complying  with  the  requirements  of the  above-mentioned  regulations  and  other  relevant  rules  to  complete  such transactions could be time consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

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PRC regulations relating to ofshore investment activities by PRC residents may limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In  addition,  such PRC residents or entities must update their  SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 was issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE  Circular  75.  SAFE  promulgated  the Notice  on  Further  Simplifying  and  Improving  the  Administration  of the  Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June  1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

If our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiary may be prohibited from distributing its profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiary. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

Those who directly or indirectly hold shares in our company and are known to us as being PRC residents have completed the foreign exchange registrations required in connection with our recent corporate restructuring.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiary’s ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

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Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February  2012,  SAFE promulgated the Notices  on  Issues  Concerning the  Foreign  Exchange Administration  for Domestic Individuals Participating in  Stock Incentive Plan of Overseas Publicly-Listed Company, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who have been granted options or other awards will be subject to these regulations when our Company becomes an overseas listed company upon the completion of this offering. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary’s ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law. See “Regulation—Regulations on Stock Incentive Plans.”

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. See “Taxation—People’s Republic  of China  Taxation.”  However,  the  tax  resident  status  of an  enterprise  is  subject  to  determination  by  the  PRC  tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or  such  subsidiary could be  subject to PRC tax at a rate of 25% on its world-wide income, which could materially  reduce  our  net  income.  In  addition,  we  will  also  be  subject  to  PRC  enterprise  income  tax  reporting  obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our ordinary shares.

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Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

From time to time, we may receive requests from certain U.S. agencies to investigate or inspect the Company’s operations, or to otherwise provide information. While we expect to comply with these requests from these regulators, there is no guarantee that such requests will be honored by those entities who provide services to us or with whom we associate, especially as those entities are located in China. Furthermore, an on-site inspection of our facilities by any of these regulators may be limited or entirely prohibited.  Such  inspections,  though  permitted  by  us  and  our  affiliates,  are  subject  to  the  unpredictability  of  the  Chinese enforcement authorities, and may therefore be impossible to facilitate.

Enhanced  scrutiny  over  acquisition  transactions  by  the  PRC  tax  authorities  may  have  a  negative  impact  on  potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing  SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the  SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

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We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities  may  pursue  such  non-resident  enterprises  with  respect  to  a  filing  or  the  transferees  with  respect  to  withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 698 and Circular 7, and may be required to expend valuable resources to comply with Circular 59, Circular 698 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under  SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

RISKS RELATED TO DOING BUSINESS IN HONG KONG

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to you and us.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China had to accept some conditions such as Hong Kong’s Basic Law before its return. The Basic Law ensured Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function in a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

However, if the PRC reneges on its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

It will be difficult to acquire jurisdiction and enforce liabilities against our oficers, directors and assets based in Hong Kong.

Certain of our assets will be located in Hong Kong and our officers and our present directors reside outside of the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon  our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

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We may have difficulty establishing adequate management, legal and financial controls in Hong Kong, which could impair our planning processes and make it difficult to provide accurate reports ofour operating results.

Although we will be required to implement internal controls, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in Hong Kong in these areas. As a result of these factors, we may experience difficulty in establishing the required controls, making it difficult for management to forecast its needs and to present the results of our operations accurately at all times. If we are unable to establish the required controls, market makers may be reluctant to make a market in our stock and investors may be reluctant to purchase our stock, which would make it difficult for you to sell any shares that you may own or acquire.

Our business may be afected by the Personal Data (Privacy) Ordinance of HongKong.

Members of our leading online platforms in Hong Kong, including Fair Artwork Appraisal and Evaluation Center (Shenzhen) Co., LTD, would need to provide personal information during registration and our online platforms may monitor the online behavior of the members so as to gather data for market trend analysis and upgrade our website. As such, our business in Hong Kong is subject to Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)  (“PDPO”), which aims to protect the privacy of individuals of their personal data. The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. If we violate the PDPO, we may be subject to fines and/or other penalties and may incur legal costs and experience negative media coverage, which could adversely affect our business, results of operations and reputation.

Risks Related to Our Ordinary Shares and This Offering

There has been no public market for our shares prior to this o fering, and if an active trading market does not develop you may not be able to resell our shares at or above the price you paid, or at all.

Prior to this public offering, there has been no public market for our ordinary shares. We have applied to have our ordinary shares listed on NASDAQ.  If an active trading market for our ordinary shares does not develop after this offering, the market price and liquidity of our ordinary shares will be materially adversely affected. The public offering price for our ordinary shares will be determined by negotiations between us and the underwriter and may bear little or no relationship to the market price for our ordinary shares after the public offering. You may not be able to sell any ordinary shares that you purchase in the offering at or above the public offering price.  Accordingly, investors should be prepared to face a complete loss of their investment.

Our ordinary shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our ordinary shares begin trading on NASDAQ, our ordinary shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our ordinary shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our ordinary shares may not develop or be sustained.

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The market price for our ordinary shares may be volatile.

The market price for our ordinary shares may be volatile and subject to wide fluctuations due to factors such as:

•	the perception of U.S. investors and regulators of U.S. listed Chinese companies;
•	actual or anticipated fluctuations in our operating results;
•	changes in financial estimates by securities research analysts;
•	negative publicity, studies or reports;
•	conditions in Chinese and Hong Kong art and related service markets;
•	our capability to catch up with the technology innovations in the industry;
•	changes in the economic performance or market valuations of other collectibles and artwork trading and related services companies;
•	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;
•	addition or departure of key personnel;
•	fluctuations of exchange rates between RMB, Hong Kong dollar and the U.S. dollar; and
•	general economic or political conditions in China and Hong Kong.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our ordinary shares.

Volatility in our ordinary shares price may subject us to securities litigation.

The market for our ordinary shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from this ofering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

In order to raise suficient funds to enhance operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current shareholders ’ percentage ownership will be reduced. In addition, these transactions may dilute the value of ordinary shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our ordinary shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay  any  cash  dividends  in the  foreseeable  future, but will review this policy  as  circumstances  dictate.  Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from the WFOE. The WFOE may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

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You may face  difficulties in protecting your interests as a shareholder, as  New York law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to e fect service of process or to enforce judgements obtained in the United States courts.

Our corporate affairs are governed by our memorandum and articles of association and by the Companies Law (2016 Revision) and common law of the New York. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under New York law are to a large extent governed by the common law of the New York. The common law of the New York is derived in part from comparatively limited judicial precedent in the New York as well as from English common law. Decisions of the Privy Council (which is the final court of appeal for British overseas territories such as the New York) are binding on a court in the New York. Decisions of the English courts, and particularly the Supreme Court of the United Kingdom and the Court of Appeal are generally of persuasive authority but are not binding on the courts of the New York. The rights of our shareholders and the fiduciary responsibilities of our directors under New York law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the New York has a less developed body of securities laws as compared to the United States, and provide significantly less protection to investors. In addition, New York companies may not have standing to initiate a shareholder derivative action before the United  States federal courts. The New York courts are also unlikely to impose liabilities against us in original actions brought in the New York, based on certain civil liability provisions of United States securities laws.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United  States. All  of our  directors  and  officers  are nationals  or residents  of jurisdictions  other than the United  States  and  a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
•

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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We currently intend to file annual reports on Form 20-F and reports on Form 6-K as a foreign private issuer. Accordingly, our shareholders may not have access to certain information they may deem important.

We  are  an  “emerging  growth  company”  within  the  meaning  of the  Securities Act,  and  if we  take  advantage  of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have  a  class  of securities registered under the  Exchange Act)  are required to  comply with the new  or revised  financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our ordinary shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the  Sarbanes-Oxley Act,  reduced  disclosure  obligations  regarding  executive  compensation  in  our  periodic  reports  and  proxy statements,  and  exemptions  from  the  requirements  of holding  a  non-binding  advisory  vote  on  executive  compensation  and shareholder  approval  of  any  golden  parachute  payments  not  previously  approved.     Because  of  these  lessened  regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

If we are classified as a passive foreign investment company, United States taxpayers who own our ordinary shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

•	At least 75% of our gross income for the year is passive income; or

•

The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

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Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2025 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company.”

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an  “emerging growth company. ”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and NASDAQ Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.  An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more  time-consuming  and  costly. After we  are  no  longer  an  “emerging  growth  company,”  or  until  five  years  following  the completion of our initial public offering, whichever is earlier, we expect to incur  significant expenses and devote  substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incurred additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Our Chairman and two other shareholders will have substantial influence over our company and their interests may not be aligned with the interests ofour other shareholders.

Currently Liu Wen, Chairman of our Board of Directors owns 51%, Angella Lu and Meng Qingxi each owns  24.3% of our outstanding ordinary shares, and will beneficially own __% of our outstanding ordinary shares upon completion of our initial public  offering. As  a result  of their  significant  shareholding,  these  shareholders have,  and  will  continue to have,  substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. They may take actions that are not in the best interests of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the market price of our ordinary shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

If a limited number of participants in this ofering purchase a significant percentage of the o fering, the e fective public float may be smaller than anticipated and the price of our ordinary shares may be volatile, which could subject us to securities litigation and make it more difficult for you to sell your shares.

As a company conducting a relatively small public offering, we are subject to the risk that a small number of investors will purchase a high percentage of the offering. While the underwriters are required to sell shares in this offering to at least 300 round lot shareholders (a round lot shareholder is a shareholder who purchases at least 100 shares) in order to ensure that we meet the NASDAQ initial listing standards, we have not otherwise imposed any obligations on the underwriters as to the maximum number of shares they may place with individual investors. If, in the course of marketing the offering, the underwriters were to determine that demand for our shares was concentrated in a limited number of investors and such investors determined to hold their shares after the offering rather than trade them in the market, other shareholders could find the trading and price of our shares affected (positively or negatively) by the limited availability of our shares. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward- looking  statements  are  contained  principally  in  the  sections  entitled  “Prospectus  Summary,”  “Risk  Factors,”  “Management’s Discussion  and  Analysis  of  Financial  Condition  and  Results  of  Operations”  and  “Business.”  Known  and  unknown  risks, uncertainties  and  other  factors,  including  those  listed  under  “Risk  Factors,”  may  cause  our  actual  results,  performance  or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect  our  financial  condition,  results  of operations, business  strategy  and  financial  needs.  These  forward-looking  statements include statements relating to:

•	our goals and strategies;
•	our future business development, financial conditions and results of operations;
•	the expected growth of the collectibles and artwork trading and related services marketplace market in China;
•	fluctuations in interest rates;
•	our expectations as to collectability of the revenues from collectibles and artwork trades facilitated through our platform and our services to our customers;
•	our expectations regarding demand for and market acceptance of our products and services;
•	our expectations regarding our relationships with collectibles and artwork buyers and sellers;
•	competition in our industry; and
•	relevant government policies and regulations relating to our industry.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results  of Operations,”  “Business,”  “Regulation”  and  other  sections  in this prospectus. You  should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This  prospectus  contains  certain  data  and  information  that  we  obtained  from  various  government  and  private  publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our ordinary shares. In addition, the rapidly changing nature of the shared workspace and consulting services marketplace industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward- looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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USE OF PROCEEDS

We  estimate  that  we  will  receive  net  proceeds  from  this  offering  of  approximately  $__  million  after  deducting  estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $__ per ordinary share (the mid-point of the estimated public offering price range shown on the cover page of this prospectus, and excluding any exercise of the underwriters ’ over-allotment option). A $1.00 increase (decrease) in the assumed initial public offering price of $__ per share would increase (decrease) the net proceeds to us from this offering by approximately $__ million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary  share offered by us as  set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $__ per share.

We plan to use approximately $__ million of the net proceeds we will receive from this offering to invest in information technology infrastructure and proprietary software, approximately $__ million for development of our new businesses, including our trading service business on the online platform under Global Arts Exchange Limited, approximately $__ million to promote our brand and services, and approximately $__ million for general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds ofthis offering differently than as described in this prospectus. See “Risk Factors—Risks Related to This Offering and our Ordinary Shares—You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our ordinary shares.”

We plan to use approximately  $__ million out of the proceeds to pay the costs and expenses associated with being a public company. This portion of the offering proceeds will be immediately available to us following the closing of the offering as it will not be remitted to China and Hong Kong.

Approximately $__ of the proceeds will be immediately remitted to China following the completion of this offering to fund the registered capital ofthe WFOE. However, in using the proceeds ofthis offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions and to our consolidated variable interest entities only through loans, subject to the approval of government authorities and limit  on the  amount  of capital  contributions  and loans.  Subject to  satisfaction  of applicable  government registration  and approval requirements, we may extend inter-company loans to our wholly foreign-owned subsidiary in China or make additional capital contributions to our wholly-foreign-owned subsidiary to fund its capital expenditures or working capital. For an increase of registered capital of our wholly foreign-owned subsidiary, we need to file documentation with MOFCOM or its local counterparts. If we provide funding to our wholly foreign-owned subsidiary through loans, the risk-weighted balance for cross-border financing shall not exceed the upper limit of the risk-weighted balance for cross-border financing. Such loans must be filed with SAFE or its local branches and update such loan and equity-related information annually. Even though the WFOE may settle the loan at will, we cannot assure you that we will be able to settled on a timely basis due to foreign control policies in China, if at all. See “Risk Factors—Risks Related to Our Corporate Structure—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

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CAPITALIZATION

The following tables set forth our capitalization as of December 31, 2024:

•	on an actual basis;

•

on an adjusted basis to reflect the sale of _______ordinary shares in this offering, at an assumed initial public offering price of $ ______per share, the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders ’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2024
	Actual	As Adjusted (1)
	(in US$)

Equity:
Ordinary shares, US$0.0001 par value, 500,000,000 shares authorized, 10,000,000 shares issued and outstanding on an actual basis and __ ordinary shares outstanding on an as adjusted basis(1)	1,000
Shares subscription receivables
Additional paid-in capital	112,299
Statutory reserves	73,348
Retained earnings (accumulated deficit)	2,550,790
Accumulated other comprehensive loss	(89,262)
Total equity	2,648,175

Total capitalization	2,648,175

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DILUTION

If you invest in our ordinary shares, you will incur immediate dilution since the public offering price per share you will pay in this offering is more than the net tangible book value per ordinary share immediately after this offering.

The net tangible book value of our ordinary shares as of December 31, 2024 was $2,648, 175, or $0.26 per share based upon 10,000,000 ordinary shares outstanding.   Net tangible book value per  share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of ordinary shares outstanding. Tangible assets equal our total assets less goodwill and intangible assets.

The dilution in net tangible book value per share to new investors, represents the difference between the amount per share paid by purchasers of shares in this offering and the pro forma net tangible book value per share immediately after completion of this offering.  After giving effect to the sale of the __ shares being sold pursuant to this offering at $__ per share (the mid-point of the estimated public offering price range shown on the cover page of this prospectus) and after deducting underwriting discount and commission payable by us in the amount of $__, and estimated offering expenses in the amount of approximately $__ million, our pro forma net tangible book value would be approximately $__ million or $__ per share of ordinary shares. This represents an immediate increase in net tangible book value of $__ per share to existing shareholders and an immediate decrease in net tangible book value of $__ per share to new investors purchasing the shares in this offering.

The following table illustrates this per share dilution:

As of December 31, 2024
Public offering price per share (the mid-point of the estimated public offering price range shown on the cover page of this prospectus)	$-
Net tangible book value per share as of December 31, 2024	-
Increase in net tangible book value per share attributable to existing shareholders	-
Pro forma net tangible book value per share after this offering	-
Dilution per share to new Investors	$-

A $1.00 increase (decrease) in the assumed public offering price would increase (decrease) our pro forma net tangible book value per share after this offering by approximately [$__] million, and increase the value per share to new investors by approximately [$__], after deducting the underwriting discount and estimated offering expenses payable by us.

The following table sets forth, on an as adjusted basis as of December 31, 2024, the difference between the number of ordinary shares purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $__ per ordinary share (the mid-point of the estimated public offering price range shown on the cover page of this prospectus):

	Shares Purchased		Total Cash Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing shareholders		%	$-%		$
New investors from public offering		%	$-%		$
Total		100%	$-	100%

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EXCHANGE RATE INFORMATION

Our business is primarily conducted in China and all of our revenues are received and denominated in RMB and Hong Kong Dollar (“HK$”). Capital accounts of our condensed financial statements are translated into United States dollars from RMB and HK$ at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of the balance sheet date.   Income  and expenses are translated at the average exchange rate of the period.   RMB is not  freely convertible  into  foreign  currency  and  all  foreign  exchange  transactions must take place  through  authorized  institutions.   No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates used in translation.

The following table sets forth information concerning exchange rates between the RMB, HK$ and the United States dollar for the periods indicated.

The consolidated balance sheet amounts, with the exception of shareholder’s equity at December 31, 2024 were translated at 6.88 RMB and 7.83 HKD to $1.00. The shareholder’s equity accounts were stated at their historical rates. The average translation rates applied to the consolidated statement of income accounts for the year ended December 31, 2024 were 6.62 RMB and 7.84 HKD to $1.00. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the New York in order to enjoy the following benefits:

•	political and economic stability;
•	an effective judicial system;
•	a favorable tax system;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the New York. These disadvantages include, but are not limited to, the following:

The New York has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

New York companies may not have standing to sue before the federal courts of the United States.

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Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

There is uncertainty as to whether the courts ofthe New York and China, respectively, would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

It is uncertain whether the courts ofthe New York will allow shareholders of our company to originate actions in the New York based upon securities laws of the United States. In addition, there is uncertainty with regard to New York law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the New York as penal or punitive in nature. If such a determination is made, the courts of the New York will not recognize or enforce the judgment against a New York company, such as our company. As the courts ofthe New York have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the New York. The courts of the New York would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that: (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the New York; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the New York; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the New York; and (f) there is due compliance with the correct procedures under the laws of the New York.

Thinkright Law Offices has further advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the New York that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the New York.

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SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated financial statements for the year ended December 31, 2024 are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP.

Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The following table presents our summary consolidated statement of comprehensive income for the year ended December 31, 2024.

For the year ended December 31, 2024
Revenues:
Revenues	$5,360,200
Revenues – related parties	32,065
Sales taxes	(39,565)
Total operating revenues, net	5,352,700

Cost of revenues	(500,375)

Gross Profit	4,852,325

Operating expenses
Selling expenses	(1,627,488)
General and administrative expenses	(557,689)
Total operating expenses	(2,185,177)

Other income (expense)
Other expenses, net	(43,010)

Income before income taxes	2,624,138

Provision for income taxes	-

Net income	$2,624,138

The following table presents our summary consolidated balance sheet data as of December 31, 2024.

As of December 31, 2024
Current assets	$3,402,171
Other assets	1,095,021
Total assets	4,497,192
Total liabilities	1,849,017
Total shareholders ’ equity	$2,648,175

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following management's discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward- looking statements as a result of certain factors, including those setforth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview

We are an online provider of collectibles and artwork e-commence services in Hong Kong, which allow collectors, artists and art dealers and owners to access a much bigger art trading market where they can engage with a wider range of collectibles and artwork investors than they could likely encounter without our platforms. We currently facilitate trading by individual customers of all  kinds  of  collectibles  and  artwork  and  commodities  on  our  leading  online  platforms  in  Hong  Kong,  namely  the  Fair Artwork Appraisal and Evaluation Center (Shenzhen) Co., LTD and Global Arts Exchange Limited. We commenced our operations in March 2024  and  our  customer  trading  volume  has been  growing  rapidly  since  then. We  also  provide  online  and  offline  integrated marketing, storage and technical maintenance service to our customers in China.

According to the statistics of the Ministry of Commerce of the People’s Republic of China, in 2023, e-commerce realized sales growth of 26.8% in China. On many mainstream e-commerce platforms, cultural products such as arts and crafts flourished and developed rapidly, and art e-commerce is gradually growing. Online trading has become a major trend of the global art trade. As a comprehensive  service  company  with  rich  cultural  and  art  collection  market  operations  and  marketing,  we   seize  current development  opportunities  and provide  online  and  offline  supporting  services  for  domestic  and  international  art  e-commerce platforms. We plan to build a complete art business e-commerce service chain to serve the industry.

We provide customers of our online platform with comprehensive services, including account opening, art investment education, market information, research, real-time customer support, and artwork warehousing services. Most services are delivered online through our proprietary client software and call center. Our client software provides not only market information and analysis, but also interactive functions including live discussion boards and instant messaging with customer service representatives, which we believe enhances our customers ’ engagement. Internally, we legally collect and analyze customer behavior and communications data from our client software, customer relationship management system and the exchanges, which allow us to better understand, attract and serve our customers.

We  provide  industry  solutions  and  related  software  products,  system  development  and  technical  support  services  for  our cooperation e-commence platform customers.

We strive to minimize conflicts of interest with our customers, which we believe is essential for our long-term success. Under the trading rules of the two exchange platforms we operate on, we do not set, quote or influence the trading prices, and cannot access our customers ’ money.

Key Factors Affecting Our Results

We believe the key factors affecting our financial condition and results of operations include the following:

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Number of Active Traders

Our results of operations are dependent on the number of active traders using our platform. Active traders is defined as the total number of individuals who placed trades and traded collectibles and artworks on our platform during the relevant period. We had approximately 38,000 traders that participated in trading collectibles and artwork on our platform for the year ended December 31, 2024. Our ability to attract new clients depends on our ability to expand our marketing efforts and recruit more agents to develop clients and markets for us.

Number of Transactions

During the year ended December 31, 2024, our platform facilitated and completed approximately 15 million transactions. Our ability to increase the number of transactions depends on our ability to attract more traders and increase the product mix traded on our platform.

Transaction Value

Transaction value is defined as the dollar amount of the purchase and sale of the ownership units of the collectibles and artworks after they are listed on our platform. During the year ended December 31, 2024, total transaction value amounted to approximately $400 million. Our ability to increase transaction value is to attract more high net worth investors and sellers for higher value artworks.

Average Transaction Value Per Trader

Average transaction value per trader is calculated by dividing the total number of active traders from total transaction value during the relevant period. For the year ended December 31, 2024, our average transaction value per client was approximately US$0.01 million. Our ability to increase average transaction value is to increase higher value artworks in our product mix.

Results of Operations

The tables in the following discussion summarize our consolidated statements of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily of the results that may be expected for any future period.

For the year ended December 31, 2024
Revenues	$5,360,200
Revenues – related parties	32,065
Sales taxes	(39,565)
Cost of revenues	(500,375)
Gross profit	4,852,325
Operating expenses	(2,185,177)
Income from operations	2,667,148
Other expenses, net	(43,010)
Income before income taxes	2,624,138
Provision for income taxes	-
Net income	2,624,138
Foreign currency translation adjustment	(89,262)
Comprehensive income	$2,534,876

Number of common shares outstanding – basic and diluted	10,000,000
Basic and diluted earnings per share	$0.26

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Revenues:

The following table sets forth the principal components of our net revenues by amounts and percentages of our net revenues for the periods indicated:

	For the year ended December 31, 2024%
Listing services fees (1)	$275,477	5.1%
Transaction fee (2)	1,314,253	24.6%
Marketing service fees (3)	3,762,241	70.3%
Other revenues*	40,294	0.8%
Sales taxes	(39,565)	(0.7)%
Total operating revenues, net	$5,352,700	100.0%

*	Including $32,065 to related parties

(1) Listing service fees:  Listing service fees are calculated based on a percentage ranging of the listing value of collectibles and artworks. Listing value is the total offering price of the collectible or an artwork when the ownership units are initially listed on our trading platform. We utilize an appraised value as a basis to determine the appropriate listing value for each piece of collectible or artwork, or portfolio of collectibles or artworks. Listing service fees are recognized ratably over the estimated period of the listing. Our listing fees range from 2.3% to 5.3%, of the initial listing value, the rate is dependent on the type of collectible or artwork and is negotiated on a case by case basis. The average listing period is around three months.

Total listing service fees amounted to $275,477 or 5. 1% of our operating revenues for the year ended December 31, 2024 due to the increasing number of collectibles and artworks listed on our platform after we commenced operations in March 2024. For the year ended December 31, 2024, 53 types of collectibles and artworks were successfully listed on our platform.

(2)  Transaction fee revenue: Transaction  fee revenue is generally calculated based on the transaction value of collectibles or artwork per transaction. Transaction value is the dollar amount of the purchase and sale of the ownership units of the collectibles or artwork after it is listed on our platform. We typically charge 0. 15% of the transaction value per transaction from both the purchase and sale side of the transaction resulting in an aggregate of 0.3% of total transaction value. Sometimes, we charge a predetermined transaction rate, which is negotiated on a case by case basis, for selected traders with specific large transactions. Transaction fee revenue also includes predetermined monthly transaction fees, which are negotiated case by case for selected traders with high trading volume, and is recognized and earned over the specified service period.

Total transaction fee revenue amounted to $1,314,253 or 24.6% of our operating revenues primarily due to the increasing number of traders that participated on the platform since we commenced operations. During the year ended December 31, 2024, we had approximately  38,000  active  traders  that  completed  approximately   15  million  transactions  with  a  total  transaction  value  of approximately $400 million.

(3) Marketing service fees: Marketing service fee revenue is a fee that we charge for promoting and marketing our customers ’ collectible or artwork. Marketing service fees are determined by contract and are amortized based on the service period. Total marketing service fees amounted to $3,762,241 or 70.3% of our operating revenues primarily due to the increasing number of collectible or artwork listed on our platform after we commenced operations in March 2024. During the year ended December 31, 2024, we promoted 49 types of collectible or artwork for our customers, of which 43 were successfully listed on our platform as of December 31, 2024.

(4) Other revenues: Other revenues primarily includes technological service fee revenue. Technological service fee revenue is negotiated on a case by case basis and is recognized when the related services have been performed based on the specific terms of the contract. During the year ended December 31, 2024, total other revenues amounted to $40,294, which consisted of $32,065 from providing technological services to our related parties.

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Cost of Revenues

Cost of revenues for the year ended December 31, 2024 amounted to  $500,375. Our cost of revenues primarily consisted of compensation including social welfare and benefits of personnel from our information technology department of approximately $0.1 million, online cloud service fees of approximately $0.1 million and storage fees of approximately $0.3 million.

Gross Profit

Gross profit for the year ended December 31, 2024 amounted to $4,852,325.

Selling and Marketing Expenses

Selling expenses for the year ended December 31, 2024 amounted to $1,627,488. Our selling expenses primarily consisted of compensation including  social welfare and benefits of personnel  from our marketing department and fees paid to third party contractors to provide marketing service and to recruit traders for the Company.

General andAdministrative Expenses

Our general and administrative expenses amounted to $557,689 for the year ended December 31, 2024. General and administrative expenses  consisted primarily  of compensation including  social welfare  and benefits  for our accounting  and  finance, business development,  legal, human resources  and  other personnel  of approximately  $0.2 million  and rent  expense  for  our  offices  of approximately $0.2 million. We expect our general and administrative expenses, including but not limited to, compensation and rent to continue to increase in the foreseeable future as our business grows further.

Other Income (Expense), Net

Total other expenses amounted to $43,010 for the year ended December 31, 2024, which consisted primarily of loss from equity investment of $43,075 in Mijia Warehouse Co., Ltd.

Provision for Income Taxes

Our provision for income taxes amounted to nil for the year ended December 31, 2024 due to our preferential tax rate reduction from our profitable VIEs and we have provided 100% allowance on net operating losses from our VIEs which incurred losses.

Net Income

Net income for the year ended December 31, 2024 was $2,624, 138.

Foreign Currency Translation Adjustment

Changes in foreign currency translation adjustment are mainly due to the fluctuation of foreign exchange rates between RMB and HKD (the functional currency of our operating entities) and the USD dollar reporting currency.

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Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations, additional capital contributions from shareholders and short term advances from related parties.

We had net income of approximately $2.6 million for the year ended December 31, 2024.

We  had  approximately  $2.0  million  of  cash  and  cash  equivalents  and  approximately  $1.7  million  of working  capital  as  of December 31, 2024. We believe that our current working capital is sufficient to support our operations for the next twelve months. We have used such funds, and intend to continue to use such funds and the funds we expect to raise in this offering, to grow our business primarily by:

•	investing in information technology infrastructure and proprietary software;
•	developing new businesses, including our trading service business on the Global Arts Exchange; and
•	promoting our brand and services; and management and for other general corporate purposes.

All of our revenue is denominated in RMB. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior  SAFE  approval  as long  as  certain routine procedural requirements  are  fulfilled. Therefore,  our PRC subsidiaries are allowed to pay dividends in foreign currencies to us without prior SAFE approval by following certain routine procedural requirements. However, current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are required to set aside at least 10% of their after-tax profits after making up previous years ’ accumulated losses each year, if any, to fund  certain  reserve  funds  until  the  total  amount  set  aside  reaches  50%  of their  registered  capital.  These  reserves  are  not distributable as cash dividends. Furthermore, capital account transactions, which include foreign direct investment and loans, must be approved by and/or registered with  SAFE and its local branches.  See “Risk Factors -Risks Relating to Doing Business in China.” We rely on dividends  and other distributions on  equity paid by our PRC  subsidiary to  fund any cash  and  financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

Cash Flows

As of December 31, 2024, we had cash of approximately $2.6 million. The table below sets forth a summary of our cash flows for the period indicated:

For the year ended December 31, 2024
Net cash provided by operating activities	$3,531,709
Net cash used in investing activities	$(1,500,533)
Net cash provided by financing activities	$77,382

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Operating Activities

Net cash provided by operating activities was approximately  $3.5 million for the year ended December 31, 2024 which was attributable primarily to the net income of approximately  $2.6 million, the increase in accounts payable to a related party of approximately $0.3 million for storage fees, the increase in deferred revenue of approximately $0.9 million, the increase in other payables  and  accrued  liabilities  of  approximately   $0.4  million,  partially  offset  by  the  increase  in  accounts  receivable  of approximately $1.0 million.

Investing Activities

Net cash used in investing activities was approximately $1.5 million for the year ended December 31, 2024, which was attributable to  our  equity  investment  in  Mijia  of  approximately  $1.0  million,  purchases   of  office   equipment  and  furniture  of approximately  $0.3 million and purchases of our online collectibles and artwork trading platform and accounting software of approximately $0.2 million.

Financing Activities

Net cash provided by financing activities was approximately $0.1 million for the year ended December 31, 2024, which was attributable  to  the  capital  contribution  of  approximately  $0.1  million  from  our  shareholders  and  advances  from  our  major shareholder, Mr. Kong, on behalf of the Company of approximately $68,000, partially offset by the increase in deferred offering costs of approximately $0.1 million.

Off-Balance Sheet Arrangements

We have not entered into any derivative contracts that are indexed to our shares and classified as shareholders ’ equity or that are not reflected  in  our  consolidated  financial  statements. Furthermore, we  do not have  any retained  or  contingent  interest  in  assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

Critical Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements that have been prepared in accordance with accounting principles generally accepted in the United States (“U.S.  GAAP”). The preparation  of these  financial  statements requires us to make  estimates  and  assumptions that  affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

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While our significant accounting policies are described in Note 2 to our consolidated financial statements included elsewhere in this prospectus, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our management’s discussion and analysis:

Principles of consolidation

The  consolidated  financial  statements  include  the  accounts  of  the  Company,  its  subsidiaries,  and  VIEs.  All  intercompany transactions and balances are eliminated upon consolidation.

Fair value measurement

The  accounting  standard  regarding  fair  value  of financial  instruments  and  related  fair  value  measurements  defines  financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices other than those in Level 1 for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The  carrying  amounts  included  in  current  assets  and  current  liabilities  are  reported  in  the  consolidated  balance  sheets  as approximate  fair  value  because  of the  short  period  of time  between  the  origination  of  such  instruments  and  their  expected realization and their current market rates of interest.

Revenue recognition

The Company is an online provider of artwork e-commence services in China, which allows artists and art dealers and owners to access the art trading market with a wider range of artwork investors through our platforms. We currently facilitate trading by individual customers of stamps, coins, and all kinds of artwork and commodities on our online platforms in Hong Kong.

The Company generates revenue from its services in connection with the trading of artwork on its platform, primarily consisting of listing service fees, transaction fees and other revenues collected from traders (the Company’s customers).

Revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price or fees are fixed or determinable, and (iv) the ability to collect is reasonably assured. Revenue is presented in the consolidated statements of income and comprehensive income net of sales taxes.

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Listing service fees

One-time nonrefundable listing service fees are collected from traders for listing their products on the platform. The Company recognizes listing services fee ratably over the estimated period of the listing. The fees are determined by contracts with the customers as a fixed percentage of the listing price.

Transaction fee revenue

Transaction fee revenue is generally calculated based on the transaction value of artwork per transaction. Transaction value is the dollar amount of the purchase and sale of the artwork after they are listed on the Company’s platform. Transaction fee revenue is recognized when the transaction is completed.

Transaction fee revenue also includes predetermined monthly transaction fees for select traders with large transactions and are negotiated on a case by case basis. Predetermined transaction fees are recognized and earned over the specified service period.

Predetermined transaction fees received in advance of the specified service period is recorded as deferred revenue.

Marketing service fees

Marketing service fees are service fees for promoting and marketing our customers ’ artwork. Marketing service fees are determined by contract and are amortized over the service period.

Other revenues

Other revenues (including $32,065 to related parties) primarily includes other service fees for information technology consulting services. Other revenue is negotiated on a case by case basis and is recognized when the related services have been performed based on the specific terms of the contract.

Income taxes

Current income taxes are provided for in accordance with the relevant statutory tax laws and regulations. We have only reported PRC income taxes since all our operations are carried out in PRC.

We account for income taxes in accordance with U.S. GAAP for income taxes. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Deferred tax assets are also provided for net operating loss carry forwards which can be utilized to offset taxable income in the future. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between  the  carrying  amount  of  assets  and  liabilities  in  the  unaudited  condensed  consolidated  financial  statements  and  the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

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An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the  period  incurred. No  significant  penalties  or  interest  relating  to  income  taxes  have  been  incurred  during  the  year  ended December 31, 2024. Our income tax return filed for December 31, 2024 is subject to examination by Chinese tax authority.

Commitments and contingencies

In the normal course of business, we  are  subject to contingencies, including legal proceedings  and claims  arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We will recognize a liability for such contingency if we determine it is probable that a loss has occurred and a reasonable estimate of the loss can be made. We consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non- emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosures about Market Risks

Liquidity risk

We are exposed to liquidity risk, which is the risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions to obtain short-term funding to meet the liquidity shortage.

Inflation risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues from our products do not increase with such increased costs.

Interest rate risk

Our exposure to interest rate risk primarily relates to the interest rate that our deposited cash can earn, on the other hand. Interest- earning instruments carry a degree of interest rate risk. We have not been exposed to material risks due to changes in interest rates. An increase, however, may raise the cost of any debt we incur in the future.

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Foreign currency translation and transaction

Our operating transactions and assets and liabilities are mainly denominated in RMB. RMB is not freely convertible into foreign currencies for capital account transactions. The value of RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk.

Recently Issued Accounting Pronouncements

Pronouncements not yet adopted

In May 2014, the Financial Accounting  Standards Board (“FASB”) issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be  entitled  for the transfer  of promised  goods  or  services to  customers. ASU 2014-09 will replace most  existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU No. 2015-14, “Deferral of the Effective Date”  (“ASU 2015-14”), which  defers the  effective  date  for ASU 2014-09 by  one year. For public  entities, the  guidance  in ASU 2014-09 was effective for annual reporting periods beginning after December 15, 2023 (including interim reporting periods within those periods), which means it will be effective for the Company’s fiscal year beginning January 1, 2025. In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability  of the  license  implementation  guidance. In May 2016, the FASB  issued ASU No. 2016-12  “Narrow-Scope Improvements  and Practical  Expedients”  (“ASU  2016-12”), which  amends the  guidance  on transition,  collectability, noncash consideration and the presentation of sales and other similar taxes. In December 2016, the FASB further issued ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” (“ASU 2016-20”), which makes minor  corrections  or  minor  improvements  to  the  Codification  that  are  not  expected  to  have  a  significant  effect  on  current accounting  practice  or  create  a  significant  administrative  cost  to  most  entities.  The  amendments  are  intended  to  address implementation  and provide  additional  practical  expedients  to  reduce  the  cost  and  complexity  of applying  the  new  revenue standard. These amendments have the same effective date as the new revenue standard. In September 2023, the FASB issued ASU No. 2023-13, which to clarify effective dates that public business entities and other entities were required to adopt ASC Topic 606 for annual reporting. As an “emerging growth company,” or EGC, the Company has elected to take advantage of the extended transition  period provided  in  the  Securities Act  Section  7(a)(2)(B)  for  complying  with  new  or  revised  accounting  standards applicable  to  private  companies.  The  amendments  in  this  ASU  are  effective  for  annual  reporting  periods  beginning  after December 15, 2024, including interim periods within annual reporting periods beginning after December 15, 2025. The Company is planning to adopt Topic 606 in the first quarter of 2020 using the modified retrospective transition method, and is continuing to evaluate the impact our pending adoption of Topic 606 will have on the consolidated financial statements. The Company is in the process of evaluating the new standard against its existing accounting policies, including the timing of revenue recognition and its contracts with customers to determine the effect the guidance will have on its consolidated financial statements and what changes to systems and controls may be warranted.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December  15, 2024,  and requires a modified retrospective approach to adoption assuming the Company will remain an emerging growth company at that date. Early adoption is permitted. In September 2023, the FASB issued ASU No. 2023-13, which to clarify effective dates that public business entities and other entities were required to adopt ASC Topic 842 for annual reporting. A public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting ASC Topic 842 for annual reporting periods beginning after December  15, 2024, and interim reporting periods within annual reporting periods beginning after December  15, 2020. ASU No. 2023-13 also amended that all components of a leveraged lease be recalculated from inception of the lease based on the revised after tax cash flows arising from the change in the tax law, including revised tax rates. The difference between the amounts originally recorded and the recalculated amounts must be included in income of the year in which the tax law is enacted. The Company has not early adopted this update and it will become effective on January 1, 2020. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

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In July 2023, the FASB Issued ASU 2023-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815). The amendments in Part I of the Update change the reclassification analysis of certain equity-lined financial instruments (or embedded features) with down round features. The amendments in Part II of this Update re- characterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2024. For all other entities, the amendments in Part I of this Update are  effective  for  fiscal  years  beginning  after  December   15,  2024,  and  interim  periods  within  fiscal  years  beginning  after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the  fiscal year that includes that interim period. The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect. The Company has not early adopted this update and it will become effective on January 1, 2020. The Company  does not believe the  adoption  of this ASU would have  a material  effect  on the  Company’s  consolidated  financial statements.

In  February  2024,  the  FASB  issued  ASU   2024-02,  Income  Statement—Reporting  Comprehensive  Income  (Topic  220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement—Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company has not early adopted this update and it will become effective on January  1, 2025. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently  adopted,  would  have  a  material  effect  on  the  Company’s  consolidated  balance  sheets,  statements  of  income  and comprehensive income and statements of cash flows.

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OUR INDUSTRY

Background

China is the world’s second largest economy and its GDP has grown steadily over the last three decades since it opened up in the 1980s. China’s real GDP grew at an average rate of 7.45% from 2011 to 2024 and exceeded 90 trillion yuan for the first time in 2024. Although China’s real GDP growth slowed to 6.6% in 2024, the International Monetary Fund forecasts China’s real GDP growth to be 6.3% and 6. 1% in 2023 and 2024, respectively, while the forecast for global economic growth is 3.3% and 3.6% for the same period according to the latest released “World Economic Outlook” in April 2025.

According to “2023 China Private Wealth Report” published by China Merchants Bank and Bain & Company, in 2016, the total size of investable assets held by individuals in China reached 165 trillion yuan, and the compound annual growth rate reached 21% during 2014 to 2016. It is estimated that by the end of 2023, the total size of investable assets would reach 188 trillion yuan.

In addition, in 2016, the number of high net worth individuals in China with more than  10 million yuan invested reached  1.58 million, and the compound annual growth rate in 2014 to 2016 reached 23%. It was estimated that by the end of 2023, the number of high-net-worth people in China would reach 1.87 million.

In 2016, China’s high-net-worth individuals per capita held about 31 million yuan of investable assets and held a total of 49 trillion yuan of investable assets. By the end of 2023, high-net-worth individuals had a portfolio of investable assets of RMB 58 trillion ($9.2 trillion).

The rapid accumulation of personal wealth and increased population of affluent individuals in China have stimulated the market demand for investment in collectibles and the art market.

Introduction of Collectibles Trading in China

China was one of the first countries in the world to use currency, approximately 5,000 years ago. China began using the stamp over 170 years ago. Since ancient times, due to its unique cultural and collection investment attributes, collectibles have had high value and are cultural bridges that communicate beyond international borders.

Collectibles can be considered separately, usually referring to post, coins, and magnetic cards. There are many commonalities in the collection and trading of post, coins, and magnetic cards.

Post  refers  to  philatelic  collections,  which  comprises  5  categories,  including  stamps,  postage  seals,  philatelic  commodities, philatelic tools, and philatelic collections, based on 5 major categories and subdivided into 28 industry segments. The number of stamps issued determines the price of the  stamps of the current year, but for the  stamps of previous years, the price will be preserved and even increased year after year due to the historical value carried in it and the scarcity after the gradual withdrawal from the market. This provides an attractive attraction for post collection and investment.

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From China Post

The coins category covers 8 sub-categories of gold and silver ingots, gold and silver bronze, ancient coins, historical banknotes, historical spending, modern banknotes, modern gold and silver coins, foreign coins, and 28 industry segments.

Ordinary commemorative coins were first issued by the People’s Bank of China in 1984. As of the end of 2024, 111 species had been issued. Precious metal commemorative coins, first issued in 1979, now include a total of more than 10 series of more than 2,000 varieties of gold and silver commemorative coins. According to the data of the People’s Bank of China,  since 2001, the circulation of precious metal commemorative coins has been on the rise. From 2001 to 2009, the circulation was relatively stable, ranging from 2 to 3 million. In 2010, it rose to 3.37 million, and in the next two years, it almost doubled, reaching 13.83 million in 2012. Subsequently, the circulation remained stable for nearly four years. In 2024, the circulation increased again to 18.42 million.

The magnetic cards category is mainly based on various types of cards. Due to the short period during which cards have been generated, the rise of IC cards and magnetic cards is relatively rapid, and the collection value is limited, so the collection of modern cards is relatively low. Based on the Tamura card, magnetic card, barcode card and IC card, it is divided into 11 industry segments.

After years of development, the collectibles industry has formed a relatively complete industry division, and because of the long- standing active people in the industry, such as enthusiasts, collectors, and experts, it has promoted the long-term rapid growth of the collectibles industry and the stability of industry value accumulation.

The booking and sales channels of collectibles are mainly based on the national outlets of China Post, the People’s Bank of China and China Telecom. These issuers have been working hard to expand sales outlets.

For a long time, as a healthy and low-cost cultural activity, philately has flourished. The demand for exchange of collectibles between  collectors  has  gradually  become  the  driving  force  behind  the  offline  market.  People  have  established  relatively standardized fixed-place trading markets in various places. There are more than 100 collectibles trading markets in all parts of the country (centralized offices, with more than 20 postal business locations), in 27 provinces, autonomous regions and municipalities in Beijing, Shanghai, Guangdong, Shanxi, Henan, and other locations. Representative companies are Shanghai Lugong Collectibles Trading Market, founded in 1983, and Beijing Madian collectibles trading market, founded in 1987.

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Relying on these collectibles markets, nearly 20,000 postal merchants are engaged in collectibles transaction related businesses. In this group, about  100,000 employees constitute the core of the collectibles offline trading market. Since most postal merchants operate on a family basis, detailed transaction data is difficult to obtain. According to the analysis of the scale data statistics and the sampling of business data by the YOUBAO APP, it can be estimated that the national offline collectibles transaction in 2023 was around RMB 100 billion.

As a relatively traditional industry, the application of collectibles to information technology is relatively backward. Since 2004, the market has begun to take the form of a forum to provide information services to practitioners. In 2013, with the help of mobile Internet technology,  collectibles ushered  in  a  leap-forward transformation, the main  event  of which was the  emergence  of a collectibles online trading platform. In 2013-2016, the online transaction market of collectibles increased from an initial 200 million yuan to 3.9 trillion yuan, and the number of listed products increased from the initial single digits to 4,474.

Introduction of Art Trading in China

The Chinese art market in the modern sense began with state-owned cultural relics stores, which were dominated by the planned economy in the late 1970s. Compared with the history of several major Western auction houses over 200 years, the 40-year history of the Chinese art market is relatively short-lived. The first batch of auction houses in China appeared in the 1990s, including Duo Yunxuan Auction (1992) and Guardian (1993). These auction houses began to auction in accordance with the laws of the market economy.

However, the art market in China has achieved extraordinary growth over a 40-year period, becoming the second largest market in the world. Its two largest local auction houses, Poly Auctions (founded in 2005) and China Guardian (founded in 1993) are now ranked as the third and fourth largest auction houses globally, after Christie’s and Sotheby’s.

According to “TEFAF Art Market Report 2024 – Art Dealer Finance,” in 2023, the total turnover of the global art market was $63.7 billion, and the volume of transactions also increased by 8%. China accounted for 21% of this turnover, a 14% increase in 2023 comparing to 2016.

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artprice.com AMMA

CHINA'S CONTRIBUTION TO THE GLOBAL AUCTION REVENUE

$20,000,000,000
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$8,000,000,000
$6,000,000,000
$4,000,000,000
$2,000,000,000
$0
Western countries
China
2008
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2010
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©artprice.com/AMMA

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Since 2012, the annual turnover of domestic auction houses in mainland China has fluctuated by approximately 30 billion yuan. At present, China’s economic growth rate (about 6%) is still higher than the world average (about 3%).

According to a 2025 Art Basel & UBS Report, in 2024, global online art and antiques sales reached an estimated $6 billion, an annual growth rate of 11%, accounting for 9% of global sales. Ninety-three percent of high-net-worth collectors born after 1980 reported that they had purchased art from the Internet, but most middle-aged and elderly collectors did not buy art online.

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According to “The Art Market,” released in 2024 by artprice and AMMA, today, 98% of the 6,300 auction houses worldwide are trading via online (compared to only 3% in 2005). The internet, which connects more than 5.3 billion people (data from Microsoft), has become the only and final space for auction houses in all countries, and has become the core of the strategy to conquer all continents.

As a formal concept, Art Internet appeared in the public eye in 2014. On December 27, 2014, independent scholar Wang Wei officially proposed at the first Art Internet Conference, which led the art industry to formally enter the “Internet +” era. As an important branch of China’s Internet development, Art Internet is essentially an industrial Internet, which mainly includes art media, art society, art e-commerce, and other forms of art and Internet. Art Internet combines the primary, secondary and tertiary markets in the art market.

Today, more and more traditional art dealers are aware of the use of the Internet and e-commerce to promote business. Therefore, this business has slowly grown and integrated with traditional intermediary businesses, and thus has penetrated new consumer groups. This makes it easier to form a closed loop ofthe art market. But in fact, there is an inconspicuous “gap” between the online and traditional markets. That is, the main body of art traded by the two has high and low ends, and the price and circulation are completely different.

Comparison of mainstream art trading patterns

Mode comparison	Revenue	Core competitiveness	Disadvantage
Collectible and Artwork e-commerce	Transaction fee, membership, marketing promotion, curatorial organization	Original art collection ability High frequency of transactions	Difficult to enter the high-end art market

Auction	Transaction fee	Greater Internet influence Quality Assurance	Extremely dependent on brand

Excessive value

According to the category of art works, the current domestic e-commerce models can be divided into four main types.

Under the first model, an auction is organized by an art auction company to determine the work bottom price, then conduct an online auction. The second model is to provide a trading platform without directly intervening in the trading behavior. Most art e- commerce companies use this method. Under the third model, the artist works with the website, the artist submits the work to the website and sells it online. After the sale, the two sides will share the profit from the sale. Finally, the fourth model is to set up an online gallery to promote the painter through the website, and conduct sales through remote mail order or directly to customers.

We expect that in the next few years, especially in the fields of art-related e-commerce services, home services, life services, art education, art appreciation, and art galleries, the importance of art-based forensic systems and art brokerage platforms will greatly increase.

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Drivers and Challenges of Online Collectibles and Artwork Trading Market

Increasing population of afluent individuals and demand for new investment products

The  steady increase of per capita disposable income and individual investable assets have  stimulated the market demand for personal  investment  products  and  services.  Moreover,  there  is  a  general  desire  among  individual  traders  to  diversify  from traditional investment channels, such as stocks, real estate and wealth management products issued by banks, to new investment products, such as trust products, online money market, peer-to-peer lending, crowd funding as well as online collectibles and artwork trading.

China’s  rapid  development  of  telecommunication  infrastructure  has  increased  nationwide  internet  access  and  facilitated  the popularization of digital mobile devices, which have contributed to the expansion of the Internet user base (“netizens”) population in China.

According to China Internet Network Information Center, or CNNIC, as at the end of 2024, China had a total netizen population of 829 million and an internet penetration rate of 59.6%. Total mobile internet users increased from approximately 302.7 million in 2010 to approximately 817 million in 2024.

In addition, the mobile internet users as a percentage of total internet users increased from 66.2% in 2010 to 98.6% in 2024, signaling the expansion of the mobile internet community.

The growing netizen population, the advancement of internet technology and the development of third party payment platforms have facilitated the development of e-commence. As of December 2024, the number of online shopping users in China reached 610 million, with an annual growth rate of 14.4% and a netizen usage rate of 73.6%.

The number of mobile online shopping users reached 592 million, accounting for 72.5% of mobile Internet users, with an annual growth rate of 17. 1% in 2024 comparing to 2023. The development of the e-commence market has accelerated the general public’s acceptance of online collectibles and artwork trading as an online product.

More open and international collectibles and artworks markets

In  2000,  the  “P  Recommendations  for  the   10th  Five-Year  Plan  for  Economic  and  Social  Development”  first  proposed  the development of cultural industries. After 9 years, a cultural industry revitalization plan was issued, marking the rise of China’s cultural industry as a national strategic industry. In 2013, the Third Plenary Session of the  18th CPC Central Committee proposed to  establish  a  sound  modern  cultural  market  system,  marking  the  transformation  of China’s  cultural  industry  to  achieve  the development of dynamic mechanisms. The 2023 19th Report further elaborated on the cultural construction of the new era. The construction of “One Belt, One Road” provides an opportunity for our cultural industry to go global. We have a long history and rich cultural resources, and have the infinite charm of cultural diversity. It is our historical mission to spread Chinese culture to all parts of the world and to tell the Chinese story. The development of an international cultural market has enormous potential and space.

Challenges

China's macro-economy slowdown

China’s year-over-year GDP growth has been levelling out from a double-digit increase to just over 6.0% since 2015. It is expected that the trend will continue over the mid-to-long term, and the International Monetary Fund predicts China’s macro-economy to grow at 6.3% in 2025. The slowdown of economic growth will exert downward pressure on the growth of individual disposable income and the investable asset pool in general. It may also decrease the general public’s willingness to spend or invest due to reduced confidence in future prospects.

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Transforming the investment direction of high net worth individuals

At present, China’s high net worth individuals are still relatively abundant, and it is believed that funds owned by these individuals have not been  invested  in the  collectibles  and  art market because they  are  still  in the progressing  stage  of their  investment propensity. A large number of new collectors need to enter the market, and how to develop and encourage these collectors is a long- term project.

Selection of listedproducts

Online collectibles and artwork trading competes against other e-commerce products and is thus affected by customers ’ evolving product preferences.

Even for artwork, according to TEFAF, purchases by older Chinese collectors tends to be stable, and it will be the dominant force in the art market in the next 10 years. Millennial collectors are younger and mostly have a Western educational background, which makes them very sensitive to Western contemporary art and their collection behavior is closer to Western practices. However, in terms of transaction volume, they are less likely to purchase a single piece of work from $10 million to $100 million in the next 3-5 years, and they are typically not interested in ancient Chinese art.

We need to face the different preferences of different customers to determine our future products. However, individual customers ’ preferences are very difficult to predict.

Government strengthening regulation on collectibles and artwork e-commence trading

Due to the relatively short history and lack of regulation in the early stages of the industry, there have been several cases of fraudulent or illegal platforms for online collectibles and artwork trading, resulting in heightened scrutiny and more stringent regulation by the Chinese government. On November  11, 2011, the State Council promulgated Circular 38, and on July  12, 2012, the general office of the State Council further promulgated Circular 37. After the issuance of Circulars 38 and 37, the government has investigated, rectified and closed down many illegal, irregularly operated or fraudulent trading platforms. Moreover, on August 31, 2024, the NPCPRC issued the E-Commerce Law of the People’s Republic of China, effective as of January  1, 2025. These regulations were introduced to protect online customers’’ interests, reduce risks and build up a better regulatory framework for the industry. It also means exchanges and trading service providers like us may receive more scrutiny and oversight.

Competition among providers of collectibles and artwork trading services

The collectibles and artwork trading market is highly competitive and fragmented for trading service providers. As of December 31, 2024, there were over  10  active trading  service providers in Hong Kong. The exchanges compete against each other for members and customers, and they could attract high-quality members with larger customer bases by setting more favorable trading models and rules. The trading service providers select the exchanges they operate on by considering a combination of factors, including the reputation, scale and reliability of the exchanges and the trading model and rules set by the exchanges.

The trading service providers compete for customers and trading volumes based on various factors. Since online collectibles and artwork customers often rely on accurate and timely market information and in-depth market analysis to trade, trading service providers  that  have  better  technology  platforms  and  stronger  research  capabilities  are  able  to  attract  customers  with  such advantages vis-a-vis their competitors. More importantly, due to the fact that traders often need to link their confidential personal information such as mobile numbers, national ID numbers and bank accounts with their trading accounts, trade service providers that have stronger brand recognition and reputation in the industry are able to develop customers more effectively and efficiently compared with their less well-known competitors.

We believe our proprietary technology platform, our focus on premier customers, our comprehensive customer services and strong brand recognition in the industry, will enable us to compete effectively in the fast evolving online collectibles and artwork trading industry in the Hong Kong.

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BUSINESS

Overview

We are an online provider of collectibles and artwork e-commence services in Hong Kong, which allow collectors, artists and art dealers and owners to access a much bigger art trading market where they can engage with a wider range of collectibles or artwork investors than they could likely encounter without our platforms. We currently facilitate trading by individual customers of all kinds of collectibles, artwork and commodities on our leading online platforms in Hong Kong, namely the Fair Artwork Appraisal and Evaluation Center (Shenzhen) Co., LTD and Global Arts Exchange Limited. We commenced our operations in March 2024 and our customer trading volume has been growing rapidly since then. We also provide online and offline integrated marketing, storage and technical maintenance service to our customers in China.

According to the statistics of the Ministry of Commerce of the People’s Republic of China, in 2023, e-commerce realized sales growth of 26.8% in China. On many mainstream e-commerce platforms, cultural products such as arts and crafts flourished and developed rapidly, and art e-commerce is gradually growing. Online trading has become a major trend of the global art trade. As a comprehensive  service  company  with  rich  cultural  and  art  collection  market  operations  and  marketing,  we   seize  current development  opportunities  and provide  online  and  offline  supporting  services  for  domestic  and  international  art  e-commerce platforms. We plan to build a complete art business e-commerce service chain to serve the industry.

We provide customers of our online platform with comprehensive services, including account opening, art investment education, market information, research, real-time customer support, and artwork warehousing services. Most services are delivered online through our proprietary client software and call center. Our client software provides not only market information and analysis, but also interactive functions including live discussion boards and instant messaging with customer service representatives, which we believe enhances our customers ’ engagement. Internally, we legally collect and analyze customer behavior and communications data from our client software, customer relationship management system and the exchanges, which allow us to better understand, attract and serve our customers.

We  provide  industry  solutions  and  related  software  products,  system  development  and  technical  support  services  for  our  e- commence platform customers.

We strive to minimize conflicts of interest with our customers, which we believe is essential for our long-term success. Under the trading rules of the two exchange platforms we operate on, we do not set, quote or influence the trading prices, and cannot access our customers ’ money.

Our Strategy

We strive to continue building a collectible and artwork trading platform that is highly trusted by customers. To achieve this objective, we plan to implement the following strategies:

Strengthen our brand and market position

Currently, the online collectibles and artwork trading service market in China is characterized by high growth potential, limited operating history  and high  fragmentation. Going  forward, we believe that individual customers will be gradually  attracted to leading service providers with strong brand recognition, good reputation and high standards of customer service, and as a result, market concentration will increase.

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To seize this opportunity, we plan to further strengthen our branding efforts so that more people will learn about spot commodity trading, and our services and reputation. We are also committed to becoming a major driving force for higher industry standards in terms of research, services and employee professional qualifications. We believe this will expand the customer base of our industry, as well as strengthen our market leading position.

Introduce new collectibles and artworkproducts;

Prior to December 2024, we mainly provided services for the online trading of 8 types of collectibles and artwork products for a total of 53 products, including stamps, coins, postage seals, collectible cards, paintings, clay teapots, jade sculptures and similar products.

We plan to further expand our product offerings to other collectibles and artwork trading products such as calligraphy, sculptures (other than jade), crafts, jewelry, metal ware, ceramics, and antique furniture.

We may also seek to diversify from trading-oriented products and to venture into wealth management advisory services in the future.

Explore small and mini-account business

With the emergence of mobile Internet, we see an opportunity in the mini-account area of the market. These are accounts with minimum deposit requirements as low as RMB10 and sometimes with a cap (e.g., RMB1,000) on total amount invested. With small amounts involved, it can be used as an investor education tool or even entertainment.

We believe that our technological capabilities and our understanding of the trading products and target customers accumulated through our existing business position us well to capture this opportunity. We intend to utilize the mobile Internet to acquire a large number of “long-tail” customers with relatively low cost and to provide most services in an automated manner, thus achieving economies of scale. Some of the mini-account customers could upgrade to become our premier customers, hence benefiting our existing business.

Selectively explore acquisition opportunities; and

We believe that the online collectibles and artwork trading service market in China is still in its early stages of development. As part of our competitive strategy, we may consider acquiring peer firms with distinctive advantages complementary to ours in order to  strengthen  our  market  position.  Moreover,  the  broader  Internet  finance  market  in  China  has  presented  many  business opportunities. We will selectively and cautiously explore acquisition opportunities, with a view to diversify and enhance our overall business profile as well as to create synergies and generate financial returns.

Continue to attract, cultivate and retain talent.

We rely on our management team and employees to serve our customers and implement our growth strategies. Hence, attracting, cultivating and retaining talent has been, and will remain, critical to our success. We plan to continue to attract and retain highly skilled personnel, particularly the technology and research professionals, and further strengthen our corporate culture by continuing to invest in employee training and other professional development programs. We will continue to provide our employees with growth opportunities, performance-based incentives linked to individual contributions and our operational results and other benefits to align employees ’ interests with those of our shareholders.

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Our Services

We provide customers of our online platform with comprehensive services, including the following:

Investor Education

We believe that investor education is critical in preparing potential customers for online collectibles and artwork trading. We have developed  a  set  of  educational  programs  designed  to  target  customers  with  a  variety  of  experience  levels  and  investment preferences. Our education programs include basic rules and processes of online collectibles and artwork trading, fundamental analysis methods and technical analysis methods. Most of our educational resources are easily accessible through PC and APP versions of our client software. Certain materials are also available on our websites.

Market Information Provision

We provide comprehensive market information to our customers, including real-time price quotes, technical indicators, relevant market news and macroeconomic data and news. Market information is accessible by our customers and potential customers through PC and APP versions of our client software and our website.

Customer Support

We  are  committed  to  providing  high-quality  customer  support.  Most  of  our  services,  including  investor  education,  market information provision and research  support  services, are accessible through our client  software, which we believe provides a positive experience for our customers due to its user-friendliness and easy access. Besides our client software, we have a dedicated team of customer service personnel that handles real-time customer inquiries about our software, market news and research reports, and other questions, via call, text message and online instant message.

We request that all our customer representatives conduct customer communications via our communication system that is closely monitored by us.

In addition, we receive customer complaints from time to time. To ensure that reasonable complaints made by each customer are adequately addressed and for risk management purposes, we have established a customer complaint department at our customer service  center. For  a  complaint received,  our  customer  compliant  officer will  first  confirm  details  of the  complaint with the customer and then verify the facts with the relevant department. Based on our verification results and our internal policy, we seek to resolve complaints through discussions with the customer. The complaint and our response are recorded in the CRM system, and feedback is also provided to relevant departments. We also report complaints to the compliance department, which will check for noncompliance and advise the relevant department to take rectification measures, if necessary.

Technology Infrastructure

The client software and the CRM system comprise our core technology infrastructure and enable us to move each key phase of our business operation online.

Our Trading Platform

Our  proprietary  platform  is  an  all-electronic  trading  system,  consisting  of host  computers,  client-side  terminals  and  related communication system. Our trading system supports the trading and payment/settlement of collectibles and artworks. It is an electronic platform developed by a third party software development company and customized for us, primarily consisting of a matching system, a transaction monitoring system, an account managing system and a settlement system.

Matching is a core function of our trading platform. Our system concludes transactions by matching all the transactions submitted by the traders. Transaction monitoring system is responsible for monitoring the daily transactions in real-time to ensure fairness and accuracy in our trading platform. The settlement system verifies and reconciles daily statistical data with the banks ’ transaction system, and completes the registration and settlement (or payment) of collectibles or artwork units once the transaction data is verified.

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Through  our trading platform, we provide  customers with timely  and  comprehensive market  information,  investor  education programs, simulated trading, research reports, quantitative analysis tools and interactive customer support functions.

Our website http://gjwjs.com/ is an essential part of our trading platform.

The website is important as it is the gateway to our trading platform. It publishes our membership and trading rules, trading information disclosure, and products introduction, and provides services to traders, such as account management. Traders may open, close and manage their accounts with us on our website. A client-end terminal may be downloaded from our website. Through the terminal, traders may access their account with us and conduct transactions in collectibles or artwork units, such as purchasing and selling and submitting inquiries. Data transmission between the traders and our trading system is encrypted to prevent data leaks.

Our trading system hardware platform is hosted on Ali Cloud, our clearing system hardware platform is hosted on Ali Cloud and our disaster recovery system is set up in the China Telecom Shenzhen Longjiang IDC room, located in Shenzhen, China. The real-time data synchronization functionality which we provide ensures the safety of transaction data.

We  provide  industry  solutions  and  related  software  products,  system  development  and  technical  support  services  for  our cooperation e-commence platform customers.

Ofering and trading of collectibles and artwork on our platform

Offering and trading of collectibles and artwork on our platform involves a number of parties, namely, Original Owners, Offering Agents, and Traders.

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An Original Owner is the original owner of the collectibles or artwork to be offered and traded on our platform. The Original Owner must have good and marketable title to the collectibles or artwork and have the right to dispose of the collectibles or artwork.

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A Trader is anyone who is 18 years or older or any entity that maintains a trading account with us through our electronic trading platform and participates in the trading of collectibles or artwork units. Once a Trader acquires one or more units of collectibles and an artwork, the Trader becomes the owner of that collectibles and artwork.

Presently, only residents of the People’s Republic of China are eligible to become a Trader.

Additional parties such as insurer, appraisal firm and custodian for collectibles or artworks may be retained in connection with the offering and trading of collectibles or artwork on our system.

The Original Owner and the Offering Agent are required to comply with our rules in connection with the offering of collectibles or artwork. If we discover any violation, we will require that they take corrective actions. If the Offering Agent engages in fraudulent activities, such as putting out false or misleading advertisement or disclosure on the collectibles or artwork, it may be barred from participating in any offering for up to two years, in addition to any legal liabilities.

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For the main signator to apply for the listing, the process is as follows

For publicly hosted collectibles and artworks:

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We strive to minimize conflicts of interest with our customers, which we believe is essential for our long-term success. Under the trading rules of the two exchanges on which we operate, we do not set, quote or influence the trading prices, and cannot access our customers ’ money.

Main Trading Rules for Individual Customers

Traders log in to their own account through the customer platform for trading. The transaction application shall be deemed to be the transaction commission submitted by the dealer to the online platform. Once the transaction is completed, the ownership of the corresponding physical object belongs to the purchaser of the transaction, the physical delivery is completed, and the physical holder can apply for delivery or voluntarily deposit the collection in a cooperative third-party storage company. The applicant for the transaction must fulfill the corresponding obligations and settle with the other party in accordance with the method determined by these rules.

We monitor and regulate the conduct of traders on a daily basis through our real-time monitoring system. If there are irregular trading activities that may affect the trading price and volume of collectibles or artwork units, we will seek clarification from the trader(s) by sending inquiries and notices, conducting interviews, and the like. If there is any violation of our trading rules, we may take the following action:

•	issue oral or written warnings;
•	request that the trader submit a written commitment;
•	issue a reprimand;
•	impose a fine;
•	suspend or limit trading activities; or
•	revoke the qualifications ofthe trader.

The  exchanges have not  adopted  any  deposit-based leveraged trading  system.  Customers  can  only use the  funds  as they  are deposited.

Sales and Marketing

Our marketing activities include promoting our brand to increase recognition, attracting new customers through targeted marketing and promoting our client software, which has a broader reach of users who might become our potential customers.

We are currently marketing our electronic trading platform through participation in culture and art exhibitions and internet advertising, both through online and traditional marketing channels.

Our online marketing relies mainly on search engine marketing and displaying advertisements on portal websites. We also actively promote  our  client  software through mobile  application  stores.  In  addition, we promote  our brand  and  software through  our corporate pages on popular interactive social media such as Weibo and Wechat.

We promote our brands through other traditional media channels such as by placing advertisements in newspapers and magazines.

We focus on investing in cost-effective marketing initiatives and continuously evaluate the effectiveness of various marketing channels to optimize the allocation of our marketing spending.

Interested persons who provide their  contact  information to us become  our potential  customers. We  also promote  our  client software through various websites and app stores. A guest version of our software is free to download and use. Through simple online registration, people get free access to the user version of our client software and become our potential customers. We do not conduct cold calls. Additionally, we encourage existing traders to introduce new traders.

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Our  customer  representatives  interact  with  potential  customers  regarding  online  collectibles  and  artwork  trading,  our  client software and services through call, text message and instant messaging function in our client software. Our representatives begin building relationships with our customers in anticipation that they will open trading accounts with us.

A potential customer who opens and activates a trading account with us becomes our customer. We provide more services to customers compared to potential customers, including free usage of the customer version of the client software which has richer features, as well as access to more comprehensive research reports and technical analysis tools.

Our Customers

Our customers are the Traders and Original Owners. Because we have listed only 49 sets of collectibles and artworks so far and we are constantly marketing and increasing our customer base, it is difficult to ascertain if the loss of a single customer, or a few customers, would have a material adverse effect on us. No one customer constitutes in the aggregate 10% or more of our consolidated revenue.

Our customers can open and activate trading accounts with us online in an easy and user-friendly manner. After filling in basic personal information in our application form, a customer can link his or her personal bank account to his or her trading deposit account, which is an independent depository account under his/her trading account. We cannot access our customers ’ money, but as a comprehensive member, we can monitor their trading activities and account balances in real time through the exchange’s information system. Customers can freely withdraw funds from their accounts so long as the minimum deposit requirements for their trading positions are met. After a trading account is activated, it becomes a “tradable” account and will remain tradable until the account is closed. We define “active” accounts as tradable accounts that have executed at least one trade during a relevant period.

We believe that the growth of tradable accounts and active accounts, combined with our strategy to focus on premier customers, has historically contributed to the significant growth of our trading volume.

Competition

The art e-commence market is highly competitive and many traditional art galleries and auction houses may provide a platform for collectibles or artwork owners to sell their collections. However, their trading model is substantially different from ours. As of December 31, 2024, there were over 50 active art e-commence platforms operating nationwide. The trading service providers compete with each other for customers and trading volume based on factors including brand, technology, research and customer services.

Differing from our strategy of focuses which also include collectibles such as stamps and coins, which have a broader acceptance among the general public, artwork that is eligible for offering and trading on certain of our competitors ’ platforms includes calligraphy, paintings, sculptures, crafts, jade, jewelry, metal ware, ceramics, and antique furniture. As these types of art require more professional appreciation, artwork only platform restricts customer groups.

Certain of our competitors that operate stamp and coin online forums use the traditional forum posting model, where customers need to pay membership fees when they register, in order to post, buy and sell products on the forum, and only offer offline delivery. They may not guarantee authenticity of the collectibles or artworks, while all collectibles or artworks sold on our platform have been authoritatively certified by a third-party appraisal company to ensure the quality of our collection.

China’s largest online retailer, JD.com listed on the NASDAQ in May 2014 and also launched an art e-commence mall in November 2023.

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Although some of our competitors may have greater financial resources or larger customer bases than we do, we believe that our proprietary technology platform, our comprehensive customer services and strong brand recognition in the industry, will enable us to compete effectively in the fast evolving art e-commence trading industry in the PRC.

Our Strengths

Market leader with strong brand recognition

Thanks to our efficient and scalable operating model, we have a track record of becoming a market leader in a relatively short period after we commenced operations on an e-commence platform.

We commenced operations in March 2024 and our customer trading volume reached to approximately $400 million by the end of 2024.

As a leading online provider of online collectibles and artwork trading services, we also enjoy strong brand recognition in the industry. We believe that our leading market position and strong brand recognition have reinforced each other, creating a virtuous circle and helping us to succeed in this industry.

Proprietary technology enabling eficient operations

We acquire and serve our customers mostly online and do not operate physical branches. As such, our proprietary technology infrastructure, client software, CRM system and information security and data analysis capabilities, are critical to our operations. We have invested substantially in research and development.

Our client software provides comprehensive trading information and tools, as well as interactive functions such as live discussion boards and instant messaging with customer representatives, which we believe enhance our customers ’ engagement. Our CRM system allows us to efficiently manage relationships with customers and potential customers, monitor and supervise customer communications, as well as centrally manage customer information to reduce the risk of leakage or misuse.

We collect customer data through our client software and CRM system, as well as from the online platform. We have a dedicated team to analyze these data, which can help us to better allocate marketing budget, identify target customers and provide tailored customer service.

We believe this integrated technology infrastructure distinguishes us from our competitors and has helped us to replicate our success on different exchanges. To maintain our technological edge, we will continue to upgrade and optimize our technology based on customer feedback and market developments.

Comprehensive and interactive customer services

We strive to continuously enhance our customers ’ experience through our dedicated services. Thanks to the various customer data accessible through our CRM system, the team is able to provide tailored and informed services to our customers and enhance their experience with us.

Customer interactions: We encourage our customers to interact with our customer representatives as well as among themselves through the live discussion boards in our client software, website and social media tools. We believe such interactions enhance our customers ’ engagement and experience.

Prudent risk management system

We have established rigorous risk management policies and practices as we believe that risk management is crucial to the success of our business. We mainly focus on two types of risks: operational risks and information security risks.

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Operational risks: We are exposed to operational risks for various aspects of our business and we have formulated comprehensive internal policies to manage the risks related to four key business processes: marketing, customer development, research publication and customer service. Our compliance department reviews all promotional materials, advertisement, as well as research materials before publication, to avoid disclosure of misleading or inaccurate information. We monitor the interactions between our sales and potential customers, and between our customer representatives and customers, by  screening recorded conversations using our automatic speech recognition system and spot checks.

Information security risks: We have set up a comprehensive information security system to safeguard our customers ’ information and our proprietary data.

Experienced management team

Our  founders  and members  of our  senior management team have  significant  experience  in  financial  service  and  information technology industries, and possess valuable know-how in collectibles and artwork trading services. Our core management is able to efficiently manage a team of over 50 employees and keep them coordinated and incentivized.

In addition, we have a competent team of core staff covering many critical aspects of our business, including marketing and brand management,  risk  management,  software  development  and  human  resources.  We  also  strive  to  cultivate  talents  and  build  a multilevel high-quality talent pool. We have invested a significant amount of resources in training and professional development programs for our employees.

Employees

As of March 31, 2025 and December 31, 2024, we had a total of 69 full time employees. The following table sets forth the breakdown of our employees ’ functions:

Function	Number	% of Total Employees
Technology and Research	15	22%
Sales & Marketing	17	25%
Storage	23	33%
General & Administration	14	20%
	69	100%

As of March 31, 2025, 68 of our employees were based in Shenzhen City, China, where our principal executive offices are located, and the remaining employees is located in Hong Kong.

As required by PRC regulations, we participate in various government statutory employee benefit plans, including social insurance funds, namely a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the  salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. As of the date of this prospectus, we have made adequate employee benefit payments. However, if we were found by the relevant authorities that we failed to make adequate payment, we may be required to make up the contributions for these plans as well as to pay late fees and fines. See “Risk Factors—Risks Related to Doing Business in China—Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.”

As required by Hong Kong laws and regulations, we contribute to the Mandatory Provident Fund and take out insurance policies for our Hong Kong-based employees.

We enter into standard labor and confidentiality agreements with our employees. We believe that we maintain a good working relationship with our employees, and we have not experienced any major labor disputes.

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Facilities

Our principal executive offices are located in Shenzhen, China, where we lease approximately 2,500 square meters of office space. Our leases will expire in 2020. Our leased premises are leased from unrelated third parties and related parties who either have valid titles to the relevant properties or proper authorization from the title holder to sublease the property, save as disclosed in the following table:

Particulars of the Incident	Remedial Action

According to the Administration Services Agreement (the “Services Agreement”) dated August 1, 2024 entered into between Global Arts Exchange (HK) Limited and HK NYAE Limited, HK NYAE Limited agreed to provide office space and facilities to Global Arts Exchange Limited. The office space for the premises of Unit 909, Level 9, Cyberport 2, 100 Cyberport Road, Hong Kong (the “Premises”) was provided by HK NYAE Limited to Global Arts Exchange (HK) Limited pursuant to the Services Agreement. However, according to the Lease (the “Lease”) dated June 27, 2024, entered into between HK NYAE Limited as tenant and Hong Kong Cyberport Management Company Limited as landlord (the “Landlord”) in respect of the Premises, HK NYAE Limited shall not assign or underlet the Premises or any part thereof, nor share or part with the possession or occupation of the Premises or any part thereof and not use or permit to be used the Premises or any part thereof as registered office of any company whether incorporated in or outside Hong Kong except of HK NYAE Limited itself.

As HK NYAE Limited does not have proper authorization from the Landlord to sublease the Premises to Global Arts Exchange Limited, the Landlord  shall have the right under the Lease to re-enter the Premises,   in   which   event   the   Lease   may   end.  As   such, Global Arts Exchange (HK) Limited is in the process of finding a new place for its office.

Neither HK NYAE Limited nor Global Arts Exchange (HK) Limited has obtained consent from the Landlord for Global Arts Exchange Limited’s use of the Premises as its office. HK NYAE Limited does not have proper authorization from the title holder to sublease the Premises to Global Arts Exchange Limited.

We obtained these office space rent-free from local industrial parks.

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Intellectual Property

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on trademark, trade secret law and confidentiality and invention assignments with our employees and others to protect our proprietary rights.

We have one registered trademark in China that we acquired from a third party. This trademark is a graphic trademark with registration No. 5120703. The trademark is currently being transferred to our name. We submitted the transfer documents to the Trademark Office of the State Administration for Industry and Commerce of the PRC on January 29, 2025, and the transfer is pending.

We have one software copyright registration, and own 6 domain names. The software copyright name is “Managed Warehouse Management System V1.0.”

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property. Monitoring unauthorized use of our intellectual property is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our intellectual property. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

In addition, third parties may initiate litigation against us alleging infringement of their proprietary rights or declaring their non- infringement of our intellectual property rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. Moreover, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations.

See  “Risk  Factors—Risks  Related  to  Our  Business—We  may  not  be  able  to  prevent  others  from  unauthorized  use  of  our intellectual property, which could harm our business and competitive position.” and “—We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.”

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Insurance

We provide social security insurance including pension insurance, unemployment insurance, work-related injury insurance and medical insurance for our employees. We do not maintain business interruption insurance or general third-party liability insurance, nor do we maintain key-man insurance. We plan to purchase property insurance for artworks in our warehouse by the end of May 2025 and we have not to date suffered any losses to the artworks stored in our warehouse.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal  or  administrative  claims  and  proceedings  arising  in  the  ordinary  course  of business.  Litigation  or  any  other  legal  or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

Regulations

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China and Hong Kong.

PRC Regulations

PRC Laws and Regulations relating to Foreign Investment

The Draft PRC Foreign Investment Law

In January 2015, MOFCOM published a discussion draft of the proposed Foreign Investment Law for public review and comment. The draft law purports to change the existing “case-by-case” approval regime to a “filing or approval” procedure for foreign investments in China. The  State Council will determine a list of industry categories that are subject to special administrative measures, which is referred to as a “negative list,” consisting of a list of industry categories where foreign investments are strictly prohibited, or the “prohibited list,” and a list of industry categories where foreign investments are subject to certain restrictions, or the “restricted list.” Foreign investments in business sectors outside of the “negative list” will only be subject to a filing procedure, in contrast to the existing prior approval requirements, whereas foreign investments in any industry categories that are on the “restricted list” must apply for approval from the foreign investment administration authority.

The draft for the first time defines a foreign investor not only based on where it is incorporated or organized, but also using the standard of “actual control.” The draft specifically provides that entities established in China but “controlled” by foreign investors will be treated as FIEs. Once an entity is considered to be an FIE, it may be subject to the foreign investment restrictions in the “restricted list” or prohibitions set forth in the “prohibited list.” If an FIE proposes to conduct business in an industry subject to foreign investment restrictions in the “restricted list,” the FIE must go through a market entry clearance by MOFCOM before being established. If an FIE proposes to conduct business in an industry subject to foreign investment prohibitions in the “prohibited list,” it must not engage in the business. However, an FIE that conducts business in an industry that is in the “restricted list,” upon market entry clearance, may apply in writing for being treated as a PRC domestic investment if it is ultimately “controlled” by PRC government authorities and its affiliates and/or PRC citizens. In this connection, “control” is broadly defined in the draft law to cover the following summarized categories: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the  subject  entity but having the power to secure at least 50% of the  seats on the board or other equivalent decision making bodies, or having the voting power to exert material influence on the board, the shareholders ’ meeting or  other  equivalent  decision  making  bodies;  or  (iii)  having  the  power  to  exert  decisive  influence,  via  contractual  or  trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. According to the draft, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the draft law has not taken a position on what actions will be taken with respect to the existing companies with the “variable interest entity” structure, whether or not these companies are controlled by Chinese parties.

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The draft emphasizes the security review requirements, whereby all foreign investments that jeopardize or may jeopardize national security must be reviewed and approved in accordance with the security review procedure. In addition, the draft imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from the investment implementation report and investment amendment report that are required at each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may be subject to fines and/or administrative or criminal liability, and the persons directly responsible may be subject to criminal liability.

In December 2024, the Standing Committee of the National People’s Congress published a discussion draft of a new proposed Foreign Investment Law, aiming to replace the major existing laws governing foreign direct investment in China. On January 29, 2025, the discussion draft with slight revisions, or the New Draft Foreign Investment Law, was submitted for review. Pursuant to the New Draft Foreign Investment Law, foreign investments shall be subject to the negative list management system. The “negative list”, which is issued or approved by the  State Council, specifies the special management measures for the access of foreign investment in specific areas. If a foreign investor is found to invest in any prohibited industry in the “negative list”, such foreign investor may be required to, among other aspects, suspend its investment activities, dispose of its equity interests or assets in the target companies, and forfeit its income. In addition, if a foreign investor is found to invest in any restricted industry in the “negative list”, the relevant competent department shall require the foreign investor to take the measures to correct itself.

However, the New Draft Foreign Investment Law does not mention the “actual control” as regulated in the previous draft and the position to be taken with respect to existing or future companies with the “variable interest entity” structure. On March 15, 2025, the Foreign Investment Law of the People’s Republic of China, or the Final Foreign Investment Law, with slight revision, is finally issued and will become effective on January  1, 2020. Although variable interest entity structures are not included in the Final Foreign Investment Law, it is uncertain whether any interpretation and implementation of the Final Foreign Investment Law or new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or, if adopted, what they would provide.

When the Final Foreign Investment Law becomes effective, the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations, will be abolished. The FIEs established in accordance with the  Sino-foreign Equity Joint Venture Enterprise Law, the  Sino-foreign Cooperative Joint Venture Enterprise Law  and the Wholly Foreign-invested Enterprise Law before the Final Foreign  Investment Law becomes effective, may keep their original organizational forms for five years after the effectiveness of the Final Foreign Investment Law. See “Risk Factors—Risks Related to Doing Business in China—Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.”

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Negative List Relating to Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment promulgated and as amended from time to time by MOFCOM and National Development and Reform Commission (the “NDRC”) and MOFCOM. In June 2023, MOFCOM and the NDRC promulgated the Catalog (2023 Revision), which became effective in July 2023 and was amended in June 2024. In June 2024, the Guidance Catalog of Industries for Foreign Investment (2023  Revision) was replaced by the  Special Administrative  Measures  (Negative  List)  for  Foreign  Investment Access  (2024 Version), or the Negative List. Industries listed in the Negative List are divided into two categories: restricted and prohibited. Industries not listed in the Negative List are generally deemed as constituting a third “permitted” category. Establishment of wholly foreign-owned  enterprises  is  generally  allowed  in  permitted  industries.  Some  restricted  industries  are  limited  to  equity  or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the Negative List are generally open to foreign investment unless specifically restricted by other PRC regulations.

Though the business we conduct or will conduct through each variable interest entity is not within the category in which foreign investment is currently restricted under the Negative List or other PRC Laws, we expect that in the future Shenzhen Fair Artwork Center  will engage in marketing survey services for online marketplaces. Marketing survey services are within the category in which foreign investment is restricted pursuant to the Negative List. In addition, we intend to centralize our management and operation in the PRC to avoid being restricted from conducting certain business activities which are important for our current or future business but are currently restricted or might be restricted in the future. As such, we believe the agreements between the WFOE and each variable interest entity are necessary and essential for our business operations. These contractual arrangements with each variable interest entity and its shareholders enable us to exercise effective control over the variable interest entities and hence consolidate their financial results as our VIE.

PRC Laws and Regulations relating to Wholly Foreign-owned Enterprises

The establishment, operation and management of corporate entities in China are governed by the PRC Company Law, which was promulgated by the Standing Committee of the National People’s Congress on December 29, 1993 and became effective on July 1, 1994. It was last amended on December 28, 2013 and the amendments became effective on March  1, 2014. Under the PRC Company Law, companies are generally classified into two categories, namely, limited liability companies and joint stock limited companies. The PRC Company Law also applies to limited liability companies and joint stock limited companies with foreign investors. Where there are otherwise different provisions in any law on foreign investment, such provisions shall prevail. The Law of the PRC  on Wholly Foreign-invested Enterprises was promulgated  and became  effective  on April  12,  1986,  and  was  last amended  and  became  effective  on  October   1,  2016.  The  Implementing  Regulations  of  the  PRC  Law  on  Foreign-invested Enterprises were promulgated by the State Council on November 18, 1990. They were last amended on February 19, 2014 and the amendments became effective on March  1, 2014. The Provisional Measures on Administration of Filing for Establishment and Change of Foreign Investment Enterprises were promulgated by MOFCOM and became effective on October 8, 2016, and were last  amended  on  July  20,  2023  with  immediate  effect.  The  above-mentioned  laws  form  the  legal  framework  for  the  PRC Government to regulate the WFOEs. These laws and regulations govern the establishment, modification, including changes to registered capital, shareholders, corporate form, merger and split, dissolution and termination ofthe WFOEs.

According  to  the  above  regulations,  a WFOE  should  get  approval  by  or  filed  with  MOFCOM before  its  establishment  and operation. Shenzhen Rongke Business  Consulting  Service  Co., Ltd. is  a WFOE  since  established, and has  filed with the local administration of MOFCOM. Its establishment and operation are in compliance with the above-mentioned laws.

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PRC Laws and Regulations Related to Art Trading and Related Service Industry

PRC Law relating to Property Rights

The Property Right Law of the People’s Republic of China was released on March 16, 2007 and became effective on October 1, 2007. According to the Property Right Law, the creation and transfer of property rights in movable property shall be effective upon delivery. But if the parties have agreed that the transferor may continue to take possession of the property, the property right shall be effective when the agreement takes effect. According to our Trading Rules, the owner of collectibles or artworks shall entrust our cooperative warehousing company to hold and transport the collectibles or artworks sold on our platform. In practice, the winning bidder will receive delivery of the order on our platform after bid closing, and can collect the collectibles or artwork at the cooperative warehousing company by showing the delivery order. The delivery order is treated as the agreement between the owner of the collectibles or artwork and the bid winner to transfer the property rights in the collectibles or artwork. Accordingly, upon the winning bidder’s receipt of the delivery order, the winning bidder owns the property rights of the collectibles or artworks purchased on our platform.

PRC Laws and Regulations relating to Trading Exchange

According to “Decision Of The  State Council On Cleaning Up And Rectifying Various Trading Places And Taking Effective Precautions Against Financial Risks” (“Decision No. 38”) promulgated by the State Council of the PRC on November 11, 2011 and effective on the same day, and “Opinions Of The General Office Of The State Council On The Implementation Of The Clean-Up And Rectification Of Various Trading Venues” (“Opinion No. 37”) promulgated by the General Office of the State Council of the PRC on July  12, 2012 and effective on the same day, any trading places and their branches that violate any of the following provisions shall be cleaned up and rectified. Such parties must not

(1) Divide any equity into equal shares for public offering. An “equal share public offering” is when a trading place uses its services and facilities to divide its equity into equal shares and sell them to investors. The relevant provisions of the company law and the securities law shall apply to the public issuance of shares by a joint stock company.

(2) Adopt centralized trading. The “centralized trading methods” referred to in this opinion include collective bidding, continuous bidding, electronic matching, anonymous trading, market makers and other trading methods, except for agreement transfers and legal auctions.

(3) Continuously list and trade the rights and interests in accordance with standardized trading units. The “standardized trading unit” referred to in this opinion refers to the minimum trading unit set for other equities other than equity, and trading at the minimum trading unit or integer multiples thereof. “Continuous listing transaction” refers to listing and selling the same trading variety within 5 trading days after buying or listing, and buying the same trading variety within 5 trading days after selling.

(4) Have a cumulative number of equity holders exceeding 200. Except as otherwise provided for by laws and administrative regulations,  the  cumulative number  of actual holders  of any  equity  shall  not  exceed  200  during  the  term  of the  company’s existence, no matter the link by the way of issuance or transfer.

(5) Carry out standardized contract trading by centralized trading. The “standardized contract” referred to in this opinion includes two situations: one is a unified contract established by the trading place with fixed terms other than price, which stipulates the delivery of a certain amount of the subject matter at a certain time and place in the future. The other is a contract made by the exchange that gives the buyer the right to buy or sell the agreed subject matter at a specified price at a certain time in the future.

(6) Without the approval of the relevant financial administrative department of the state council, establish either trading places for the trading of financial products such as insurance, credit and gold, or use any other existing trading places for the trading of financial products such as insurance, credit and gold.

Additionally,  according  to  “Notice  Concerning  The  Issuance  Of  Minutes  Of  The  Special  Session  On  The  Clean-Up  And Rectification Of Stamp And Commemorative Coins Trading Places” promulgated by the Office of the Joint Meeting on August 2, 2023,  any  stamp  and  commemorative  coins using  a  stock  issuance-like model to trading places mainly trading  stamps by  a concentrated bidding and “T+0” transaction method  should cease to operate, unless they obtain approval from the provincial government and complete the required filing with the Joint Meeting.

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Measures Of Shenzhen Province On The Supervision And Administration Of Trading Places (Amendment) (“Shenzhen Trading Places Measures”) released by the Financial Office of Shenzhen Provincial People’s Government (“Shenzhen Financial Office”) on July 24, 2015, according to which, the trading places engaging in rights and interests trading and bulk commodity trading, including the branches established in Shenzhen province with a main exchange located in another province, with the exception of trading places only engaged in physical transactions such as vehicles and real estate, should be subject to the Shenzhen Trading Places Measures. The establishment of trading places with RMB 30,000,000 minimum paid-in capital in Shenzhen shall be approved by the Shenzhen Financial office. The approved trading place must have at least five shareholders, two of which should be legal persons. The largest shareholder should be a legal person contributing not less than 20% of the total registered capital of the approved trading place. The net assets at the end of the previous year of the largest shareholder must not be less than RMB  100 million and the net profit from the most recent three fiscal years should be positive, without unrecoverable loss at the end of the most recent period.

Additionally, there is a Notice On Further Strengthening The Supervision Of All Kinds Of Trading Places In The Province, released by Shenzhen Financial Office on July 25, 2016, according to which, the “accredited investor” in any trading place should meet the following criteria and provide assets proof when opening an account:

(1) The investor’s the available fund balance at the time of opening an escrow account shall not be less than RMB 500,000; and

(2) The market value of the investor’s assets shall not be less than RMB 2 million.

Also, all the trading places in Shenzhen must use Shenzhen Exchange Depository and Clearing Co., Ltd. (“JS Clearing”) to register investors and investment information and settle investors ’ funds.

Regulations on Intellectual Property Rights

The PRC has adopted comprehensive legislation governing intellectual property rights, including copyrights, patents, trademarks and domain names.

Copyright. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC promulgated in February 2010 which took effect in April 2010 (the “Copyright Law”), and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

Patent. The Patent Law of the PRC promulgated in December 2008, which became  effective in October 2009, provides  for patentable inventions, utility models and designs. An invention or utility model for which patents may be granted shall have novelty, creativity and practical applicability. The  State Intellectual Property Office under the  State Council is responsible for examining and approving patent applications.

Trademark. The Trademark Law of the PRC promulgated in August 2013 which took effect in May 2014 (the “Trademark Law”), and its implementation rules protect registered trademarks. The Trademark Office of National Intellectual Property Administration, PRC, formerly the PRC Trademark Office of the State Administration of Market Regulation is responsible for the registration and administration  of trademarks throughout the PRC. The Trademark Law has  adopted  a  “first-to-file” principle with respect to trademark registration.

Domain Name. Domain names are protected under the Administrative Measures for the Internet Domain Names of the PRC promulgated by the Ministry of Information and Industry of the PRC  effective on December 20, 2004 and the Administrative Measures for Internet Domain Names promulgated by MIIT, effective on November  1, 2023 (the “Domain Name Measures”). MIIT is the major regulatory body responsible for the administration of the PRC internet domain names. The Domain Names Measures has adopted a “first-to-file” principle with respect to the registration of domain names.

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PRC Laws and Regulations Relating to Merger and Acquisition

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by a special purpose vehicle seeking CSRC approval of its overseas listings. The application of the M&A Rules remains unclear. Our PRC counsel has advised us based on their understanding of the current PRC laws, rules and regulations that the CSRC’s approval should not be required for the listing and trading of our ordinary shares on the NASDAQ in the context of this offering, given that: (i) we established our PRC subsidiary, the WFOE, by means of direct investment rather than by merger with or acquisition of PRC domestic companies; and (ii) no explicit provision in the M&A Rules classifies the respective contractual arrangements between the WFOE, Shenzhen Fair Artwork Center and its shareholders as a type of acquisition transaction falling under the M&A Rules.

PRC Laws and Regulations Relating to Foreign Exchange

General administration of foreign exchange

The principal regulation governing foreign currency exchange in the PRC is the Administrative Regulations of the PRC on Foreign Exchange(the “Foreign Exchange Regulations”), which were promulgated on January 29, 1996, became effective on April 1, 1996 and were last amended on August 5, 2008. Under these rules, Renminbi is generally freely convertible for payments of current account items, such as trade- and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as capital transfer, direct investment, investment in securities, derivative products or loans unless prior approval by competent authorities for the administration of foreign exchange is obtained. Under the Foreign Exchange Regulations, foreign-invested enterprises in the PRC may purchase foreign exchange without the approval of SAFE to pay dividends by providing certain evidentiary documents, including board resolutions, tax certificates, or for trade- and services- related foreign exchange transactions, by providing commercial documents evidencing such transactions.

Circular No. 75, Circular No. 37 and Circular No. 13

Circular 37 was released by SAFE on July 4, 2014 and abolished Circular 75 which had been in effect since November 1, 2005. Pursuant to Circular 37, a PRC resident should apply to SAFE for foreign exchange registration of overseas investments before it makes any capital contribution to a special purpose vehicle, or SPV, using his or her legitimate domestic or offshore assets or interests. SPVs are offshore enterprises directly established or indirectly controlled by domestic residents for the purpose of investment and financing by utilizing domestic or offshore assets or interests they legally hold. Following any significant change in a registered offshore SPV, such as capital increase, reduction, equity transfer or swap, consolidation or division involving domestic resident individuals, the domestic individuals shall amend the registration with SAFE. Where an SPV intends to repatriate funds raised after completion of offshore financing to the PRC, it shall comply with relevant PRC regulations on foreign investment and foreign debt management. A foreign-invested enterprise established through return investment shall complete relevant foreign exchange registration formalities in accordance with the prevailing foreign exchange administration regulations on foreign direct investment and truthfully disclose information on the actual controller of its shareholders.

If any shareholder who is a PRC resident (as determined by the Circular No. 37) holds any interest in an offshore SPV and fails to fulfil the required foreign exchange registration with the local SAFE branches, the PRC subsidiaries of that offshore SPV may be prohibited from distributing their profits and dividends to their offshore parent company or from carrying out other subsequent cross-border foreign exchange activities. The offshore SPV may also be restricted in its ability to contribute additional capital to its PRC subsidiaries. Where a domestic resident fails to complete relevant foreign exchange registration as required, fails to truthfully disclose information on the actual controller of the enterprise involved in the return investment or otherwise makes false statements, the foreign exchange control authority may order them to take remedial actions, issue a warning, and impose a fine of less than RMB300,000 on an institution or less than RMB50,000 on an individual.

Circular 13 was issued by SAFE on February 13, 2015, and became effective on June 1, 2015. Pursuant to Circular 13, a domestic resident who makes a capital contribution to an SPV using his or her legitimate domestic or offshore assets or interests is no longer required to apply to SAFE for foreign exchange registration of his or her overseas investments. Instead, he or she shall register with a bank in the place where the assets or interests of the domestic enterprise in which he or she has interests are located if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate domestic assets or interests; or he or she shall register with a local bank at his or her permanent residence if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate offshore assets or interests.

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As of the date of this registration statement, the individual shareholders of Shenzhen Fair Artwork Center known as Chinese citizens, who also owned our shares, have completed registrations in accordance with Circular 37.

Circular 19 and Circular 16

Circular 19 was promulgated by SAFE on March 30, 2015, and became effective on June 1, 2015. According to Circular 19, foreign exchange capital of foreign-invested enterprises shall be granted the benefits of Discretional Foreign Exchange Settlement (“Discretional Foreign Exchange Settlement”). With Discretional Foreign Exchange Settlement, foreign exchange capital in the capital account of a foreign-invested enterprise for which the rights and interests of monetary contribution has been confirmed by the local foreign exchange bureau, or for which book entry registration of monetary contribution has been completed by the bank, can be settled at the bank based on the actual operational needs of the foreign-invested enterprise. The allowed Discretional Foreign Exchange Settlement percentage of the foreign exchange capital of a foreign-invested enterprise has been temporarily set to be 100%. The Renminbi converted from the foreign exchange capital will be kept in a designated account and if a foreign- invested enterprise needs to make any further payment from such account, it will still need to provide supporting documents and to complete the review process with its bank. Furthermore, Circular 19 stipulates that foreign-invested enterprises shall make bona fide use of their capital for their own needs within their business scopes. The capital of a foreign-invested enterprise and the Renminbi if obtained from foreign exchange settlement shall not be used for the following purposes:

•	directly or indirectly used for expenses beyond its business scope or prohibited by relevant laws or regulations;
•	directly or indirectly used for investment in securities unless otherwise provided by relevant laws or regulations;
•	directly or indirectly used for entrusted loan in Renminbi (unless within its permitted scope of business), repayment of inter-company loans (including advances by a third party) or repayment of bank loans in Renminbi that have been sub-lent to a third party; and
•	directly or indirectly used for expenses related to the purchase of real estate that is not for self-use (except for foreign- invested real estate enterprises).

Circular 16 was issued by SAFE on June 9, 2016. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange capital items (including but not limited to foreign currency capital and foreign debts) on a self- discretionary basis applicable to all enterprises registered in the PRC. Circular 16 reiterates the principle that an enterprise’s Renminbi converted from foreign currency denominated capital may not be directly or indirectly used for purposes beyond its business scope or purposes prohibited by PRC laws or regulations, and such converted Renminbi shall not be provided as loans to nonaffiliated entities.

Circulars 16 and 19 address foreign direct investments into the PRC, and stipulate the procedures applicable to foreign exchange settlement. If and when proceeds in foreign currency raised in this offering are settled to RMB, our WFOE would be subject to Circular 19 or Circular 16.

PRC Laws and Regulations relating to Taxation

Enterprise Income Tax

The Enterprise Income Tax Law of the People Republic of China(the “EIT Law”) was promulgated by the Standing Committee of the National People’s Congress on March 16, 2007 and became effective on January 1, 2008, and was later amended on February 24, 2023. The Implementation Rules of the EIT Law (the “Implementation Rules”) were promulgated by the State Council on December 6, 2007 and became effective on January 1, 2008. According to the EIT Law and the Implementation Rules, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises shall pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC shall pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non- resident enterprises with no institutions in the PRC, and non-resident enterprises whose incomes having no substantial connection with their institutions in the PRC, shall pay enterprise income tax on their incomes obtained in the PRC at a reduced rate of 10%.

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The Arrangement between the PRC and Hong Kong Special Administrative Region for the Avoidance of Double Taxation the Prevention of Fiscal Evasion with respect to Taxes on Income(the “Arrangement”) was promulgated by the State Administration of Taxation (“SAT”) on August 21, 2006 and came into effect on December 8, 2006. According to the Arrangement, a company incorporated in Hong Kong will be subject to withholding tax at the lower rate of 5% on dividends it receives from a company incorporated in the PRC if it holds a 25% interest or more in the PRC company. The Notice on the Understanding and Identification of the Beneficial Owners in the Tax Treaty(the “Notice”) was promulgated by SAT and became effective on October 27, 2009. According to the Notice, a beneficial ownership analysis will be used based on a substance-over-form principle to determine whether or not to grant tax treaty benefits.

The WFOE and Shenzhenn Arts Exchange are resident enterprises and pay EIT tax at the rate of 25% in PRC. It is more likely than not that the Company and its offshore subsidiary would be treated as a non-resident enterprise for PRC tax purposes. Please see Section of “Taxation - People’s Republic of China Enterprise Taxation” .

Value-added Tax

The Provisional Regulationson Value-Added Tax of the PRC(the “VAT Regulations”) were promulgated by the State Council on December 13, 1993 and took effect on January 1, 1994, which were last amended on November 19, 2023. The Rules for the Implementation of the Provisional Regulations on Value Added Tax of the PRC(the “Rules”) were promulgated by the Ministry of Finance (“MOF”) on December 25, 1993 and were last amended on November 1, 2011. Pursuant to the VAT Regulations and the Rules, entities or individuals in the PRC engaged in the sale of goods, the provision of processing, repairs and replacement services and the importation of goods are required to pay VAT, on the value added during the course of the sale of goods or provision of services. Unless otherwise specified, the applicable VAT rate for the sale or importation of goods and provision of processing, repair and replacing services is 17%.

The SAT and the MOF jointly promulgated the Circular on Comprehensively Promoting the Pilot Program of the Collection of Valued-added Tax in lieu of Business Tax on March 23, 2016, which became effective on 1 May 2016. Pursuant to this new circular, entities and individuals shall pay VAT at a rate of 6% for any taxable activities unless otherwise stipulated.

According to the above-regulations, our PRC subsidiaries and consolidated affiliated entities are generally subject to a 6% VAT rate.

Dividend Withholding Tax

The Enterprise Income Tax Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to an Arrangement Betweenthe Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Incomes(“Double Tax Avoidance Arrangement”) and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties(the “SAT Circular 81”) issued on February 20, 2009 by SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment.

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According to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2024 by the SAT and took effect on April 1, 2024, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in twelve months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. This circular further provides that applicants who intend to prove his or her status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers , Enjoyment of the Treatment under Tax Agreements.

PRC Laws and Regulations relating to Employment and Social Welfare

Labor Law of the PRC

Pursuant to the Labor Law of the PRC, which was promulgated by the Standing Committee of the NPC on July 5, 1994 with an effective date of January 1, 1995 and was last amended on August 27, 2009 and the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, became effective on January 1, 2008 and was last amended on December 28, 2012, with the amendments coming into effect on July 1, 2013, enterprises and institutions shall ensure the safety and hygiene of a workplace, strictly comply with applicable rules and standards on workplace safety and hygiene in China, and educate employees on such rules and standards.

Furthermore, employers and employees shall enter into written employment contracts to establish their employment relationships. Employers are required to inform their employees about their job responsibilities, working conditions, occupational hazards, remuneration and other matters with which the employees may be concerned. Employers shall pay remuneration to employees on time and in full accordance with the commitments set forth in their employment contracts and with the relevant PRC laws and regulations. Shenzhen Fair Artwork Center has entered into written employment contracts with all the employees and performed its obligations required under the relevant PRC laws and regulations.

Social Insurance and Housing Fund

Pursuant to the Social Insurance Law of the PRC, which was promulgated by the Standing Committee of the NPC on November 1, 2010 and became effective on July 1, 2011, employers in the PRC shall provide their employees with welfare schemes covering basic pension insurance, basic medical insurance, unemployment insurance, maternity insurance, and occupational injury insurance.

In accordance with the Regulationson Management of Housing Provident Fund, which were promulgated by the State Council on April 3, 1999 and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for depositing employees ’ housing funds. Employer and employee are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

Hong Kong Regulations

As we provide trading service business in Hong Kong, our business operations are subject to various regulations and rules promulgated by the Hong Kong government. The following is a brief summary of the Hong Kong laws and regulations that currently and materially affect our business. This section does not purport to be a comprehensive summary of all present and proposed regulations and legislation relating to the industries in which we operate.

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Hong Kong Laws and Regulations relating to Protection of Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”), which came into full effect in Hong Kong in 1996 aims to protect the privacy of individuals of their personal data. The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•	Principle 1 — purpose and manner of collection of personal data;
•	Principle 2 — accuracy and duration of retention of personal data;
•	Principle 3 — use of personal data;
•	Principle 4 — security of personal data;
•	Principle 5 — information to be generally available; and
•	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention. A data user who contravenes an enforcement notice commits an offence which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;
•	if the data user holds such data, to be supplied with a copy of such data; and
•	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent.

Hong Kong Laws and Regulations relating to Trade Description

Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (“TDO”), which came into full effect in Hong Kong on April 1, 1981 aims to prohibit false or misleading trade description and statements to goods and services provided to the customers during or after a commercial transaction. Pursuant to the TDO, any person in the course of any trade or business applies a false trade description to any goods or supply or offers to supply them commits an offence and a person also commits the same offence if he/she is in possession for sale or for any purpose of trade or manufacture of any goods with a false description. The TDO also provides that traders may commit an offence if they engage in a commercial practice that has a misleading omission of material information of the goods, an aggressive commercial practice, involves bait advertising, bait and switch or wrong acceptance of payment.

Hong Kong Laws and Regulations relating to Sales of Goods

Pursuant to Sale of Goods Ordinance(Chapter 26 of the Laws of Hong Kong) (“SOGO”), which came into full effect in Hong Kong on August 1, 1896, in every contract of sale, there is an implied warranty that the goods are free, and will remain free until the time when the property is to pass, from any charge or encumbrance not disclosed or known to the buyer before the contract is made and that the buyer will enjoy quiet possession of the goods except so far as it may be disturbed by the owner or other person entitled to the benefit of any charge or encumbrance so disclosed or known. The SOGO provides that there is an implied condition that the goods shall correspond with the description where there is a contract for the sale of goods by description, and there is any implied condition or warranty as to the quality or fitness for any particular purpose of goods supplied under a contract of sale. Where the seller sells goods in the course of a business, there is an implied condition that the goods supplied under the contract are of merchantable quality.

Hong Kong Laws and Regulations relating to Supply of Services

Pursuant to Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) (“SSITO”), which came into full effect in Hong Kong on October 21, 1994, in a contact for the supply of a service where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill. The SSITO provides that where, under a contract for the supply of a service by a supplier acting in the course of a business, the time for the service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time.

Hong Kong Laws and Regulations relating to Exemption Clauses in a Contract

Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong) (“CECO”), which came into full effect in Hong Kong on December 1, 1990 aims to limit the scope where the seller may limit its liability via the terms of the contracts. The CECO provides that unless the concerned terms satisfy the test of reasonableness, a person dealing as consumer cannot by reference to any contract term be made to indemnify another person (whether a party to the contract or not) in respect of liability that may be incurred by the other for negligence or breach of contract.

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Hong Kong Laws and Regulations relating to Import or Export of Endangered Species of Animals and Plants

Pursuant to Protection of Endangered Species of Animals and Plants Ordinance (Chapter 586 of the Laws of Hong Kong), which came into full effect in Hong Kong on December 1, 2006, any person who imports, exports or in possession or control of Appendix I species may commit an offence and may be subject to a fine and imprisonment.

Hong Kong Laws and Regulations relating to Obscene and Indecent Article

Pursuant to Control of Obscene and Indecent Articles Ordinance (Chapter 390 of the Laws of Hong Kong) (“COIAO”), which came into full effect in Hong Kong on September 1, 1987, any person who publishes, possesses for the purpose of publication or imports for the purpose of the publication, any obscene article, whether or not he knows that it is an obscene article, may commit an offence and may be liable for a fine and imprisonment. The COIAO provide that it may be an offence to publish any indecent article without sealing such articles in wrappers and displaying a notice as prescribed by the COIAO. It may also be an offence to publish any indecent article to a person under 18, whether or not it is known that it is an indecent article or that such person is under 18.

Hong Kong Laws and Regulations relating to Copyright

Copyright Ordinance(Chapter 528 of the Laws of Hong Kong) (“Copyright Ordinance”), which came into full effect in Hong Kong on July 13, 2001 provides comprehensive protection for recognized categories of work including artistic work. The Copyright Ordinance restricts certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorization from the copyright owner as it may constitute primary infringement. The Copyright Ordinance provides that a person may also incur liability for secondary infringement if that person possesses, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of work for the purposes of or in the course of any trade or business without the consent of the copyright owner.

Hong Kong Laws and Regulations relating to Competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into full effect in Hong Kong on December 14, 2015 prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

Hong Kong Laws and Regulations relating to Employment

Pursuant to Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”), which came into full effect in Hong Kong on September 27, 1968, all employees covered by the EO are entitled to basic protection under the EO including but not limited to payment of wages, restrictions on wages deductions and the granting of statutory holidays.

Pursuant to Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”), which came into full effect in Hong Kong on December 1, 2000, every employer must take all practicable steps to ensure that the employee becomes a member of a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer who is employing a relevant employee must, for each contribution period, from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO.

Pursuant to Employees , Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”), which came into full effect in Hong Kong on December 1, 1953, all employers are required to take out insurance policies to cover their liabilities under the ECO and at common law for injuries at work in respect of all their employees. An employer failing to do so may be liable to a fine and imprisonment.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title

Liu Wen	55	Director and Chief Executive Officer
Meng, Qingxi	35	Director
Lu, Angella	54	Director

Biography

Liu Wen

Director of the Board & Chief Executive Officer

Appointed in September 2025 as Director of the Board and CEO of NYAE Group, Inc., Mr. Wen Liu brings nearly two decades of pioneering leadership at the intersection of distance education and AI-powered learning. His vision has touched the lives of millions of paying learners annually, seamlessly weaving groundbreaking business models, industry foresight, and state-of-the-art technology into experiences that are both efficient and effective.

From 2006 to 2012, as Vice President of ChinaEDU, NASDAQ-listed at the time, Mr. Liu honed his mastery of operational excellence, research and development, and rigorous IT internal controls to achieve full SOX compliance. Side by side with NYAE’s founder, Mr. Meng, he has been the quiet architect behind the platform's earliest revolutions, helping craft what is now the world's first mass-scale art share-trading ecosystem.

Mr. Liu's intellectual journey began at Peking University, where he earned his bachelor's and master's degrees between 1987 and 1994. He then pursued doctoral studies at the Chinese Academy of Sciences from 1994 to 1997, laying a foundation of scientific rigor that continues to illuminate every innovation he touches.

Meng, Qingxi

Director of the Board

Mr. Meng has served as Chairman and CEO of National Art Exhange, Inc. since June 2017, after servering as the manager assistant of Soooner Technology from December 2014 to August 2016. Soooner Technology is a high-tech company focusing on the development of HD video network. From October 2013 to January 2015, Mr. Meng served as a self-employed overseas purchasing agent. From July 2012 to September 2013, Mr. Meng served as the project manager assistant of MLA Technology Group, an information technology company. Mr. Meng obtained a bachelor degree in Accounting from Queens College in New York.

Lu, Angella

Director of the Board

Ms Lu has served as CEO Assistant of National Art Exhange, Inc. since June 2017. From May 2012 to July 2016 Ms. Lu served as human resource manager of MLA Technology Group Corp . From Oct 2006 to Dec 2011 , Ms Lu served as Market department manager of Peking Soooner Company. Ms Lu holds a Bachelor of Science in College of Civil Engineering from Hohai University in Jiangsu, China.

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Meng Qingxi

Mr. Liu was appointed a member of the Board on May 10, 2025. Since April, 2006, Mr. Liu has been a professor at Shenzhen Tech University School of Law. Since September, 2012, Mr. Liu has served as an independent director of the board of Shenzhen Baotai Special Materials Co., Ltd. Since May, 2016, Mr. Liu has served as an independent director of the board of GPRO Titanium Industry Co., Ltd. Mr. Liu received his Bachelor of Law degree from East China University of Political Science and Law (“ECUPL”) in 1983 and his Master’s Degree of Legal History from ECUPL in 1986. Mr. Liu received his Doctor’s Degree of Constitution and Administrative Laws from Wuhan University in 2007. Mr. Liu holds a public company independent director qualification certificate from Shanghai Stock Exchange since November 2011. The Board believes that Mr. Liu’s legal expertise and knowledge will benefit the Company’s business and operations and make him a valuable member of the Board and its committees.

Employment Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for an initial term of one year and is renewable upon mutual agreement of the Company and the executive officer.

The executive officers are entitled to a fixed salary and to participate in our equity incentive plans, if any and other company benefits, each as determined by the Board from time to time.

We may terminate the executive officer’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or material breach of any term of any employment or other services, confidentiality, intellectual property or non-competition agreements with the Company. In such case, the executive officer will solely be entitled to accrued and unpaid salary through the effective date of such termination, and his/her right to all other benefits will terminate, except as required by any applicable law. The executive officer is not entitled to severance payments upon any termination.

The executive officer may voluntarily terminate his/her employment for any reason and such termination shall take effect 30 days after the receipt by Company of the notice of termination. Upon the effective date of such termination, the executive officer shall be entitled to (a) accrued and unpaid salary and vacation through such termination date; and (b) all other compensation and benefits that were vested through such termination date. In the event the executive officer is terminated without notice, it shall be deemed a termination by the Company for cause.

Each of our executive officers has agreed not to use for his/her personal purposes nor divulge, furnish, or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret information or knowledge of the Company, whether developed by him/herself or by others.

In addition, each executive officer has agreed to be bound by non-competition restrictions during the term of his or her employment and for six months following the last date of employment.

Each executive officer also has agreed not to (i) solicit or induce, on his/her own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or (ii) solicit or induce, on his/her own behalf or on behalf of any other person or entity, any customer or prospective customer of the Company or any of their respective affiliates to reduce its business with the Company or any of its affiliates.

During the fiscal year ended December 31, 2024, we paid an aggregate of approximately RMB420,000 ($64,615) in cash to our executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Our PRC subsidiary and our variable interest entity are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund.

Compensation of Directors and Executive Officers

Name	Cash Compensation Per Month	Position/Title

Liu Wen	RMB60,000	Director, Chief Executive Officer
Meng Qingxi	RMB24,000	Director
Angella Lu	RMB11,000	Director

Board of Directors and Committees

Our Board currently only consists of 3 directors. We will also establish an audit committee, a compensation committee and a corporate governance and nominating committee prior to consummation of this offering. Each of the committees of the Board shall have the composition and responsibilities described below.

Audit Committee

Liu Wen, Meng Qingxi and Angella Lu will be members of our Audit Committee, for which Liu Wen shall serve as the chairman. All proposed members of our Audit Committee will satisfy the independence standards promulgated by the SEC and by NASDAQ as such standards apply specifically to members of audit committees.

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We intend to adopt and approve a charter for the Audit Committee prior to consummation of this offering. In accordance with our Audit Committee Charter, our Audit Committee shall perform several functions, including:

•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;
•	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;
•	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;
•	reviews the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;
•	oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the board;
•	reviews and approves in advance any proposed related-party transactions and report to the full Board on any approved transactions; and
•	provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the Board, including Sarbanes-Oxley Act implementation, and makes recommendations to the Board regarding corporate governance issues and policy decisions.

Our Board has determined that Liu Wen possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

Liu Wen, Meng Qingxi and Angella Lu will be members of our Compensation Committee and Angella Lu shall be the chairman. All members of our Compensation Committee will be qualified as independent under the current definition promulgated by NASDAQ. We intend to adopt a charter for the Compensation Committee prior to consummation of this offering. In accordance with the Compensation Committee’s Charter, the Compensation Committee shall be responsible for overseeing and making recommendations to the Board regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

Nominating and Corporate Governance Committee

Liu Wen, Meng Qingxi and Angella Lu will be members of our Nominating and Corporate Governance Committee and Meng Qingxi shall be the chairman. All members of our Nominating and Corporate Governance Committee will be qualified as independent under the current definition promulgated by NASDAQ. We intend to adopt a charter for the Nominating and Corporate Governance Committee prior to consummation of this offering. In accordance with its charter, the Nominating and Corporate Governance Committee shall be responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies.

Director Independence

Our Board reviewed the materiality of any relationship that each of our proposed directors has with us, either directly or indirectly. Based on this review, it is determined that Liu Wen, Meng Qingxi and Angella Lu will be “independent directors” as defined by NASDAQ.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Family Relationships

There is no family relationship among any of our directors or executive officers.

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Duties of Directors

Under New York law, our directors have a duty of loyalty to act honestly in good faith with a view to our best interests. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•	convening shareholders ’ annual and extraordinary general meetings;
•	declaring dividends and distributions;
•	appointing officers and determining the term of office of the officers;
•	exercising the borrowing powers of our company and mortgaging the property of our company; and
•	approving the transfer of shares in our company, including the registration of such shares in our share register.

Our company has the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to “Description of Share Capital—Differences in Corporate Law” for additional information on our standard of corporate governance under New York law.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the Board and the shareholders voting by ordinary resolution. Our directors are not subject to a set term of office and hold office until the next general meeting called for the election of directors and until their successor is duly elected or such time as they die, resign or are removed from office by a shareholders ’ ordinary resolution or the unanimous written resolution of all shareholders. A director will be removed from office automatically if, among other things, the director becomes bankrupt or makes any arrangement or composition with his creditors generally or is found to be or becomes of unsound mind.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of ordinary shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our ordinary shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Beneficially Owned After This Offering
Name of Beneficial Owners	Number	%	Number	%
Directors and Executive Officers:
Liu Wen (1)	31,000,000	25
Meng Qingxi	300,000	3
Angella Lu	-	-
5% or Greater Shareholders:
HK NYAE Group Limited(1)	31,000,000	25
NYAE investment Development LTD (2)	2,000,000	16.13
NYAE Investment Communication LTD(3)	2,,000,000	16.13
All directors and executive officers as a group (six individuals	31,000,000	25

(1)	Liu Wen is the sole shareholder and director of HK NYAE Group Limited.
(2)	Angella Lu is the sole shareholder and director of NYAE Investment Development LTD.
(3)	Meng Qingxi is the sole shareholder and director of NYAE Investment Communication LTD.

RELATED PARTY TRANSACTIONS

a. Accounts receivables – related parties consist of the following:

	Relationship	December 31, 2024
Shenzhen Gongzheng Art Trade Center Co., Ltd.	Under common control of a major shareholder of the Company	$1,817
Shenzhen Cultural Exchange Art Property Exchange Co., Ltd.	Under common control of major shareholders of the Company	10,904
Total		$12,721

b. Accounts payable – related party consist of the following:

		December 31,
	Relationship	2024
Mijia Storage Co., Ltd.	The Company’s equity investee	258,406
Total		$258,406

Total storage services the Company obtained from Mijia amounted to approximately $0.3 million for the year ended December 31, 2024.

c. Other payables – related party consist of the following:

Other payables – related party are those nontrade payables arising from transactions between the Company and its related party, such as payments paid on behalf of the Company.

		December 31,
	Relationship	2024
Angella Lu	Major shareholder of the Company	67,882
Total		$67,882

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d. Rent payable – related party consist of the following:

	Relationship	December 31, 2024
Shenzhen Cultural Exchange Art Property Exchange	Under common control of major shareholders of the
Co., Ltd.	Company	130,842
Total		$130,842

The Company has entered into non-cancellable operating lease agreement for an office with the lease term expiring in December 2024 with a monthly rental of approximately $13,000. Total rental expense for the year ended December 31,

2024 amounted to $130,842.

e. Revenues – related parties consist of the following:

	Relationship	Nature	For the year ended December 31, 2024
Shenzhen Cultural Exchange Art	Under common control of major
Property Exchange Co., Ltd.	shareholders of the Company	Technological service fee revenue	$10,689
Shenzhen Patriotic Culture and Art	Under common control of a major
Exchange Co., Ltd.	shareholder of the Company	Technological service fee revenue	10,688
Shenzhen Gongzheng Art Trade Center	Under common control of a major
Co., Ltd.	shareholder of the Company	Technological service fee revenue	10,688
Total			$32,065

DESCRIPTION OF SHARE CAPITAL

We are a New York exempted company and our affairs are governed by our memorandum and articles of association and the Companies Law.

Our authorized share capital consists of 500,000,000 ordinary shares, par value $0.0001 per share. As of the date of this prospectus, 12,400,000 ordinary shares are outstanding.

Ordinary shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our company except the following:

•	profits; or
•	“share premium account,” which represents the excess of the price paid to our company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

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However, no dividend shall bear interest against the Company.

Voting Rights. The holders of our ordinary shares are entitled to one vote per share, including the election of directors. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. On a show of hands every shareholder present in person or by proxy shall have one vote. On a poll every shareholder entitled to vote (in person or by proxy) shall have one vote for each share for which he/she is the holder. A poll may be demanded by the chairman or one or more shareholders present in person or by proxy holding not less than fifteen percent of the paid up capital of the Company entitled to vote. A quorum required for a meeting of shareholders consists of shareholders who hold at least one-third of our outstanding shares entitled to vote at the meeting present in person or by proxy. While not required by our articles of association, a proxy form will accompany any notice of general meeting convened by the directors to facilitate the ability of shareholders to vote by proxy

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes of the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no fewer than two-thirds of the votes of the ordinary shares cast. Under New York law, some matters, such as amending the memorandum and articles, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the New York, require approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of ordinary shares in the Company have been paid.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at its option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Law, shares of a New York exempted company may be redeemed or repurchased out of profits ofthe company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of ordinary shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the memorandum and articles, be varied or abrogated with the consent in writing of the holders of three fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

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Anti-Takeover Provisions. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Exempted Company. We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the New York but conducts business mainly outside of the New York may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;
•	is not required to open its register of members for inspection;
•	does not have to hold an annual general meeting;
•	may issue shares with no par value;
•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•	may register by way of continuation in another jurisdiction and be deregistered in the New York;
•	may register as a limited duration company; and
•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Warrants

There are no outstanding warrants to purchase any of our securities.

Options

There are no outstanding options to purchase any of our securities.

Differences in Corporate Law

The Companies Law is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. A merger of two or more constituent companies under New York law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a New York parent company and its New York subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that New York subsidiary if a copy of the plan of merger is given to every member of that New York subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

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The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the New York.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the New York. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;
•	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two- month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the New York but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the New York, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;
•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and
•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. New York law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the New York courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of New York law, a director of a New York company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a New York company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the New York.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. New York law and our current articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

New York law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association allow our shareholders holding not less than one-third of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders ’ meeting, our current articles of association do not provide our shareholders other right to put proposal before a meeting. As a New York exempted company, we are not obliged by law to call shareholders ’ annual general meetings.

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Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the New York but our current articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our current articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

New York law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although New York law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under New York law, a company may be wound up by either an order of the courts of the New York or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our current articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under New York law and our current articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such holders of the shares of that class as may be present at a general meeting of the holders of the shares of that class.

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Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by New York law, our current memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no established public trading market for our ordinary shares. We cannot assure you that a liquid trading market for our ordinary shares will develop on NASDAQ or be sustained after this offering. Future sales of substantial amounts of ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our ordinary shares. Further, since a large number of our ordinary shares will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our ordinary shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have an aggregate of __ ordinary shares outstanding, assuming no exercise of the underwriters ’ over-allotment option. The ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

As of the date of this prospectus, 12,400,000 ordinary shares held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. A total of __, or __%, of our currently outstanding ordinary shares will be subject to “lock-up” agreements described below on the effective date of this offering. Upon expiration of the lock-up period of twelve (12) months after the date of this prospectus, outstanding shares will become eligible for sale, subject in most cases to the limitations of Rule 144. The remaining __ shares may be sold in accordance with Rule 144.

The following table summarizes the total shares potentially available for future sale.

Days After Date of this Prospectus	Shares Eligible for Sale	Comment
Upon Effectiveness	-	Freely tradable shares sold in the offering.

90 days	-	shares saleable under Rule 144.

Twelve months	-	shares saleable after expiration of the lock-up.

Rule 144

In general, under Rule 144, beginning ninety days after the date of this prospectus, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our share capital that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our share capital by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

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In addition, under Rule 144, a person may sell shares of our share capital acquired from us immediately upon the completion of this offering, without regard to volume limitations or the availability of public information about us, if:

•	the person is not our affiliate and has not been our affiliate at any time during the preceding three months;
•	and the person has beneficially owned the shares to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates.

Beginning ninety days after the date of this prospectus, our affiliates who have beneficially owned shares of our share capital for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

•	1% of the number of shares of our authorized share capital then outstanding, which will equal approximately __ ordinary shares immediately after this offering assuming no exercise of the underwriters ’ over-allotment option; or
•	the average weekly trading volume in our ordinary shares on the listing exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

Lock-up Agreements

We and each of our officers, directors and certain shareholders have agreed, subject to certain exceptions, not to, directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of, or enter into any swap or other transaction that is designed to, or could be expected to, result in the disposition of any of our ordinary shares or other securities convertible into or exchangeable or exercisable for our ordinary shares or derivatives of our ordinary shares (whether any such swap or transaction is to be settled by delivery of securities, in cash, or otherwise), owned by these persons prior to this offering or acquired in this offering or ordinary shares issuable upon exercise of options or warrants held by these persons until after 12 months following the date of this prospectus.

Application for Nasdaq Listing

We intend to apply to have our Ordinary Shares approved for listing on the Nasdaq under the symbol “NYAE.” We will not consummate and close this offering without a listing approval letter from Nasdaq. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq. The listing approval letter will serve only to confirm that, if we sell a number of Ordinary Shares in this offering sufficient to satisfy applicable listing criteria, our ordinary shares will in fact be listed. We do not intend to apply to list the representative’s warrants on any security exchange.

TAXATION

The following summary of the material New York, PRC and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

New York Taxation

Under the law of the New York as currently in effect, a holder of the securities who is not a resident of the New York is not liable for New York tax on dividends paid with respect to the securities and all holders of the securities are not liable to the New York for tax on gains realized during that year on the sale or disposal of such ordinary shares. The New York does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the Companies Law.

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There are no capital gains, gift or inheritance taxes levied by the New York on companies incorporated under the Companies Law. In addition, shares of companies incorporated under the Companies Law are not subject to transfer taxes, stamp duties or similar charges.

There is no income tax treaty or convention currently in effect between the United States and the New York or between China and the New York.

People’s Republic of China Taxation

Under the EIT Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, SAT Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders ’ meetings are located or kept in the PRC; and (d) half or more of the enterprises ’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters. If the PRC tax authorities determine that the Company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, Shenzhen Fair Artwork Center may be subject to enterprise income tax at a rate of 25% with respect to its worldwide taxable income. Also, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares or ordinary shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our shares or ordinary shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Risk Factors— Risk Factors Relating to Doing Business in China—Under the PRC Enterprise Income Tax Law, we may be classified as a PRC resident enterprise for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC Shareholders and have a material adverse effect on our results of operations and the value of your investment.”

The SAT issued SAT Circular 59 together with the Ministry of Finance in April 2009 and SAT Circular 698 in December 2009. Both SAT Circular 59 and SAT Circular 698 became effective retroactively as of January 1, 2008, and Circular 7 replaced of some of the existing rules in Circular 698, effective in February 2015. On October 17, 2023, the SAT promulgated Bulletin 37, and Circular 698 was replaced with effect from December 1, 2023. Under Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. We and non- resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 7 and Bulletin 37, and may be required to expend valuable resources to comply with Circular 59, Circular 7 and Bulletin 37 or to establish that we and our non-resident enterprises should not be taxed under these circulars. In addition, in accordance with the Individual Income Tax Law promulgated by the Standing Committee of NPC late amended on August 31, 2024 and become effective on January 1, 2025, where an individual carries out other arrangements without reasonable business purpose and obtains improper tax gains, the tax authorities shall have the right to make tax adjustment based on a reasonable method, and levy additional tax and collect interest if there is a need to levy additional tax after making tax adjustments. As a result, our beneficial owners, who are PRC residents, may be deemed to have carried out other arrangements without reasonable business purpose and obtains improper tax gains for such indirect transfer, and thus be levied tax. See “Risk Factors—Risk Factors Relating to Doing Business in China—We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of our operating company’s equity interests. Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.”

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Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Tax Arrangement, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a resident enterprise of the counter-party to such Tax Arrangement should meet the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (ii) it should directly own such percentage in the PRC resident enterprise anytime in the 12 months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties (For Trial Implementation), or the Administrative Measures, which became effective in October 2009, requires that the non-resident enterprises must obtain the approval from the relevant tax authority in order to enjoy the reduced withholding tax rate under the tax treaties. There are also other conditions for enjoying such reduced withholding tax rate according to other relevant tax rules and regulations. Accordingly, Shenzhen Fair Artwork Center may be able to enjoy the 5% withholding tax rate for the dividends it receives from the WFOE, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations, and obtains the approvals as required under the Administrative Measures. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Hong Kong Taxation

The taxation of income and capital gains of holders of ordinary shares is subject to the laws and practices of Hong Kong and of jurisdictions in which holders of ordinary shares are resident or otherwise subject to tax. The following summary of certain relevant taxation provisions under Hong Kong law is based on current law and practice, is subject to changes therein and does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in the ordinary shares. Accordingly, each prospective investor (particularly those subject to special tax rules, such as banks, dealers, insurance companies, tax-exempt entities and holders of 10% or more of our voting capital stock) should consult its own tax advisor regarding the tax consequences of an investment in the ordinary shares. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. There is no reciprocal tax treaty in effect between Hong Kong and the United States.

Tax on Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid by us.

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Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the ordinary shares). Trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% and 15% on corporations and unincorporated businesses, respectively, and at a maximum rate of 15% on individuals. Liability for Hong Kong profits tax may thus arise in respect of trading gains from sales of ordinary shares realized by persons carrying on a business or trading or dealing in securities in Hong Kong.

Stamp Duty

Hong Kong stamp duty, currently charged at the rate of HK$1 per HK$1,000 or part thereof on the higher of the consideration for or the value of the ordinary shares, will be payable by the purchaser on every purchase and by the seller on every sale of ordinary shares (i.e., a total of HK$2 per HK$1,000 or part thereof is currently payable on a typical sale and purchase transaction involving ordinary shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of ordinary shares. If one of the parties to the sale is a non-Hong Kong resident and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any) and the transferee will be liable for payment of such duty. No Hong Kong stamp duty is payable upon the transfer of ordinary shares outside Hong Kong.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of ordinary shares whose death occurs on or after February 11, 2006.

United States Federal Income Tax Considerations

The following is a discussion of United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the New York, clause (1) above can be satisfied only if the ordinary shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on NASDAQ. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

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Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income; or
•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2025 taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities, as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

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If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;
•	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and
•	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to- market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our ordinary shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including NASDAQ. If the ordinary shares are regularly traded on NASDAQ and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

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If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

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UNDERWRITING

We have entered into an underwriting agreement with to act as the representative for the underwriters named below (the “Representative”). Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of our ordinary shares at the initial public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of shares

Total

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters ’ over-allotment option described below.

We have granted to the underwriters an option, exercisable for __ days from the date of this prospectus, to purchase up to an additional __ ordinary shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $ ● per share. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of $● per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Commission and Expenses

The underwriting discounts and commissions are __% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters ’ over- allotment option.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$

Underwriting discounts and commissions to be paid by us:	$	$	$

Proceeds, before expenses, to us	$	$	$

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We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to ___%] of the gross proceeds received by us from the sale of the shares.

We have agreed to reimburse the Representative up to a maximum of $__ for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). We have paid expense deposits of $__ to the Representative for its anticipated out-of-pocket expenses; any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have agreed to pay expenses relating to the offering, including but not limited to (i) all filing fees and communication expenses relating to the registration of the shares to be sold in this offering with the SEC and the filing of the offering materials with FINRA;

(ii) up to $__ of fees, all reasonable travel and lodging expenses incurred by the Representative or its counsel in connection with visits to, and examinations of, the Company; (iii) translation costs for due diligence purpose; (iv) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of Representative’s counsel); (v) the costs of all mailing and printing of the placement documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representative may reasonably deem necessary; (vi) the costs of preparing, printing and delivering certificates representing the shares and the fees and expenses of the transfer agent for such shares; (vii) the reasonable cost for road show meetings and preparation of a power point presentation; and (viii) the costs associated with “tombstone” advertisements, not to exceed $__.

We estimate that the total expenses of the offering payable by us, excluding the underwriters ’ discount and commissions and non- accountable expense allowance will be approximately $ ● , including a maximum aggregate reimbursement of $__ of Representative’s accountable expenses.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Our officers, directors and holders of five percent (5%) or more of our currently outstanding ordinary shares have agreed to a twelve (12) month “lock-up” period from the closing of this offering with respect to the ordinary shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of twelve (12) months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative.

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The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

We intend to apply to have our ordinary shares listed on the Nasdaq Capital Market under the symbol “NYAE” . We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq Capital Market; however, we will not complete this offering unless we are so listed.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on NASDAQ may engage in passive market making transactions on NASDAQ in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our ordinary shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our ordinary shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the ordinary shares offered by this prospectus in any jurisdiction where action for that purpose is required. The ordinary shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any ordinary shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

107

Price Stabilization, Short Positions

Until the distribution of the ordinary shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our ordinary  shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our ordinary shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.
•	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.
•	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.
•	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or delaying a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our ordinary shares. These transactions may occur on the NASDAQ or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of our ordinary shares offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

108

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

109

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the NASDAQ listing fee, all amounts are estimates.

SEC registration fee	$
NASDAQ listing fee
FINRA filing fee
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Miscellaneous
Total	$

These expenses will be borne by us. Underwriting discounts and commissions will be borne by us in proportion to the numbers of ordinary shares sold in the offering.

LEGAL MATTERS

The Company is being represented by [●] with respect to legal matters of United States federal securities law. The validity of the ordinary shares offered by this prospectus and legal matters as to New York law will be passed upon for us by [●]. The Company is being represented by [●] Law Offices with regard to PRC law. [●], may rely upon [●]with respect to all matters governed by New York law, and may rely upon [●] Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of December 31, 2024 and for the year ended December 31, 2024 included in this prospectus have been so included in reliance on the report of [●] Co., LLP, an independent registered public accounting firm, given on the authority of said firm as an expert in accounting and auditing.

The office of [●] Co., LLP is located at [●].

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the ordinary shares described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We anticipate making these documents publicly available, free of charge, on our website at www.NYAEgroup as soon as reasonably practicable after filing such documents with the SEC. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

You can read the registration statement and our future filings with the SEC, over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders NYAE GROUP INC.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of NYAE GROUP INC. and subsidiaries (the “Company”) as of December 31, 2024, and the related consolidated statements of income and other comprehensive income, shareholders ’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

November 19, 2025

F-2

NYAE GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$2,016,858
Accounts receivable	921,713
Accounts receivable - related parties	12,721
Other receivables	431,568
Prepaid expenses	19,311
Total current assets	3,402,171

PROPERTY AND EQUIPMENT, NET	282,306

OTHER ASSETS
Security deposits	15,375
Equity method investment	569,142
Intangible assets, net	128,360
Deferred offering costs	99,838
Total other assets	812,715
Total assets	$4,497,192

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$13,750
Accounts payable - related party	258,406
Deferred revenue	823,290
Other payables and accrued liabilities	388,266
Rent payable - related party	130,842
Other payables - related party	67,882
Taxes payable	166,581
Total current liabilities	1,849,017

Total liabilities

COMMITMENTSAND CONTINGENCIES	1,849,017

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 10,000,000 shares issued and outstanding of December 31, 2024	1,000
Additional paid-in capital	112,299
Statutory reserves	73,348
Retained earnings	2,550,790
Accumulated other comprehensive loss	(89,262)
Total shareholders’ equity	2,648,175
Total liabilities and shareholders’ equity	$4,497,192

The accompanying notes are an integral part of these consolidated financial statements.

F-3

NYAE GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME AND OTHER COMPREHENSIVE INCOME

For the Year Ended December 31, 2024

OPERATING REVENUES:
Revenues	$5,360,200
Revenues - related parties	32,065
Sales taxes	(39,565)
Total operating revenues, net	5,352,700

COST OF REVENUES	(500,375)

GROSS PROFIT	4,852,325

OPERATING EXPENSES:
Selling and marketing expenses	(1,627,488)
General and administrative expenses	(557,689)
Total operating expenses	(2,185,177)

INCOME FROM OPERATIONS	2,667,148

OTHER INCOME (EXPENSE)
Loss from equity investment	(43,075)
Other income, net	65
Total other expenses, net	(43,010)

INCOME BEFORE INCOME TAXES	2,624,138

PROVISION FOR INCOME TAX	-

NET INCOME	$2,624,138

OTHER COMPREHENSIVE INCOME(LOSS)
Foreign currency translation adjustment	(89,262)

COMPREHENSIVE INCOME	$2,534,876

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted	10,000,000

EARNINGS PER SHARE
Basic and diluted	$0.26

The accompanying notes are an integral part of these consolidated financial statements.

F-4

NYAE GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

						Accumulated
	Ordinary shares		Additional			other
	Shares	Par Value	paid-in capital	Statutory reserves	Retained earnings	comprehensive loss	Total
BALANCE, JANUARY 1, 2024	-	$-	$-	$-	$-	$-	$-
Issuance of ordinary shares	10,000,000	1,000	112,299	-	-	-	113,299
Net income				73,348	2,550,790		2,624,138
Foreign currency translation						(89,262)	(89,262)
BALANCE, DECEMBER 31, 2024	10,000,000	$1,000	$112,299	$73,348	$2,550,790	$(89,262)	$2,648,175

The accompanying notes are an integral part of these consolidated financial statements.

F-5

NYAE GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,624,138
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,857
Loss from equity investment	43,075
Change in operating assets and liabilities:
(Increase) in accounts receivables	(957,718)
(Increase) in accounts receivables - related parties	(13,218)
(Increase) in other receivables	(21,008)
(Increase) in prepaid expenses	(19,769)
(Increase) in security deposits	(15,362)
Increase in accounts payable	14,287
Increase in accounts payable - related party	268,500
Increase in deferred revenue	855,451
Increase in other payables and accrued liabilities	403,433
Increase in rent payable - related party	135,954
Increase in taxes payable	173,089
Net cash provided by operating activities	3,531,709

CASH FLOWS FROM INVESTING ACTIVITIES:
Equity investment in Mijia	(1,038,017)
Purchase of property, plant and equipment	(308,751)
Purchase of intangible assets	(153,765)
Net cash used in investing activities	(1,500,533)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution	113,299
Proceeds from other payables - related party	67,822
Deferred offering costs	(103,739)
Net cash provided by financing activities	77,382

EFFECT OF EXCHANGE RATE ON CASH	(91,700)

INCREASE IN CASH	2,016,858

CASH AND CASH EQUIVALENTS, beginning of year	-

CASH AND CASH EQUIVALENTS, end of year	$2,016,858

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income tax	$-
Cash paid for interest expense	$-

SUPPLEMENTAL NON CASH INVESTING ACTIVITIY
Receivable from sale of equity investment	$427,419

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of business and organization

NYAE GROUP INC. (“New York Arts Exchange”) is a holding company incorporated on November 29, 2020, under the laws of the New York.

New York Arts Exchange has no substantial operations other than holding all of the outstanding share capital of NYAE Development (“NYAE BVI”) and Fair Artwork Appraisal and Evaluation Center (Shenzhen) Co., LTD (“Fair Artwork Center ”). NYAE BVI is also a holding company holding all of the outstanding share capital of HK NYAE Investment Development Limited (“NYAE HK”). NYAE HK is also a holding company holding all of the outstanding equity of Shenzhen Rongke Business Consulting Service Co., Ltd. (“NYAE WFOE” or “WFOE”).

The Company, through its direct subsidiary NYAE HK and variable interest entity (“VIE”), Shenzhen Fair Artwork Center Culture Development Co., Ltd. (“Shenzhen Fair Artwork Center ”), and Shenzhen Fair Artwork Center ’s subsidiaries and Fair Artwork Center are engaged in providing online platform in facilitating e-commerce of artwork trading. The Company’s headquarter is located in the city of Shenzhen, in the People’s Republic of China (the “PRC” or “China”). All of the Company’s business activities are carried out by NYAE HK, Shenzhen Fair Artwork Center and Shenzhen Fair Artwork Center ’s subsidiaries.

On May 8, 2025, NYAE completed its reorganization of entities under the common control of various shareholders, who collectively owned a 100% of the equity interests of New York Arts Exchange prior to the reorganization. New York Arts Exchange, NYAE BVI, and NYAE HK, were established as the holding companies of NYAE WFOE. NYAE WFOE is the primary beneficiary of Shenzhen Fair Artwork Center and its subsidiaries. All of these entities included in NYAE including International Culture were under common control, which resulted in the consolidation of Fair Artwork Center and Shenzhen Fair Artwork Center , and which have been accounted for as a reorganization of entities under common control at carrying value. The financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of New York Arts Exchange. New York Arts Exchange, its subsidiaries and VIEs are collectively defined to as the “Company” in the accompanying consolidated financial statements of New York Arts Exchange.

On May 9, 2025, the Company acquired all outstanding equity interest of Global Arts Exchange (HK) Limited (“Global Arts Exchange”), which provides our customers with an online platform in Hong Kong.

F-7

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Contractual Arrangements

In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. In June 2024, the Guidance Catalog of Industries for Foreign Investment was replaced by the Special Administrative Measures (Negative List) for Foreign Investment Access (2024 Version), or the Negative List. The Negative List divides industries into two categories: restricted and prohibited. Industries not listed in the Negative List are generally open to foreign investment unless specifically restricted by other PRC regulations. Our Company and the WFOE are considered as foreign investors or foreign invested enterprises under PRC law.

The Company is a New York company and NYAE WFOE is considered a foreign invested enterprise. Alhough the business we conduct or will conduct through Shenzhen Fair Artwork Center is not within the category in which foreign investment is currently restricted under the Negative List or other PRC Laws, we expect that in the future Shenzhen Fair Artwork Center will engage in marketing survey services for online marketplaces. Marketing survey services are within the category in which foreign investment is restricted pursuant to the Negative List. In addition, we intend to centralize our management and operations in the PRC to avoid being restricted to conduct certain business activities which are important for our current or future business but are currently restricted or might be restricted in the future. As such, Shenzhen Fair Artwork Center is controlled through contractual arrangements in lieu of direct equity ownership by the Company or any of its subsidiaries. Such contractual arrangements are comprised of a series of four agreements (collectively the “Contractual Arrangements”), of which the significant terms are as follows:

Contractual Agreements with Shenzhen Fair Artwork Center

Technical Consultation and Services Agreement

Pursuant to the technical consultation and services agreement between NYAE WFOE and Shenzhen Fair Artwork Center , NYAE WFOE has the exclusive right to provide consultation and services to Shenzhen Fair Artwork Center in the areas of funding, human resources, technology and intellectual property rights. For such services, Shenzhen Fair Artwork Center agrees to pay service fees in the amount of 100% of its net income and also has the obligation to absorb 100% of Shenzhen Fair Artwork Center ’s losses.

The WFOE exclusively owns any intellectual property rights arising from the performance of this Technical Consultation and Services Agreement. The term of the Technical Consultation and Service Agreement is 20 years until May 7, 2039. NYAE WFOE may terminate this agreement at any time by giving 30 day’s ’ written notice to Shenzhen Fair Artwork Center.

F-8

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreements among NYAE WFOE, Shenzhen Fair Artwork Center and Shenzhen Fair Artwork Center ’s shareholders dated May 8 2025, each of Shenzhen Fair Artwork Center ’s shareholders pledged all of its equity interests in Shenzhen Fair Artwork Center to NYAE WFOE to guarantee Shenzhen Fair Artwork Center ’s performance of relevant obligations and indebtedness under the Technical Consultation and Services Agreement and other control agreements. If Shenzhen Fair Artwork Center breaches its obligations under the Control Agreement, NYAE WFOE, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interests in order to recover the damages associated with such breach. The pledge shall be continuously valid until all of Shenzhen Fair Artwork Center ’s shareholders are no longer shareholders of Shenzhen Fair Artwork Center , or until the satisfaction of all Shenzhen Fair Artwork Center ’s obligations under the Control Agreements.

Equity Option Agreement

Pursuant to the Equity Option Agreement among NYAE WFOE, Shenzhen Fair Artwork Center and Shenzhen Fair Artwork Center ’s shareholders dated May 8, 2025, NYAE WFOE has the exclusive right to require Shenzhen Fair Artwork Center ’s shareholders to fulfill and complete all approval and registration procedures required under PRC laws for NYAE WFOE to purchase, or designate one or more persons to purchase, each shareholders ’ equity interests in Shenzhen Fair Artwork Center , in one or multiple transactions, at any time or from time to time, at NYAE WFOE’s sole and absolute discretion. The purchase price shall be the lowest price allowed by PRC laws. The Equity Option Agreement shall remain effective until all the equity interests owned by Shenzhen Fair Artwork Center ’s shareholders have been legally transferred to NYAE WFOE or its designee(s).

Voting Rights Proxy and Financial Supporting Agreements

Pursuant to the voting rights proxy and financial supporting agreements, as amended, among the Participating Shareholders of Shenzhen Fair Artwork Center and NYAE WFOE, Shenzhen Fair Artwork Center ’s Participating Shareholders have given NYAE WFOE an irrevocable proxy to act on their behalf on all matters pertaining to Shenzhen Fair Artwork Center and to exercise all of their rights as shareholders of Shenzhen Fair Artwork Center , including the right to attend shareholders meeting, to exercise voting rights and to transfer all or a part of their equity interests in Shenzhen Fair Artwork Center . In consideration of such granted rights, NYAE WFOE agrees to provide the necessary financial support to Shenzhen Fair Artwork Center whether or not Shenzhen Fair Artwork Center incurs losses, and agrees not to request repayment if Shenzhen Fair Artwork Center is unable to do so. The agreements shall remain in effect for 20 years until May 7, 2039.

Based on the foregoing contractual arrangements, which grant NYAE WFOE effective control of Shenzhen Fair Artwork Center and obligate NYAE WFOE to absorb 100% of the risk of loss from its activities, as well as enable NYAE WFOE to receive 100% of the expected residual returns, the Company accounts for Shenzhen Fair Artwork Center and its subsidiaries as VIEs. Accordingly, the Company consolidates the accounts of Shenzhen Fair Artwork Center and its subsidiaries for the period since inception herein and from May 8, 2025, the date of which becomes under common control, in accordance with Regulation S-X-3A-02 promulgated by the Securities Exchange Commission (“SEC”), and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

F-9

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background		Ownership
China International	•	A Hong Kong company
Assets and Equity of	•	Incorporated on November 22, 2013, commenced operations in March 2024.
Artworks Exchange	•	Engages in providing online platform in facilitating e-commerce of artwork trading.	100%
Limited (“Fair Artwork Center ”)
NYAE BVI	•	A British Virgin Islands company	100%
	•	Incorporated on December 6, 2024
NYAE HK	•	A Hong Kong company	100% owned by NYAE BVI
	•	Incorporated on January 3, 2025
NYAE WFOE	•	A PRC limited liability company and deemed a wholly foreign owned enterprise (“WFOE”)	100% owned by NYAE HK
	•	Incorporated on May 7, 2025
Shenzhen Fair Artwork Center	•	A PRC limited liability company	VIE of NYAE WFOE
	•	Incorporated on August 23, 2023, commenced operations in March 2024.
	•	Holding company of Shenzhen Yanyu and Shenzhen Art Exchange
Shenzhen Yanyu	•	A PRC limited liability company	100% owned by
Information Technology Co., Ltd. (“Shenzhen Yanyu”)	•	Incorporated on June 7, 2024	Shenzhen Fair Artwork Center
	•	Provides support services to Shenzhen Fair Artwork Center
Shenzhen Art Exchange	•	A PRC limited liability company	100% owned by
Information Technology Co., Ltd. (“Shenzhen Ye Shi”)	•	Incorporated on May 17, 2024	Shenzhen Fair Artwork Center
	•	Holding company of Detox Art and Double Detox
Detox Art	•	A PRC limited liability company	100% owned by Liu Wen
Business Management Service Co., Ltd.	•	Incorporated on July 19, 2024
(“Detox Art”)	•	Provides marketing services to Shenzhen Fair Artwork Center
Double Detox	•	A PRC limited liability company	100% owned by
Fair appraisal	•	Incorporated on August 29, 2024	Liu Wen
Development Co., Ltd. (“Double Detox”)	•	Provides storage services to Shenzhen Fair Artwork Center

F-10

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the accounts of the Company, its subsidiaries, and their VIEs. All intercompany transactions and balances are eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include revenue recognition, cost of revenues, allowance for doubtful accounts, the useful lives of property and equipment and intangible assets and impairment of long-lived assets. Actual results could differ from these estimates.

F-11

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. In China, the Company conducts its businesses in the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. The statements of income and cash flows are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments were included in accumulated other comprehensive income (loss). The balance sheet amounts, with the exception of shareholder’s equity at December 31, 2024 were translated at 6.88 RMB and 7.83 HKD to $1.00. The shareholder’s equity accounts were translated at their historical rates. The average translation rates applied to the consolidated statements of income and cash flows for the year ended December 31, 2024 were 6.62 RMB and 7.84 HKD. Amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

Fair value measurement

The accounting standards regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurements and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 inputs to the valuation methodology include quoted prices, other than those included in Level 1 for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The carrying amounts included in current assets and current liabilities are reported in the consolidated balance sheet approximate their fair values because of the short term nature of such instrument.

F-12

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and demand deposits placed with banks which are unrestricted as to immediate withdrawal and use. Cash and cash equivalents also consist of funds which were held at a third party platform fund accounts which are unrestricted as to immediate withdrawal and use.

Accounts receivable (including related parties)

Accounts receivable represented amounts due from the Company’s customers. An allowance for doubtful accounts may be established and recorded based on management’s assessment of potential losses based on the credit history and relationships with the customers. Management reviews its receivables on a regular basis to determine if the allowance for doubtful accounts is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. No allowance was required as of December 31, 2024.

Other receivables

Other receivables represented employee advances to pay certain of the Company’s expenses in the normal course of business, receivable from disposal of equity investment and rental security deposits. An allowance for doubtful accounts may be established and recorded based on management’s assessment on the likelihood of collection. Management reviews its receivables on a regular basis to determine if the allowance for doubtful accounts is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. No allowance was required as of December 31, 2024.

Prepaid expenses

Prepaid expenses represented advance payments made to its vendors for certain prepaid services such as agency fees and prepaid rent for our office.

F-13

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method after consideration of the estimated useful lives and estimated residual value. The estimated useful lives are as follows:

	Useful Life	Estimated Residual Value
Office equipment and furnishings	5 years	-

The cost and related accumulated depreciation and amortization of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and other comprehensive income (loss). Expenditures for maintenance and repairs are charged to expense as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible Assets, net

Intangible assets, net, are stated at cost, less accumulated amortization. Amortization expense is recognized on the straight-line basis over the estimated useful lives of the assets as follows:

Classification	Estimated Useful Life
Artwork trading platform	5 years
Software	5 years

Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the asset based on the undiscounted future cash flows the asset is expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flow approach or, when available and appropriate, to comparable market values. As of December 31, 2024, no impairment of long-lived assets was recognized.

F-14

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Equity method investment

Entities in which the Company has the ability to exercise significant influence, but does not have a controlling interest, are accounted for using the equity method. Significant influence is generally considered to exist when the Company has voting shares representing 20% to 50%, and other factors, such as representation on the Board of Directors, voting rights and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate. Under this method of accounting, the Company records its proportionate share of the net earnings or losses of equity method investees and a corresponding increase or decrease to the investment balances. Dividends received from the equity method investments are recorded as reductions in the cost of such investments.

Long-term investments are evaluated for impairment when facts or circumstances indicate that the fair value of the long-term investment is less than its carrying value. An impairment loss is recognized when a decline in fair value is determined to be other- than-temporary. The Company reviews several factors to determine whether a loss is other-than-temporary. These factors include, but are not limited to, the: (i) nature of the investment; (ii) cause and duration of the impairment; (iii) extent to which fair value is less than cost; (iv) financial condition and near term prospects of the investment; and (v) ability to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value. No events have occurred that indicated an other-than-temporary impairment existed and therefore the Company did not record any impairment charges for its investments for the year ended December 31, 2024.

Deferred revenue

Payments received from customers before all of the relevant criteria for revenue recognition are recorded as deferred revenue.

Revenue recognition

The Company is an online provider of artwork e-commence services in China, which allows artists and art dealers and owners to access the art trading market with a wider range of artwork investors through our platforms. We currently facilitate trading by individual customers of stamps, coins, and all kinds of artwork and commodities on our online platforms in Hong Kong,

The Company generates revenue from its services in connection with the trading of artwork on its platform, primarily consisting of listing service fees, transaction fees and other revenues collected from traders (the Company’s customers).

Revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price or fees are fixed or determinable, and (iv) the ability to collect is reasonably assured. Revenue is presented in the consolidated statements of income and comprehensive income net of sales taxes.

F-15

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Listing service fees

One-time nonrefundable listing service fees are collected from traders for listing their products on the platform. The Company recognizes listing services fee ratably over the estimated period of the listing. The fees are determined by contracts with the customers as a fixed percentage of the listing price.

Transaction fee revenue

Transaction fee revenue is generally calculated based on the transaction value of artwork per transaction. Transaction value is the dollar amount of the purchase and sale of the artwork after they are listed on the Company’s platform. Transaction fee revenue is recognized when the transaction is completed.

Transaction fee revenue also includes predetermined monthly transaction fees for select traders with large transactions and are negotiated on a case by case basis. Predetermined transaction fees are recognized and earned over the specified service period.

Predetermined transaction fees received in advance of the specified service period are recorded as deferred revenue.

Marketing service fees

Marketing service fee are service fees for promoting and marketing our customers ’ artwork. Marketing service fee are determined by contract and are amortized over the service period.

Other revenues

Other revenues (including $32,065 to related parties) primarily includes other service fees for information technology consulting services. Other revenue is negotiated on a case by case basis and is recognized when the related services have been performed based on the specific terms of the contract.

F-16

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cost of revenues

Cost of revenues consist of compensation including social welfare and benefits for our IT team, online cloud service fees, storage fees, depreciation and amortization of hardware and software for our trading platform.

Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax assets and liabilities for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. Deferred tax liabilities are recognized for all future taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

Deferred tax is charged or credited in the operations of statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. PRC tax returns filed in 2024 are subject to examination by any applicable tax authorities.

F-17

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings (loss) per share

Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders of the Company by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of December 31, 2024, there were no dilutive shares.

Statutory Reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable statutory surplus reserve fund. Subject to certain cumulative limits, the statutory surplus reserve fund requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). If the Company has accumulated losses from prior periods, the Company is able to use the current period net income after tax to offset against the accumulated loss. For the year ended December 31, 2024, the Company appropriated $73,348 to the statutory reserve fund.

Employee benefits

Full-time employees of the Company are entitled to staff welfare benefits including medical care, housing funds, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees ’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans. The expense for the plans was $35,448 for the year ended December 31, 2024.

F-18

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recently issued accounting pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU No. 2015-14, “Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date for ASU 2014-09 by one year. For public entities, the guidance in ASU 2014-09 was effective for annual reporting periods beginning after December 15, 2023 (including interim reporting periods within those periods). In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. In December 2016, the FASB further issued ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” (“ASU 2016-20”), which makes minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard. These amendments have the same effective date as the new revenue standard. In September 2023, the FASB issued ASU No. 2023-13, which to clarify effective dates that public business entities and other entities were required to adopt ASC Topic 606 for annual reporting. As an “emerging growth company,” or EGC, the Company has elected to take advantage of the extended transition period provided in the Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards applicable to private companies. The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2024, including interim periods within annual reporting periods beginning after December 15, 2025. The Company is planning to adopt Topic 606 for annual reporting after December 15, 2024 and interim reporting in the first quarter of 2020 using the modified retrospective transition method, and is continuing to evaluate the impact our pending adoption of Topic 606 will have on the consolidated financial statements. The Company is in the process of evaluating the new standard against its existing accounting policies, including the timing of revenue recognition and its contracts with customers to determine the effect the guidance will have on its consolidated financial statements and what changes to systems and controls may be warranted.

F-19

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2024, and requires a modified retrospective approach to adoption assuming the Company will remain an emerging growth company at that date. Early adoption is permitted. In September 2023, the FASB issued ASU No. 2023-13, which to clarify effective dates that public business entities and other entities were required to adopt ASC Topic 842 for annual reporting. ASU No. 2023-13 also amended that all components of a leveraged lease be recalculated from inception of the lease based on the revised after tax cash flows arising from the change in the tax law, including revised tax rates. The difference between the amounts originally recorded and the recalculated amounts must be included in income of the year in which the tax law is enacted. The Company has not early adopted this update and it will become effective on January 1, 2020. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

In August 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4) Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for public business entities for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The adoption of this ASU on January 1, 2024 did not have a material effect on the Company’s consolidated financial statements.

F-20

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In July 2023, the FASB Issued ASU 2023-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815). The amendments in Part I of the Update change the reclassification analysis of certain equity-lined financial instruments (or embedded features) with down round features. The amendments in Part II of this Update re- characterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2024. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2025, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect. The Company does not believe the adoption of this ASU will have a material effect on the Company’s consolidated financial statements.

In February 2024, the FASB issued ASU 2024-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement—Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU will have a material effect on the Company’s consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Note 3 – Variable interest entity

On May 8, 2025, NYAE WFOE entered into Contractual Arrangements with Shenzhen Fair Artwork Center and its Participating Shareholders. The significant terms of these Contractual Arrangements are summarized in “Note 1 - Nature of business and organization” above. As a result, the Company classifies Shenzhen Fair Artwork Center and its subsidiaries and as VIEs.

F-21

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. NYAE, the WFOE, is deemed to have a controlling financial interest and is the primary beneficiary of Shenzhen Fair Artwork Center  because it has both of the following characteristics:

(1)	The power to direct activities at Shenzhen Fair Artwork Center that most significantly impact such entity’s economic performance, and

(2)	The obligation to absorb losses of, and the right to receive benefits from Shenzhen Fair Artwork Center that could potentially be significant to such entity.

Accordingly, the accounts of Shenzhen Fair Artwork Center and its subsidiaries are consolidated in the accompanying financial statements pursuant to ASC 810-10, Consolidation.

The carrying amounts of the VIEs ’ consolidated assets and liabilities are as follows:

December 31,
2024

Current assets	$3,532,851
Property and equipment, net	282,306
Other noncurrent assets	670,967
Total assets	4,486,124
Total liabilities	(1,781,135)
Net assets	$6,267,259

December 31,
2024
Current liabilities:
Accounts payable	$13,750
Accounts payable related party	258,406
Customer deposits	823,290
Other payables and accrued liabilities	388,266
Other payables related parties	130,842
Taxes payable	166,581
Total liabilities	$1,781,135

F-22

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The summarized operating results of the VIEs are as follows:

For the year
ended
December 31,
2024

Operating revenues	$5,352,700
Income from operations	$2,737,425
Net income	$2,694,425

Note 4 – Other receivables

Other receivables consist of the following:

December 31,
2024

Receivable from disposal of equity investment*	$427,419
Rent and utilities deposits	1,026
Employee advances and others	3,123
Total other receivables	$431,568

*Received in May 5, 2025.

Note 5 Property and equipment, net

Property and equipment consist of the following:

December 31,
2024
Electronic equipment	$57,916
Office equipment	36,243
Server room equipment	202,984
Less: accumulated depreciation	(14,837)
Total	$282,306

Depreciation expense for the year ended December 31, 2024, amounted to $15,417.

Note 6 – Intangible assets, net

Intangible assets consist of the following:

December 31,
2024

Artwork trading platform	$151,647
Software	2,168
Less: accumulated amortization	(25,455)
Total	$128,360

Amortization expenses for the year ended December 31, 2024 amounted to $25,440.

F-23

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Equity method investment

In 2024, Double Detox invested RMB 7, 140,000 (USD 1,038,017) in Mijia Storage Co., Ltd. (“Mijia”), a PRC company that engages in providing storage services, in exchange for a 34% equity interest. As the Company has significant influence over the investee through its representation on the board, the investment in Mijia was accounted for using the equity method.

On December 20, 2024, Double Detox sold 41% of its equity interest in Mijia to Shenzhen Fair appraisal Media Co., Ltd. for RMB 2,940,000 (USD 427,419), no gain or loss was recognized in the sale. The Company’s holding in Mijia was reduced to 20%. For the year ended December 31, 2024, the Company recognized $43,075 of loss from this equity investment.

In May 2025, Detox Art sold 2% of its equity interest in Mijia to Shenzhen Fair Appraisal Media Co., Ltd. for RMB 417, 647 (USD 61,418).

Note 8 – Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

December 31, 2024
Security deposit*	$290,761
Salary payable	88,452
Others	9,053
Total	$388,266

*On December 18, 2024, the Company signed a cooperation agreement with Art Work Gongzheng Culture media CO., Ltd. (“Art Work Gongzheng”) to co-develop an application to the online platform. Revenue generated from this application will be shared between Art Work Gongzheng and the Company. The Company will receive total security deposit of approximately $735,000 (RMB 5,000,000). The security deposit will be return to Art Work Gongzheng upon dissolution of the cooperation agreement.

F-24

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 – Taxes

New York

Under the current laws of the New York, the Company is not subject to tax on income or capital gains. Additionally, upon payments of dividends to the shareholders, no New York withholding tax will be imposed.

HongKong

Under the current Hong Kong Inland Revenue Ordinance, NYAE HK established in Hong Kong is subject to a 16.5% income tax on taxable income generated from operations in Hong Kong. Payments of dividends from NYAE HK to us are not subject to any Hong Kong withholding tax. The Company did not generate any revenue from operations in Hong Kong since its inception through December 31, 2024, and therefore is not subject to any income taxes in Hong Kong.

PRC

The WFOE and VIEs incorporated in the PRC are governed by the income tax laws of the PRC and the income tax provisions in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemptions may be granted on case-by-case basis.

Detox Art and Double Detox were formed and registered in Art Work in Xinjiang Provence, China in 2024. These companies will not be subject to income tax for 5 years, and after the expiration of the initial 5 year period, can obtain another two years of tax exempt status and three years at reduced income tax rate of 12.5% due to the local tax policies to attract companies in various industries.

Tax savings for the years ended December 31, 2024 amounted to $714,727. The Company’s basic and diluted earnings per shares would have been lower by $0.07 per share for the years ended December 31, 2024 without the tax exempt status.

F-25

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table reconciles China statutory rates to the Company’s effective tax rate:

December 31,
2024
China income tax rate	25.00%
Preferential tax rate reduction	(25.00)%
Effective tax rate	-%

Deferred tax assets - China

The following table summarizes the significant components of deferred tax assets.

December 31,
2024
Net operating losses	$52,719
Valuation allowance	(52,719)
Deferred tax assets, net	$-

The following table summarizes the changes in valuation allowance for deferred tax assets.

December 31, 2024
Beginning balance	$-
Additions	52,719
Ending balance	$52,719

The Company evaluated the recoverable amounts of deferred tax assets, and provided a valuation allowance to the extent that future taxable profits will be available against which the net operating loss and temporary difference can be utilized. The Company considers both positive and negative factors when assessing the future realization of the deferred tax assets and applied weigh to the relative impact of the evidences to the extent it could be objectively verified.

The Company’s NOL was mainly from the Company’s VIE and subsidiaries’ cumulative net operating losses (“NOL”) of approximately $235,000 as of December 31, 2024. Management considers projected future losses outweighs other factors and made a full allowance of related deferred tax assets.

F-26

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Uncertain tax positions

The Company evaluates each uncertain tax position including the potential application of interest and penalties based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2024, the Company did not have any significant unrecognized uncertain tax positions.

Taxes payable consist of the following:

December 31,
2024
VAT payable	$140,175
Other taxes payable	26,406
Total	$166,581

Note 10– Concentration of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. As of December 31, 2024, $1,090,501 was deposited with a bank located in the PRC. As of December 31, 2024, $926,357 was deposited with a third party platform fund account located in the PRC. These balances are not covered by insurance. While management believes that these financial institutions and third party fund holder are of high credit quality, it also continually monitors their credit worthiness.

Note 11 - Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

F-27

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280, which is facilitating e-commerce of artwork trading.

For the year
ended
December 31,
2024
Listing service fees	$274,477
Transaction fee	1,314,253
Marketing service fees	3,762,241
Other revenues*	40,294
Sales taxes	(39,565)
Total	$5,351,700

*Including $32,065 to related parties

Note 12 – Related party transaction

a. Accounts receivable – related parties consist of the following:

	Relationship	December 31, 2024
Shenzhen Gongzheng Art Trade Center Co., Ltd.	Under common control of a major shareholder of Shenzhen Fair Artwork Center	$1,817
Shenzhen Cultural Exchange Art Property Exchange Co., Ltd.	Under common control of major shareholders of Shenzhen Arts Exchange	10,904
Total		$12,721

b. Accounts payable – related party consist of the following:

		December 31,
	Relationship	2024
Mijia Storage Co., Ltd.	The Company s equity investee	258,406
Total		$258,406

Total storage services the Company obtained from its equity investee amounted to approximately $0.3 million for the year ended December 31, 2024.

c. Other payables – related party consist of the following:

Other payables – related party are those nontrade payables arising from transactions between the Company and its related party, such as payments paid on behalf of the Company.

		December 31,
	Relationship	2024
Angella Lu	Major Officer of Shenzhen Fair Artwork Center	$67,882
Total		$67,882

d. Rent payable – related party consist of the following:

	Relationship	December 31, 2024
Shenzhen Cultural Exchange Art Property Exchange Co., Ltd.	Under common control of major shareholders of Shenzhen Arts Exchange	130,842
Total		$130,842

The Company has entered into non-cancellable operating lease agreement for an office with the lease term expiring in December 2025 with a monthly rental of approximately $13,000. Total rental expense for the year ended December 31, 2024 amounted to $130,842.

F-28

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

e. Revenues – related parties consist of the following:

	Relationship	Nature	For the year ended December 31, 2024
Shenzhen Cultural Exchange Art Property Exchange Co., Ltd.	Under common control of a major shareholders of Shenzhen Fair Artwork Center	Technological service fee revenue	$10,689
Shenzhen Patriotic Culture and Art Exchange Co., Ltd.	Under common control of a major shareholder of Shenzhen Fair Artwork Center	Technological service fee revenue	10,688
Shenzhen Gongzheng Art Trade Center Co., Ltd.	Under common control of a major shareholder of Shenzhen Fair Artwork Center	Technological service fee revenue	10,688
Total			$32,065

Note 13 – Equity

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by NYAE, the WFOE, and its VIE’s Shenzhen Fair Artwork Center , Shenzhen Yanyu, Shenzhen Art Exchange, Detox Art, and Double Detox (collectively “Shenzhen Fair Artwork Center PRC entities”) only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of Shenzhen Fair Artwork Center PRC entities.

Shenzhen Fair Artwork Center PRC entities are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of their registered capital. In addition, Shenzhen Fair Artwork Center PRC entities may allocate a portion of their after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by the State Administration of Foreign Exchange (“SAFE”).

As a result of the foregoing restrictions, Shenzhen Fair Artwork Center PRC entities are restricted in their ability to transfer their net assets to the Company. Foreign exchange and other regulation in the PRC may further restrict Shenzhen Fair Artwork Center PRC entities from transferring funds to the Company in the form of dividends, loans and advances. As of December 31, 2024, amounts restricted are the net assets of Shenzhen Fair Artwork Center PRC entities, which amounted to $2,704,989.

F-29

NYAE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 – Commitments and Contingencies

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

Variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations;

(ii) the Contractual Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations ofthe WFOE and the VIEs are in compliance with existing PRC laws and regulations in all material respects. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the Contractual Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the Contractual Arrangements is remote based on current facts and circumstances.

Lease commitments

The Company has entered into two non-cancellable operating lease agreements for two office units. These office units have lease terms expiring in December 2024 and May 2025 with a monthly rental of approximately $13,000 and $2,000, respectively.

The Company’s commitments for minimum lease payment under these operating leases as of December 31, 2024 are as follows:

Minimum
lease
Twelve months ending December 31, 2024	payment
$179,300
11,147
Total minimum payments required	$190,447

Rent expense for the year ended December 31, 2024 was $153,281.

Note 15 – Subsequent Event

On May 7, 2025, the Company entered into a Sale and Purchase Agreement to acquire all outstanding equity interest of Global Arts Exchange (HK) Limited(“Global Arts Exchange”), which provides the Company’s customers with an online platform in Hong Kong. Pursuant to the terms of the Agreement, the sole shareholder of Global Arts Exchange exchanged its equity interest in Global Arts Exchange for 2,400,000 shares of ordinary shares of the New York Arts Exchange.

F-30

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. Indemnification of Directors and Officers

We are a New York exempted company. New York law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the New York courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. Recent Sales of Unregistered Securities

On May 9, 2025, NYAE GROUP INC. acquired all of the outstanding equity interests of Global Arts Exchange from its original shareholder, HK NYAE Group Limited, for consideration of 2,400,000 ordinary shares of the Company.

We believe that this share issuance was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in the issuance of the ordinary shares.

II-1

ITEM 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation*
3.2	Memorandum of Association*
3.3	Articles of Association*
107	Filing fee exhibit.

___________________________

* To be filed by amendment

† Management contract or compensatory arrangement

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ITEM 9. Undertakings

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering.

(5)(ii) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons ofthe registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shenzhen, China, on November 19, 2025.

NYAE GROUP INC.

By:	/s/ Liu Wen
Name:	Liu Wen
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of NYAE GROUP INC. hereby constitutes and appoints Liu Wen and Meng Qingxi or either of them individually, such person’s true and lawful attorneys-in- fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-1 of NYAE GROUP INC. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Liu Wen	Chief Executive Officer and Director	November 19, 2025
Liu Wen	(Principal Executive Officer)
/s/ Meng Qingxi	Director	November 19, 2025
Meng Qingxi
/s/ Angella Lu	Director	November 19, 2025
Angella Lu

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of NYAE GROUP INC. has signed this registration statement on the 19th day of  November , 2025.

/s/ Liu Wen
Name: Liu Wen
Title: Chief Executive Officer and Director

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